Exhibit 2.1

EXECUTION VERSION

STRICTLY CONFIDENTIAL

SECURITIES PURCHASE AGREEMENT

by and among

1000815816 ONTARIO INC.,

NIAGARA INVESTMENTS, LTD.,

THE SHAREHOLDERS NAMED HEREIN,

ZMC NIAGARA INVESTMENT (CANADA), LTD.,

ZMC NIAGARA INVESTMENT (CAYMAN), L.P.,

FANSEA INVESTMENTS LTD.,

UXL INVESTMENT MANAGEMENT CORPORATION,

COMMISSO TRUST,

VINCE COMMISSO,

2424886 ONTARIO LIMITED,

MOON SHADOW INC.,

JAROSZ TRUST,

STEVEN JAROSZ,

TZIA LIMITED,

NATALIE OSBORNE,

OSBORNE 2012 FAMILY TRUST

and

ZMC NIAGARA INVESTMENT (CAYMAN), L.P. and VINCE COMMISSO,

in their capacity as Sellers’ Representative

Dated as of March 11, 2024

i

i

EXHIBITS

A	—	Part I Niagara Sellers and Company Securities
A	—	Part II ZMC Seller and ZMC Blocker Securities
A	—	Part III Management Sellers and Management Holdco Securities
B	—	Part I Form of Escrow Agreement
B	—	Part II Form of Paying Agent Agreement
C	—	Working Capital Calculation

D	—	Reserved
E	—	Form of Shareholders’ Agreement
F	—	Form of Closing Certificate
G	—	Specific Policies
H	—	Reserved
I	—	Form of Release of SAR Recipients
J	—	Representations and Warranties Policy
K	—	Neil Court Payment Direction Letter
L	—	Management Holdco Reorganization

SCHEDULES

Disclosure Schedules

v

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 11, 2024, by and among 1000815816 Ontario Inc., a corporation existing under the Laws of the Province of Ontario, Canada (“Buyer”), Niagara Investments, Ltd., a corporation existing under the Laws of the Province of Ontario, Canada (the “Company”), ZMC Niagara Investment (Canada), Ltd., a corporation existing under the Laws of the Province of British Columbia, Canada (“ZMC Blocker”), Fansea Investments Ltd., a corporation existing under the laws of Ontario (“Commisso Holdco”), Tzia Limited, a corporation existing under the laws of Ontario (“Osborne Holdco”), 2424886 Ontario Limited, a corporation existing under the laws of Ontario (“Jarosz Holdco” and, together with Commisso Holdco and Osborne Holdco, the “Management Holdcos”), all of the shareholders of the Company other than ZMC Blocker and the Management Holdcos (each of whom are listed on Exhibit A Part I attached hereto) (each a “Niagara Seller” and, collectively, “Niagara Sellers”), ZMC Niagara Investment (Cayman), L.P., an exempted limited partnership formed and registered under the laws of the Cayman Islands (“ZMC Seller”), UXL Investment Management Corporation, a corporation existing under the laws of Ontario, and Commisso Trust, a trust governed by the laws of Ontario (together, the “Commisso Sellers”), Vince Commisso, solely in respect of his obligations under Section 8.12(k), Natalie Osborne, an individual resident in Ontario, and Osborne 2012 Family Trust, a trust governed by the laws of Ontario (together, the “Osborne Sellers”), Moon Shadow Inc., a corporation existing under the laws of Ontario, and Jarosz Trust, a trust governed by the laws of Ontario (together, the “Jarosz Sellers” and, together with the Commisso Sellers and the Osborne Sellers, the “Management Sellers”, and the Management Sellers together with ZMC Seller and Niagara Sellers, each a “Seller” and, collectively, “Sellers”), Steven Jarosz, solely in respect of his obligations under Section 8.12(k), and ZMC Seller and Vince Commisso, solely in their capacity as the representatives of Sellers (ZMC Seller and Vince Commisso, collectively, “Sellers’ Representative”).

BACKGROUND

A.	WHEREAS, ZMC Seller owns all of the issued and outstanding shares of capital stock of ZMC Blocker (the “ZMC Blocker Securities”).

B.

WHEREAS, (i) Commisso Sellers own all of the issued and outstanding shares in the capital of Commisso Holdco (the “Commisso Holdco Securities”); (ii) Osborne Sellers own all of the issued and outstanding shares in the capital of Osborne Holdco (the “Osborne Holdco Securities”), and (iii) Jarosz Sellers own all of the issued and outstanding shares in the capital of Jarosz Holdco (the “Jarosz Holdco Securities” and, together with the Commisso Holdco Securities and the Osborne Holdco Securities, the “Management Holdco Securities”).

C.	WHEREAS, Niagara Sellers, ZMC Blocker and Management Holdcos own, collectively, all of the issued and outstanding shares of capital stock of the Company (the “Company Securities”).

D.

WHEREAS, Niagara Sellers desire to sell to Buyer, and Buyer desires to purchase from Niagara Sellers, the Company Securities held by Niagara Sellers set out in Column two of Exhibit A Part I (the “Acquired Company Securities”), subject to the terms and conditions set forth herein.

E.

WHEREAS, ZMC Seller desires to sell to Buyer, and Buyer desires to purchase from ZMC Seller, all of the ZMC Blocker Securities (the “Acquired ZMC Blocker Securities”), subject to the terms and conditions set forth herein.

F.

WHEREAS, Management Sellers desires to sell to Buyer, and Buyer desires to purchase from the Management Sellers, all of the Management Holdco Securities (the “Acquired Management Holdco Securities” and, together with the Acquired Company Securities and the Acquired ZMC Blocker Securities, the “Acquired Securities”), subject to the terms and conditions set forth herein.

G.

WHEREAS, concurrent with the execution and delivery of this Agreement, as a condition and material inducement to Buyer to enter into this Agreement, Neil Court, the Company and Buyer have entered into the Neil Court Payment Direction Letter, which letter agreement shall be effective subject to and upon the Closing.

H.

WHEREAS, concurrent with the execution and delivery of this Agreement, as a condition and material inducement to Buyer to enter into this Agreement, the Company and each SAR Recipient who is a Seller has entered into a notice, acknowledgement and release, in the form set forth on Exhibit I, in respect of the entitlements of such SAR Recipient under the SAR Plan.

I.

WHEREAS, concurrent with the execution and delivery of this Agreement, as a condition and material inducement to Sellers to enter into this Agreement, Scholastic Inc. has entered into a guarantee agreement in favor of Sellers to guarantee the obligations of Buyer under this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Accrued Pre-Closing Taxes” means an amount (which may be a positive or negative number in the aggregate or with respect to any particular jurisdiction or Tax) equal to the excess of (y) the amount of all Pre-Closing Taxes for the Group Companies that are accrued and unpaid as of the Adjustment Time over (z) the amount of any outstanding or current Tax refund claims (excluding, for the avoidance of doubt, any such claims in respect of Production Tax Credits), outstanding or current Tax receivables, and prepayments and estimated payments of Pre-Closing Taxes made by the Group Companies prior to the Closing. Accrued Pre-Closing Taxes will be computed (a) in accordance with the past practices of the Group Companies and Section 8.12(a), (b) as if the taxable periods of the Group Companies ended at the Adjustment Time, (c) by excluding all deferred Tax liabilities and deferred Tax assets, and (d) by treating any Taxes (net of any corresponding input tax credits arising under the ETA and any similar amounts under analogous provincial or territorial sales Tax legislation) attributable to transactions or events occurring on the Closing Date outside of the ordinary course of business and prior to the Closing as being incurred prior to the Adjustment Time.

“Adjustment Escrow Amount” means, at the Closing, $5,000,000 and, following the Closing, the amount of cash in the Adjustment Escrow Account as of the date of determination, which for the avoidance of doubt includes any interest deposited into the Adjustment Escrow Account but shall be net of the amount of such interest deposits earmarked for tax distributions (if any) in accordance with the Escrow Agreement.

“Adjustment Time” means 11:59:59 pm, Eastern time, on the day immediately prior to the Closing Date.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that if the specified Person is an individual, the term “Affiliate” also includes (a) the individual’s spouse; (b) the members of the immediate family (including parents, siblings and children) of the individual or of the individual’s spouse; (c) the members of the individual’s household; and (d) any corporation, limited liability company, general or limited partnership, trust, association or other business or investment entity that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with any of the foregoing individuals; provided, further, that in no event shall any Seller, any Group Company, ZMC Blocker or Management Holdcos be considered an Affiliate of any portfolio company of any investment fund affiliated with ZMC Management, L.L.C. nor shall any portfolio company of any investment fund affiliated with ZMC Management, L.L.C. be considered an Affiliate of any Seller, any Group Company, ZMC Blocker or Management Holdco, except with respect to Section 12.12.

“BMO Consent” means written consent from the Bank of Montreal in connection with the transaction contemplated hereby as required pursuant to the Production Loans by and between Bank of Montreal and the Group Companies.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York, Toronto, Canada and Dublin, Ireland are open for the general transaction of business.

“Buyer Fundamental Representations” means Section 7.1 (Organization), Section 7.2 (Authority), Section 7.3 (Consents and Approvals; No Violations) and Section 7.7 (Brokers).

“Buyer Related Parties” means Buyer’s Related Persons.

“Canadian Group Companies” means, collectively, the Group Companies that are resident in Canada for the purposes of the Tax Act.

“Canadian Tax Credits” means, collectively, all Canadian federal and provincial or territorial film and television tax credits of any kind (including computer animation and special or visual effects tax credits or like incentives), including without limitation (a) the federal Canadian Film or Video Production Tax Credit contemplated in Section 125.4 of the Tax Act; (b) the federal Canadian Film or Video Production Services Tax Credit contemplated in Section 125.5 of the Tax Act; (c) the Ontario Film and Television Tax Credit contemplated in Section 91 of the Taxation Act (Ontario); (d) the Ontario Production Services Tax Credit contemplated in Section 92 of the Taxation Act (Ontario); (e) the Ontario Computer Animation and Special Effects Tax Credit contemplated in Section 90 of the Taxation Act (Ontario); (f) the Ontario Interactive Digital Media Tax Credit contemplated in Section 93 of the Taxation Act (Ontario); (g) any analogous Ontario tax credits provided for under the Corporations Tax Act (Ontario); and (h) any analogous tax credits provided for under the laws of any other Canadian province or territory.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136) and any administrative or other guidance published with respect thereto by any Governmental Entity.

“Closing Cash and Cash Equivalents” means cash and cash equivalents of the Group Companies, ZMC Blocker and Management Holdcos (to the extent convertible to cash within 30 days) including any received but uncleared checks, drafts and wires issued, in each case measured as of the Adjustment Time and any amounts payable to the Group Companies pursuant to the Neil Court Notes; provided, however, that Closing Cash and Cash Equivalents will be calculated net of the amount of any issued and uncleared checks, drafts or wire transfers and will exclude both Production Cash and Restricted Cash. For the avoidance of doubt, “Closing Cash and Cash Equivalents” shall include the aggregate amount of cash that is required to be held by or on behalf of the Group Companies at Closing pursuant to Section 8.21. For the further avoidance of doubt, any cash and cash equivalents of the Group Companies utilized to satisfy Company Indebtedness or Seller Expenses between the Adjustment Time and immediately prior to Closing shall be excluded from Closing Cash and Cash Equivalents.

“Closing Indebtedness” means Company Indebtedness measured as of immediately prior to the Closing.

“Closing Net Working Capital” means (A) the sum of the consolidated current assets of the Group Companies, ZMC Blocker and Management Holdcos, including Production Cash but excluding (i) any current or deferred Tax asset (other than, for the avoidance of doubt, any outstanding or current Tax refund claims in respect of Production Tax Credits, which Production Tax Credits shall be expressly included as a current asset), (ii) any asset included in computing the amount of Closing Cash and Cash Equivalents, (iii) any long-term portion of Investments in TV and Distribution Rights, (iv) Restricted Cash, (v) any and all receivables owing to Group Companies under the ZMC Blocker Notes and (vi) any current asset line item that is not expressly set forth on Exhibit C minus (B) the sum of the consolidated current liabilities of the Group Companies, ZMC Blocker and Management Holdcos (including any unused holiday or paid time off) but excluding (i) any current or deferred Tax liability, (ii) any liability included in computing the amount of Closing Indebtedness or Seller Expenses, (iii) any right of use lease assets or liabilities set forth on Schedule 1.1(a), (iv) the ZMC Blocker Note Obligations, (v) any unpaid severance obligations, (vi) any accrued or earned, but unpaid, bonus obligations and (vii) any current liability line item that is not expressly set forth on Exhibit C, each computed in accordance with Section 2.4(d), and measured as of the Adjustment Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Indebtedness” means, without duplication, the Indebtedness of the Group Companies, ZMC Blocker and Management Holdcos; provided that “Company Indebtedness” shall specifically exclude Indebtedness arising from any Production Loans and from the ZMC Blocker Note Obligations.

“Company’s Knowledge,” “to the Knowledge of the Company” and any derivations thereof means, as of the applicable date, the knowledge, after reasonable inquiry of direct reports, of Vince Commisso, Blake Tohana, Natalia Osborne, Cathal Gaffney, Lily Wang (solely with respect to the representations and warranties of the Company set forth in Article IV herein for any Group Company domesticated and conducting business in Indonesia) and Louise Cornally (solely with respect to the representations and warranties of the Company set forth in Article IV herein for any Group Company domesticated and conducting business in Ireland), none of whom will have any personal liability or obligations regarding such knowledge. For the avoidance of doubt, such knowledge will in no event encompass constructive, imputed or similar concepts of knowledge.

“Company Material Adverse Effect” means a change, effect, event or occurrence that had, either individually or in the aggregate with all other changes, effects, events or occurrences, with or without notice, lapse of time or both, a material adverse effect upon (i) the condition (financial or otherwise), business, assets, properties, liabilities, operations or results of operations of the Group Companies, taken as a whole, or (ii) the ability of the Company or any Seller to consummate the Closing; provided, however, that any adverse change, effect, event or occurrence arising from or related to (a) conditions affecting any or all of the global, United States, Canadian, Irish and Indonesian economies generally, (b) any national or international political or social conditions, including the engagement by any or all of the United States, Canada, Ireland or Indonesia in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, Canada, Ireland or Indonesia, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of any or all of the United States, Canada, Ireland or Indonesia, (c) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (d) changes in IFRS, Law or any interpretations thereof, (e) any change that is generally applicable to the industries or markets in which the Group Companies operate, (f) any natural disaster, pandemic or epidemic (including COVID-19), (g) the public announcement of the transactions contemplated by this Agreement or the identity of Buyer or any of Buyer’s Affiliates, (h) any failure by the Group Companies to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement as distinct from the underlying cause of such failure or (i) the taking of any action contemplated by this Agreement, including the consummation of the transactions contemplated hereby and thereby, in each case will not be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would be reasonably expected to occur; provided, further, that, with respect to a matter described in any of the foregoing clauses (a)-(f), such matter will only be excluded so long as such matter does not have a materially disproportionate effect on the Group Companies or the financial condition or results of operation of the Group Companies, taken as a whole, relative to other participants in the industries or markets in which the Group Companies operate.

“Competition Act” means the Competition Act (Canada) and the regulations promulgated thereunder.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of August 9, 2023, by and between 9 Story Media Group Inc. and Scholastic Inc.

“Contract” means any written legally enforceable agreement, contract, lease, license, commitment, understanding, franchise, warranty, guarantee, mortgage, note, bond, option, warrant, right or other written instrument.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlled” and “controlling” have meanings correlative thereto.

“Courtwood Consulting Agreement” means that certain Consulting Agreement, dated as of July 11, 2014, by and between 9 Story Limited and Courtwood Enterprises Ltd.

“COVID-19” means SARS-CoV-2 virus and COVID-19 disease, and any mutations thereof.

“Credit Facility” means that certain Credit Agreement (as amended, restated, amended and restated, supplemented, modified and/or otherwise supplemented from time to time), dated as of April 30, 2020, by and among 9 Story Media Group Inc., as borrower, the Company, as holdings, certain Subsidiaries of 9 Story Media Group Inc., as guarantors, Bain Capital Credit, LP, as administrative agent and as collateral agent for the lenders and the other financial institutions party thereto as lenders from time to time.

“Customers” means, with respect to the Group Companies: (i) licensees or licensors of the Development Projects and/or the Entertainment Properties or (ii) third parties that engage the development or production services of the Group Companies with respect to service productions owned by such third parties.

“Development Projects” means, collectively, all properties and projects of any nature or kind developed or co-developed by any Group Company, or in respect of which any Group Company has a right to develop, co-develop, produce or co-produce (other than the Entertainment Properties), all as more particularly listed on Schedule 4.17(d).

“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, regardless of whether subject to ERISA) and each other equity or equity-based compensation, severance, termination indemnity, employment, change of control, retention, thirteenth month, bonus, incentive, deferred compensation, retirement, life insurance, death benefit, sick pay, disability, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or welfare plan, program, policy, contract, agreement, or arrangement providing benefits to any current or former employee of any Group Company, ZMC Blocker, or Management Holdcos or their eligible dependents or beneficiaries that is maintained, sponsored, or contributed to by any Group Company, ZMC Blocker, Management Holdco or any ERISA affiliate or under which any Group Company has any liability, regardless of whether it is mandated under local Law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or noncontributory; provided that (a) any governmental plan or program requiring the mandatory payment of Taxes or contributions to a governmental fund with respect to the wages of an employee and (b) any plan or program maintained or administered by a Governmental Entity will not be considered an Employee Benefit Plan. For the avoidance of doubt, “Employee Benefit Plan” shall exclude Standard Industry Unions and Guilds or Guild Agreements.

“Enterprise Value” means $250,000,000.

“Entertainment Properties” means all audio, visual, and audiovisual production works including, without limitation, pilots, series, live action content, mini-series, movies-of-the-week, shorts, interactive content (excluding, for the avoidance of doubt, social media content used solely for marketing), and other episodic content and/or specials that have been completed or that are in production with any Group Company, and which (a) are being distributed by or on behalf of any Group Company or (b) in respect of which a Group Company has a copyright interest, distribution rights and/or a current or an ongoing economic interest.

“Environmental Laws” means all federal, state, provincial, territorial, and local statutes, regulations and ordinances concerning pollution or protection of the environment, as such of the foregoing are promulgated and in effect on the Closing Date.

“Equity Rights” means, with respect to a Person, the capital stock, share capital, membership interests, ownership interests and/or other equity or voting interests or securities, quasi-equity interests, phantom equity interests or payment rights based upon such interests (whether or not constituting securities) of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with a Group Company, would be treated as a single employer under Section 414 of the Code.

“ETA” means the Excise Tax Act (Canada), and the regulations promulgated thereunder, as amended.

“European Tax Credits” means, collectively, all United Kingdom (“UK”) and Irish Governmental Entity film and television tax incentives of any kind including (a) the tax relief available for UK film, high-end television, children’s television and animation administered by the UK Department of Culture, Media and Sport, the British Film Institute’s Certification Department and HM Revenue & Customs, and (b) the Section 481 TCA Irish tax credit for film and television productions administered by the Minister for Culture, Heritage and the Gaeltacht and Ireland’s Revenue Commissioners.

“Existing Shareholders Agreement” means that certain Second Amended and Restated Shareholders Agreement of the Company, dated as of August 17, 2015, as amended. “Foreign Benefit Plan” means each Employee Benefit Plan subject to the Laws of a jurisdiction other than the United States that is sponsored, maintained, or contributed to by any Group Company for any current or former employee of any Group Company who, at the time of participation, is or was primarily employed outside of the United States.

“Fraud” means actual and intentional fraud with respect to the making of a specific representation or warranty expressly set forth in Article III, Article IV, Article V, Article VI, or Article VII of this Agreement, committed by the Party making such express representation or warranty, and requires: (a) an intentional false representation of material fact expressly set forth in the representations and warranties set forth in this Agreement; (b) actual knowledge that such representation is false (as opposed to any fraud claim based on constructive knowledge, negligent or reckless misrepresentation); (c) a specific intention to induce the Party to whom such representation was made to rely thereon; and (d) such Party who relied thereon to suffer damage by reason of such reliance. A claim for Fraud may only be made against the Party committing such Fraud. For the avoidance of doubt, “Fraud” does not include constructive fraud, equitable fraud, promissory fraud or negligent misrepresentation or omission, or any form of fraud based on recklessness or negligence.

“GAAP” shall mean United States generally accepted accounting principles in effect as of the Closing Date.

“Generative AI Tools” means artificial intelligence technology or similar tools or models capable of automatically producing various types of content (such as source code, text, video, images, audio, and synthetic data) based on user-supplied content, inputs or prompts.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation may include its certificate and articles of incorporation, amendment or amalgamation, by-laws and any shareholders’ agreement and side letters thereto, the “Governing Documents” of a limited partnership may include its limited partnership agreement and certificate of limited partnership or limited partnership declaration and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any (a) federal, state, provincial, territorial, local, municipal, international, multinational, supranational or other government (foreign or domestic), (b) governmental or quasi-governmental entity of any nature (including any governmental agency, regulatory authority (including any stock exchange), branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal.

“Group Companies” means, collectively, the Company and each of the Company’s Subsidiaries and Third Party Equity Interests (for the avoidance of doubt, including 9 Story Media Group Inc. and its Subsidiaries but excluding ZMC Blocker and the Management Holdcos). Any reference to “Group Company” shall mean any Person included in the definition of Group Companies.

“Guild Agreements” means all arrangements, agreements or contracts to which a Group Company is subject or has been subject during the three-year period preceding the date hereof, which govern the terms and conditions of engagement with a Guild by a Group Company for its productions, including directors, writers, musicians, cast or crew.

“Heritage Opinion” means the formal, binding, ministerial opinion of the Minister of Canadian Heritage pursuant to Section 37(2) of the ICA, that, after the consummation of the transactions contemplated by this Agreement, 9 Story Media Group Inc. will be a Canadian within the meaning of the ICA.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICA” means the Investment Canada Act (Canada) and the regulations promulgated thereunder.

“IFRS” means International Financial Reporting Standards as adopted by Canada’s Accounting Standards Board; provided, however, that where context provides for IFRS as in effect on a certain date, “IFRS” shall refer to International Financial Reporting Standards as adopted by Canada’s Accounting Standards Board and in effect as of such date of determination.

“Indebtedness” means, with respect to the applicable Person, without duplication, the outstanding principal amount of, accrued and unpaid interest on, and other payment obligations (including any prepayment premiums, early termination fees or breakage amounts payable as a result of the consummation of the transactions contemplated hereby) arising under, any of the following obligations of such Person (without duplication): (a) indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security or warrant related to a debt security, in each case, as of such date, (c) indebtedness under any letters of credit, surety bonds, bankers acceptances and similar instruments, to the extent drawn and not repaid or otherwise reimbursed, (d) amounts owing as deferred purchase price for assets, property, securities or services, including all seller notes, post-Closing true-up payments, and “earn-out” payments and other similar payments, whether or not matured, whether contingent or otherwise, calculated as the maximum amount payable under or pursuant to such obligation, (e) commitments or obligations by which such Person assures a creditor against a failure to repay indebtedness for borrowed money (including contingent reimbursement obligations with respect to letters of credit, performance bonds or similar facilities in each case with respect to indebtedness for borrowed money), (f) indebtedness secured by an encumbrance on assets or properties of such Person, (g) obligations or commitments to repay deposits or other amounts advanced by and owing to third parties, (h) net obligations, which shall not be less than zero, under any interest rate, currency or other hedging agreement (for the avoidance of doubt, excluding any such agreements in respect of any Production Loans), (i) all obligations of such Person as lessee under leases that have been classified as capital or finance leases in the Financial Statements or should be, in accordance with IFRS, (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock of such Person, valued, in the case of redeemable preferred stock of such Person, at the greater of its voluntary or involuntary liquidation preference plus accrued and/or unpaid dividends, (k) the amount of all Accrued Pre-Closing Taxes, (l) any declared but unpaid dividends or other amounts owed to Sellers or their Affiliates, including any unpaid management and related fees and expenses arising from arrangements or agreements with any Seller (or any of their Affiliates) with respect to any Group Company (including, but not limited to, any fees under the Courtwood Consulting Agreement and the ZMC Advisory Agreement), (m) any outstanding settlement payment amounts (if any) as of immediately prior to the Closing (whether or not yet due and payable) pursuant to an agreed settlement in connection with (x) the settlement of the Samantha et al v. 9 Story Media Group Inc., Case No. CV23007069700000 litigation matter, (y) the settlement of Specified Matter A or (z) the settlement of Specified Matter B, and (n) all guarantees of obligations set forth in clauses (a) through (m) above of any other Person. For the avoidance of doubt, “Indebtedness” shall expressly exclude (1) any trade payables or accrued trade, vendor or supplier expenses arising in the ordinary course of business to the extent captured within Closing Net Working Capital, (2) any promissory notes or other amounts that could be payable in respect of the Group Companies’ Bali real estate to previous owners of such property, unpaid severance obligations, and accrued and unpaid bonus obligations, to the extent such liabilities, in the aggregate, do not exceed $750,000; provided, that if such liabilities in the aggregate exceed $750,000, then the excess amount of such liabilities shall be captured in the calculation of Indebtedness, (3) any Production Loans, (4) the items set forth on Schedule 1.1(a), and (5) any amounts included in the determination of Closing Net Working Capital or included in Seller Expenses (and for the further avoidance of doubt, any amounts included in the calculation of Closing Indebtedness or Seller Expenses shall be excluded from Closing Net Working Capital).

“Indonesian Subsidiaries” means PT Bali Animasi Solusi Ekakarsa and PT Bali Animation Studio.

“Intellectual Property” means intellectual property rights worldwide, that are recognized under the Laws of any jurisdiction, including, but not limited to, patents, copyright, trademarks, whether registered or unregistered, including rights in and to the following: (a) patents and utility models, (b) copyrights and copyrightable subject matter, including copyrights in Software, (c) trademarks, service marks, trade names, trade dress, insignia, slogans, logos, other similar designations of source or origin, and general intangibles of a similar nature, together with all goodwill associated therewith, (d) trade secrets, know-how and confidential information, including confidential inventions (whether or not patentable), models, designs, business or financial information, customer or technical information, and other non-public confidential information (“Trade Secrets”), (e) proprietary rights that are substantially similar to any of the foregoing rights, (f) any tangible embodiments of any of the foregoing, (g) any registrations or applications for registrations for any of the foregoing, and any provisionals, divisionals, continuations, continuations-in-part, renewals, reissuances, re-examinations and extensions of any of the foregoing (as applicable), and (h) rights to sue for past, present, and future claims including infringement, misappropriation, or dilution of any of the foregoing rights.

“Interim Shareholders’ Agreement” means the interim shareholders’ agreement of Buyer, dated on the date hereof, by and among Buyer, Scholastic Inc., Vince Commisso, Natalie Osborne and Blake Tohana.

“International Trade Laws” means all applicable (i) export control, trade and financial sanctions, customs, import, anti-terrorism and anti-boycott Laws of the United States, Canada, the Republic of Indonesia, the United Kingdom, and the European Union and its member states, including but not limited to the United States Export Control Reform Act, International Emergency Economic Powers Act, Trading with the Enemy Act, and related regulations, and (ii) trade and economic sanctions regulations and related Orders administered by OFAC.

“Investments in TV and Distribution Rights” means the balance at the relevant date of the unamortized costs of (i) completed film and television programs produced by the Group Companies, (ii) foreign language versioning and (iii) distribution rights acquired by the Group Companies.

“Irish Group Companies” means, collectively, the Group Companies that are incorporated under the laws of Ireland and governed under the Irish Companies Act 2014 or otherwise regarded as part of the Group for Irish tax purposes in accordance with the TCA.

“Irish Pension Scheme” means the New Ireland Master Trust in which Brown Bag Films Unlimited Company participates in by a Participation Agreement dated 4 November 2020.

“IT Systems” means any electronic data processing, information, recordkeeping, communications, telecommunications, account management, inventory management and other computer or information technology systems, Software, hardware, websites, applications, networks, servers, and all other information technology assets, including all data processed thereby, used in or held for use during conduct of the business of the Group Companies as currently conducted.

“Law” means any U.S. or foreign federal, national, supranational, state, provincial, territorial, municipal or local statute, law, code, rule, regulation, ordinance, constitution, treaty, Order or other requirement or rule of law (including common law) or other pronouncement of any Governmental Entity having the effect of law.

“Liabilities” includes liabilities, debts or other obligations of any nature, whether known or unknown, absolute, accrued, contingent, liquidated, unliquidated or otherwise, due or to become due or otherwise, matured or unmatured, determined or determinable, and whether or not required to be reflected on a balance sheet prepared in accordance with IFRS.

“Library Properties” means all Entertainment Properties that have been completed and delivered and that have been commercially exhibited as of or prior to the Closing Date, each of which is identified as a “Library Property” in Schedule 4.17(c).

“Licensed Intellectual Property” means all Intellectual Property that is (a) material in the conduct of the business of the Group Companies as currently conducted (b) not Owned Intellectual Property and (c) licensed to any Group Company.

“Lien” means, with respect to any asset, any mortgage, debenture, charge, pledge, security interest, encumbrance, lien, option, deed of trust, lease, easement, defect or imperfection of title, right of first refusal or first offer or charge, in each case, in the nature of security in respect of such asset.

“Loss” means collectively, any loss, Liability, out-of-pocket cost, Tax, fine, penalty, judgment, settlement, damage, or out-of-pocket expense (including interest, penalties, reasonable and documented out-of-pocket attorneys’ and advisors’ fees, reasonable and documented out-of-pocket consultants’ and experts’ fees and expenses and all amounts actually paid in investigation, defense or settlement of any matter or other Action); provided, that “Losses” shall not include any (i) punitive or exemplary damages, or (ii) indirect, incidental, consequential, or special damages in the nature of lost profits, loss of future revenue or income, loss of business reputation or opportunity, any damages based on diminution of value or any type of multiple damages, except to the extent any such Losses (i) are actually awarded to and payable by a Buyer Indemnified Party to a third party pursuant to a final non-appealable judgment of a Third Party Claim or (ii) arise from Fraud.

“Management Holdco Reorganization” means the reorganization steps of each of the Management Holdcos as set forth in the steps memo attached hereto as Exhibit L.

“Mattel Consent” means a written notice of change of control delivered by 9 Story Media Group Inc. or its Affiliates to Mattel, Inc. as required under (x) that certain License Agreement, dated as of September 28, 2015, as amended, by and among Mattel, Inc., HIT Entertainment Limited, Lyons Partnership, L.P. and 9 Story Media Group Inc. and (y) that certain Asset Purchase Agreement, dated as of September 28, 2015, between Mattel, Inc., HIT Entertainment Limited, Lyons Partnership, L.P. and 9 Story Media Group Inc., together with either (i) the absence of objection from Mattel, Inc. within 14 days of receipt of such notice or (ii) receipt by 9 Story Media Group Inc. or its Affiliates of a written consent from Mattel, Inc. in connection with the transactions contemplated by this Agreement.

“Neil Court Notes” means promissory notes made by Neil Court, as debtor, in favor of the Company, as holder, made on June 30, 2020, January 10, 2022, and May 6, 2022 respectively, in the following amounts: $714,663.07, $215,091.03 and $13,932.39.

“Neil Court Payment Direction Letter” means the payment direction letter entered into between Neil Court, the Company and Buyer concurrent with the execution and delivery of this Agreement in the form set forth on Exhibit K.

“Neil Court Receivable” means the aggregate amount payable by Neil Court to the Company pursuant to the Neil Court Notes.

“Off-the-Shelf Software” means Software made available under generally available, off-the-shelf retail shrinkwrap, clickwrap, or similar licenses.

“Open Source Software” means any Software that is licensed, distributed or conveyed as “open source software”, “free software”, “copyleft” or under a similar licensing or distribution model (including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License and any license listed at www.opensource.org).

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

“Outstanding SAR Units” means all SAR Units granted under the SAR Plan that are outstanding immediately prior to the Closing.

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by any Group Company.

“Owners” means (i) Vince Commisso in respect of the Commisso Sellers, (ii) Natalie Osborne in respect of Osborne 2012 Family Trust and any Affiliates of Natalie Osborne that may hold Equity Rights of Osborne Holdco prior to the Closing as result of the Management Holdco Reorganization and (iii) Steven Jarosz in respect of the Jarosz Sellers.

“Participations” means, with respect to the Entertainment Properties, all amounts payable to third parties (including to any Standard Industry Unions and Guilds) that are contingent on the use or exploitation of the Entertainment Properties including, without limitation, any net or gross profit participations, residuals, re-use payments, distributors’ gross receipts or like “backend” payments.

“Parties” means, collectively, Buyer, the Company, ZMC Blocker, Management Holdcos, Owners, Sellers and Sellers’ Representative.

“Paying Agent” means Shorecrest Group Ltd.

“Permitted Liens” means (a) Liens (whether statutory, inchoate or otherwise) of landlord’s, mechanic’s, materialmen’s, carriers’, repairers’ and other similar Persons arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith or that do not impair the conduct of any Group Company’s business or the present use of the affected property or asset or make such property or asset uninsurable, (b) Liens (whether statutory, inchoate or otherwise) for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date, or which are being contested in good faith and for which adequate reserves have been recorded in line items on the Financial Statements, (c) Liens, defects of title and other restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not materially detract from the value of the properties or assets they affect, (d) Liens not created by the Group Companies, ZMC Blocker or Management Holdcos that affect the underlying fee interest of any Leased Real Property or any leases of real property of ZMC Blocker or the Management Holdcos, (e) zoning, building codes and other land use restrictions, environmental regulations, survey exceptions, utility easements, rights of way, and other Liens regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the current use or occupancy of such real property or the operation of the businesses of the Group Companies, ZMC Blocker or Management Holdcos in any material respect, (f) non-exclusive licenses to Intellectual Property entered into in the ordinary course of business consistent with past practice, (g) Liens granted to any lender at the Closing in connection with any financing by Buyer of the transactions contemplated hereby or created by any of the documents to be executed in connection with the Closing or this Agreement whether prior to, at or after the Closing and Liens with respect to real property created by or resulting from the acts or omissions of Buyer or any of its Affiliates or Representatives, (h) Liens incurred in the ordinary course of business (and not in connection with any dispute or lawsuit) under Contracts involving any Entertainment Property(ies) between any Group Company(ies) and any third party(ies) pursuant to which such third party(ies) obtain(s) the right to develop, produce, market, distribute, broadcast or otherwise exploit such Entertainment Property(ies), if the collateral subject to such Lien is exclusively such Entertainment Property(ies) (or any right, title or interest therein), (i) interests and rights of any lessor, licensor or grantor for any Leased Real Property, (j) rights relating to any utility wires, sewers, poles, pipes, conduits, and appurtenances thereto, on, under or across the Leased Real Property, (k) with respect to Leased Real Property, any Lien affecting the fee interest therein, (l) Liens in favor of ACTRA Performers’ Rights Society, or any other actors Guild or similar organization granted in the ordinary course of business, (m) Liens in favor of broadcasters, distributors, co-venturers, licensors, licensees or entities, in each case, granted in the ordinary course of business or arising at law, (n) Liens securing cash management and hedging obligations incurred in the ordinary course of business, (o) Permitted Securities Liens, (p) any Liens that shall be released at or prior to the Closing, including for the avoidance of doubt Liens currently securing the obligations of the Group Companies under the Credit Facility, (q) any Liens in connection with Production Loans, (r) Liens described on Schedule 1.1(b), and (s) any conditions that may be shown by a current survey or physical inspection of real property, which do not materially impair the occupancy or use of the real property for the purposes for which it is currently used in connection with the Group Companies’ business.

“Permitted Securities Liens” means (a) any restriction on transfer arising under applicable securities Law or, to the extent such restrictions shall be released, waived or otherwise terminated in connection with the Closing, under the Governing Documents of the Group Companies, ZMC Blocker or Management Holdcos, as applicable and (b) any restriction on transfer arising under the Existing Shareholders’ Agreement or the Interim Shareholders’ Agreement.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other similar entity, whether or not a legal entity.

“Personal Data” means any information relating to an identified or identifiable natural person. An identifiable natural person is a person who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person or data that is deemed personal data, personal information or personally identifiable information under applicable Privacy Requirements.

“Pre-Closing Tax Period” means any Tax period beginning before and ending on or before the Closing Date and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.

“Pre-Closing Taxes” means any Taxes of the Group Companies to the extent allocable to a Pre-Closing Tax Period, including the portion of any Straddle Tax Period ending on the Closing Date, determined by taking into account any non-refundable credits that are available to reduce the amount of such Taxes (without duplication of any amounts otherwise included under clause (z) of the definition of Accrued Pre-Closing Taxes or otherwise taken into account in the computation of the Purchase Price). For the avoidance of doubt, “Pre-Closing Taxes” shall exclude Transfer Taxes.

“Producer’s Association” means any industry association of which a Group Company is a member, including the Canadian Media Production Association.

“Production Cash” means any cash received from Production Loans, any licensees of an Entertainment Property including, without limitation, broadcasters or steaming services, or any other external source that is intended to fund the production of an Entertainment Property but has not yet been spent by the Group Companies.

“Production Loans” means any production loans in respect of an Entertainment Property being produced, co-produced or serviced by a Group Company pursuant to which the lender interim finances all or part of the funding required in respect of the Entertainment Property and listed on Schedule 1.1(b) or otherwise entered into by any Group Company from time to time after the date of this Agreement in the ordinary course of business consistent with past practice.

“Production Properties” means all Entertainment Properties for which any Group Company has completed but not commercially exhibited, has or will have commenced but not completed production, or post-production as of or prior to the Closing Date, each of which is identified as a “Production Property” in Schedule 4.17(c).

“Production Tax Credits” means, collectively, all Canadian Tax Credits and European Tax Credits.

“Purchase Price” means (a) Enterprise Value, plus (b) the amount of Closing Cash and Cash Equivalents, plus (c) the amount (if any) by which Closing Net Working Capital exceeds Target Net Working Capital, minus (d) the amount (if any) by which Target Net Working Capital exceeds Closing Net Working Capital, minus (e) the amount of Closing Indebtedness, minus (f) the amount of Seller Expenses.

“Purchase Price Excess Cap Amount” means $5,000,000.

“Reduced Specified Indemnity Amount” means $[**].

“Registered Intellectual Property” means Intellectual Property that is registered, filed, or issued (or for which an application is pending for registration or issuance) under the authority of any Governmental Entity.

“Related Parties” with respect to a Party, means Seller Related Parties or Buyer Related Parties, as the case may be.

“Related Person” means with respect to any Person, (i) any Affiliate of such Person, (ii) any Person that serves as a director, officer, partner, executor, or trustee of such Person or an Affiliate of such Person (or in any other similar capacity), or (iii) any Person with respect to which such Person or an Affiliate of such Person serves as a general partner, managing member, or trustee (or in any other similar capacity).

**	Confidential treatment requested for redacted information

“Representatives” means, with respect to any Person, the directors, officers, managers, employees, consultants, financial advisors, attorneys, accountants or other agents of such Person.

“Restricted Cash” means (i) deposits held by third parties such as landlords, (ii) collateral related to hedging agreements or other Indebtedness, (iii) repatriation costs associated with foreign deposits (provided, however, that this item (iii) shall not apply to any cash in the United States or in Canada), (iv) cash-like items with a maturity of greater than thirty (30) days, (v) cash which may not be lawfully spent, distributed loaned or released by the Group Companies, and (vi) any other cash that Buyer or its Affiliates (including the Group Companies) will not have immediate access to the full recorded balance at the Closing because it is subject to express contractual restrictions or limitations on use or distribution by Law or Contract. For the avoidance of doubt, “Restricted Cash” shall exclude (x) the aggregate amount of cash that is required to be held by or on behalf of the Group Companies at Closing pursuant to Section 8.21 and (y) Production Cash.

“Restricted Sellers” means, collectively, Vince Commisso, Cathal Gaffney, Natalie Osborne and Steven Jarosz.

“Sanctioned Country” means Crimea, Cuba, Iran, North Korea, Syria, and since February 21, 2022, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine.

“Sanctioned Person” means any Person that is the target of trade or financial sanctions or export controls, including but not limited to (i) any Person listed on any sanctions or export control-related list under applicable International Trade Laws, including but not limited to the US Treasury Department’s Office of Foreign Assets Control (“OFAC”) List of Specially Designated Nationals and Blocked Persons, the OFAC Sectoral Sanction List, any other sanctions-related list maintained by OFAC or the US Department of State, the US Commerce Department’s Entity List, Denied Persons List, or Unverified List, the EU Consolidated Financial Sanctions List, the UK Office of Financial Sanctions Implementation Sanctions List, or any other similar restricted party list maintained by relevant regulators under applicable International Trade Laws, (ii) any Person located, organized or resident in a Sanctioned Country, (iii) any government of a Sanctioned Country and the government of Venezuela, (iv) any Person 50% or more owned or otherwise controlled by any of the foregoing.

“SAR Payments” means the aggregate of all payments necessary to settle the Outstanding SAR Units, assuming the acceleration of the vesting of all unvested Outstanding SAR Units immediately prior to Closing.

“SAR Plan” means the Company’s Second Amended and Restated Share Appreciation Rights Plan, dated as of February 7, 2019.

“SAR Recipients” means the individuals entitled to receive the SAR Payments.

“SAR Units” means the share appreciation right units under the SAR Plan.

“Schedules” means the disclosure schedules to this Agreement delivered by Sellers, the Company, ZMC Blocker and Management Holdcos to Buyer simultaneously with the execution and delivery of this Agreement.

“Seller Expenses” means, without duplication, the collective amount due and payable, subject to reimbursement or otherwise incurred (or to be incurred, whether accrued for or not) by the Group Companies, ZMC Blocker and Management Holdcos, to the extent unpaid as of immediately prior to the Closing, for fees, expenses, costs or charges as a result of the contemplation, negotiation, efforts to consummate or consummation of the transactions contemplated by this Agreement, including for the avoidance of doubt the Management Holdco Reorganization, and any Ancillary Documents with Buyer, including (a) all out-of-pocket fees, costs and expenses incurred by any of the Group Companies, ZMC Blocker, Management Holdcos or by or on behalf of Sellers in connection with the consummation of the transactions contemplated by this Agreement and any Ancillary Documents, for brokerage, commissions, finder fees, and service provider fees, including, but not limited to, the fees and expenses of Sidley, Goodmans, Barclays Capital Canada Inc., McCarthy Tetrault and any other legal, accounting and financial advisors relating thereto and (b) all transaction-related change of control, retention, severance and similar compensatory payments made to any current or former director, officer, or employee of any Group Company, ZMC Blocker or Management Holdcos as a result of or in connection with the consummation of the transactions contemplated by this Agreement (for the avoidance of doubt, this clause (b) includes the SAR Payments, including any SAR Payment that is forfeited and instead paid out as a bonus pursuant to Section 8.1(f); provided that each such bonus payment pursuant to Section 8.1(f) that is included in calculating the amount of Seller Expenses shall be included without duplication and thus shall be included only as a SAR Payment for purposes of calculating the amount of Seller Expenses and not as both a SAR Payment and a bonus) (but excluding any such payment that is paid only upon a termination of employment or engagement of such director, officer or employee on or after the Closing Date or pursuant to an arrangement adopted by, or at the direction of, Buyer or any of its Affiliates) and, without duplication, the employer portion of any Taxes related thereto which, for the avoidance of doubt, does not include any income taxes or the employee portion of any Taxes, in each case, that are withheld by the employer; provided, however, that for the avoidance of doubt, in no event shall Seller Expenses include (i) fees, costs or expenses incurred by the Group Companies, ZMC Blocker or Management Holdcos after the date hereof at the written request of Buyer and/or any of its Affiliates, (ii) fees, costs or expenses incurred by any of Buyer and/or any of its Affiliates or any of their respective debt or equity financing sources or other Representatives, regardless of whether any such fees, costs or expenses may be paid by any of the Group Companies, ZMC Blocker, Management Holdcos or any Sellers, (iii) any fees, costs or expenses of employees of the Group Companies, ZMC Blocker or Management Holdcos to be paid or reimbursed by Buyer and/or any of its Affiliates (including the Company or its Subsidiaries after the Closing) in connection with such employee’s post-Closing employment, compensation or equity participation arrangements or otherwise, or (iv) any fees, costs or expenses of the Paying Agent, the premium for any D&O Tail Policy purchased pursuant to Section 8.10(b) of this Agreement, and any Transfer Taxes that are imposed on any of the Parties by any Governmental Entity in connection with the transactions contemplated hereby.

“Seller Fundamental Representations” means Section 3.1 (Organization), Section 3.2 (Authority), Section 3.5 (Brokers), Section 3.6 (Acquired Securities), Section 4.1 (Organization and Qualification), Section 4.2 (Capitalization), Section 4.3 (Authority), Section 4.21 (Brokers), Section 4.26 (Holding Company), Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization), Section 5.3 (Authority), Section 5.5 (Holding Company), Section 5.8 (Brokers), Section 6.1 (Organization), Section 6.2 (Capitalization), Section 6.3 (Authority), Section 6.5 (Holding Company), and Section 6.8 (Brokers).

“Seller Related Parties” means each Seller’s Related Persons.

“Seller Reserve Amount” means $1,000,000.

“Shareholders’ Agreement” means the shareholders’ agreement of Buyer, dated on the Closing Date, by and among Buyer, Scholastic Inc., Vince Commisso, Natalie Osborne and Blake Tohana, in the form set forth on Exhibit E.

“Software” means software, firmware and computer programs and applications (including source code, executable or object code, architecture, algorithms, data files, computerized databases, plugins, libraries, subroutines, tools and APIs) and all related specifications and documentation.

“Specified Indemnity Escrow Amount” means, at the Closing, [**], as adjusted pursuant to Section 2.3(b)(vi), and, following the Closing, the amount of cash in the Specified Indemnity Escrow Account as of the date of determination, which for the avoidance of doubt includes any interest deposited into the Specified Indemnity Escrow Account but shall be net of the amount of such interest deposits earmarked for tax distributions (if any) in accordance with the Escrow Agreement.

“Specified Matter A” means the first item set forth on Schedule 4.13.

“Specified Matter B” means the second item set forth on Schedule 4.13.

“Specified Matters” means Specified Matter A and Specified Matter B.

“Standard Industry Unions and Guilds” means film or television industry unions and guilds whose members work on Entertainment Properties and whose collective agreements or similar agreements are binding upon any Group Company, including any applicable talent guilds in Canada (including Writers Guild of Canada, Directors Guild of Canada, Alliance of Canadian Cinema Television and Radio Artists, Union of British Columbia Performers and their equivalents in any jurisdiction outside of Canada, where applicable). “Guild” means a trade or industry group, association, union or collective for personnel engaged in content creation and production, including directors, writers, musicians, cast or crew, including, where applicable, any affiliated pensions or health plans.

“Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends after the Closing Date.

**	Confidential treatment requested for redacted information.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons will be allocated a majority of such business entity’s gains or losses or will be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” will include all Subsidiaries of such Subsidiary.

“Target Net Working Capital” means $10,480,831 plus the Target Net Working Capital Modifier.

“Target Net Working Capital Modifier” means (x) solely in the event any of the accounts payable set forth on Schedule 1.1(c) are settled in full (i.e., are no longer a current liability of the Group Companies) prior to the Closing Date, an amount equal to (1) the aggregate face value of such settled in full accounts payable (which face values are set forth on Schedule 1.1(c)), minus (2) the aggregate amount actually paid by the Group Companies prior to the Closing Date to settle in full such accounts payable, or (y) $0. Notwithstanding the foregoing, in no event will the Target Net Working Capital Modifier be less than $0.

“Tax” or “Taxes” means (i) any and all taxes, duties, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever in the nature of a tax imposed by any Governmental Entity, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, provincial sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment, unemployment, underemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export, and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions and including any deemed overpayment of Taxes in respect of the Canada Emergency Wage Subsidy and/or the Canada Emergency Rent Subsidy under section 125.7 of the Tax Act or the Temporary Wage Subsidy under subsection 153(1.02) of the Tax Act; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity on or in respect of amounts of the type described in clause (i) above or this clause (ii); and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period.

“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended.

“Tax Return” means all returns, reports, declarations, statements, claims, renditions, elections, notices, designations, schedules, forms or written information of, or in respect of, Taxes that are, or are required to be, filed with or supplied to any taxing authority, and including any amendment thereof.

“TCA” means the Taxes Consolidation Act 1997 of Ireland, as amended.

“Third Party Equity Interests” means the entities listed on Schedule 4.2(d)(i).

“Transfer Taxes” means sales, bulk sales, use, value added, goods and services, documentary, transfer, stamp, real property transfer, conveyances, recording, notarial, excise, registration or similar Taxes, fees or charges (together with any interest, penalties or additions in respect thereof) imposed by any Tax authority as a result of, or payable or collectible or incurred in connection with, this Agreement. For the avoidance of doubt, “Transfer Taxes” shall not include (a) any income, gains, franchise, or similar Taxes or (b) any withholding Taxes that apply to amounts payable in connection with this Agreement.

“VAT” means (i) within the European Union such taxation as may be levied in accordance with (but subject to derogation from) Council Directive 2006/112/EC and any tax of a similar nature introduced in substitution or in addition to such tax, and (ii) outside the European Union any taxation levied by reference to added value or sales.

“ZMC Advisory Agreement” means that certain Advisory Agreement, dated as of July 11, 2014, by and between Niagara Acquisition Ltd. and ZM Capital Advisors, L.L.C.

“ZMC Blocker Note Obligations” means the repayment obligations of ZMC Blocker in favor of the Company under the ZMC Blocker Notes.

“ZMC Blocker Notes” means that certain (a) Demand Promissory Note issued by ZMC Blocker to the Company, in the principal amount of $5,382,983.97, (b) Demand Promissory Note issued by ZMC Blocker to the Company, in the principal amount of $348,679.55 and (c) Demand Promissory Note issued by ZMC Blocker to the Company in the principal amount of $18,561,261.16.

Section 1.2 Other Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Accounting Firm	Section 2.4(b)(ii)
Action	Section 4.13
active fraud	Section 8.14(c)
Acquired Company Securities	Recital
Acquired Management Holdco Securities	Recital
Acquired Securities	Recital
Acquired ZMC Blocker Securities	Recital
Additional Management Holdco Financial Statements	Section 6.9(b)
Adjustment Escrow Account	Section 2.3(b)(vi)
Agreement	Preamble
Ancillary Documents	Section 3.2
ASPE	Section 6.9(a)
Audited Balance Sheet	Section 4.5(a)

Blocker Financial Statements	Section 5.9(a)
Buyer	Preamble
Buyer Indemnified Parties	Section 9.2
Buyer Plans	Section 8.11(a)
Buyer Released Parties	Section 8.13(b)
Buyer Releasors	Section 8.13(a)
Calculations	Exhibit G
claim	Section 7.5
Closing	Section 2.2
Closing Date	Section 2.2
Closing Statement	Section 2.4(b)(i)
Closing Statement Due Date	Section 2.4(b)(i)
Commisso Holdco	Preamble
Commisso Holdco Securities	Recital
Commisso Sellers	Preamble
Company	Preamble
Company Latest Balance Sheet	Section 4.5(a)
Company Securities	Recital
Company Software	Section 4.17(j)
Continuing Employee	Section 8.11(a)
Credit Facility Pay-off Letter	Section 10.2(g)
CSIR	Section 8.9(b)
D&O Tail Policy	Section 8.10(b)
debt	Section 7.5
Direct Claim	Section 9.3(c)
Escrow Agent	Section 2.3(b)(vi)
Escrow Agreement	Section 2.3(b)(vi)
Estimated Closing Statement	Section 2.4(a)
Estimated Purchase Price	Section 2.4(a)
Final Purchase Price	Section 2.4(c)(i)
Financial Statements	Section 4.5(a)
FLSA	Section 4.18(i)
Foreign Compeition Laws	Section 3.3
Goodmans	Section 12.16
Group Company IP	Section 4.17(a)
IRS	Section 4.15(a)
Jarosz Holdco	Preamble
Jarosz Holdco Securities	Recital
Jarosz Sellers	Preamble
Latest Balance Sheet Date	Section 4.5(a)
Latest Balance Sheets	Section 4.5(a)
Latest ZMC Balance Sheet	Section 5.9(a)
Leased Real Property	Section 4.20(b)
Management Holdco Financial Statements	Section 6.9(a)
Management Holdco Securities	Recital
Management Holdcos	Preamble

Management Sellers	Preamble
Material Contracts	Section 4.11(a)
Material Customers	Section 4.22(a)
Material Vendor	Section 4.11(a)(vi)
Niagara Sellers	Preamble
Objection	Section 2.4(b)(ii)
Objection Notice	Section 2.4(b)(ii)
Offsetting Amounts	Section 9.4
Osborne Holdco	Preamble
Osborne Holdco Securities	Recital
Outside Date	Section 11.1(f)
Outstanding Specified Indemnity Claims	Section 9.2(a)
Owned Domain Names	Section 4.17(a)
Owned Registered Intellectual Property	Section 4.17(a)
Pay-off Amount	Section 10.2(g)
Payment Schedule	Section 2.4(a)
Pensions Act	Section 4.15(l)
Permits	Section 4.14
Privacy Requirements	Section 4.17(l)
Proposed Resolution	Section 2.4(b)(ii)
Purchase Price Excess	Section 2.4(c)(i)
Real Property Lease	Section 4.20(b)
Reference Date	Section 4.14
Representations and Warranties Policy	Section 8.15
Restricted Period	Section 8.23(a)
Restricted Target	Section 8.23(a)
Securities Act	Section 7.6
Seller Released Parties	Section 8.13(a)
Seller Releasors	Section 8.13(b)
Sellers	Preamble
Sellers’ Representative	Preamble
Sidley	Section 12.16
Shortfall	Section 2.4(c)(ii)
Social Media Accounts	Section 4.17(a)
Solvent	Section 7.5
Specific Policies	Section 2.4(d)
Specified Indemnity Escrow Account	Section 2.3(b)(vi)
Specified Indemnity Survival Period	Section 9.2(a)
SR Agreements	Section 8.14(a)
Third Party Claim	Section 9.3(a)
U.S. C-Corp Group Company	Section 4.19(cc)
Voting Company Debt	Section 4.2(c)
Voting Management Holdco Debt	Section 6.2(b)
Voting ZMC Blocker Debt	Section 5.2(b)
WARN Act	Section 4.18(l)
willful and intentional breach	Section 11.2

ZMC Blocker	Preamble
ZMC Blocker Securities	Recital
ZMC Seller	Preamble

ARTICLE II

PURCHASE AND SALE

Section 2.1 Sale of Acquired Securities. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer will purchase from Sellers, and Sellers will sell to Buyer, all of the Acquired Securities for the consideration specified in this Article II.

Section 2.2 Closing of the Transactions Contemplated by this Agreement. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at 10:00 a.m., Eastern time, on the fifth (5th) Business Day after satisfaction (or waiver) of the conditions set forth in Article X (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party) remotely via the exchange of documents and signatures, unless another time, date or place is agreed to in writing (e-mail being sufficient) by Buyer and Sellers’ Representative. The date of the Closing is referred to herein as the “Closing Date.”

Section 2.3 Closing Deliveries.

(a) Closing Deliveries by the Company. At or prior to the Closing, the Company (including on behalf of ZMC Blocker, Management Holdcos, Sellers or Sellers’ Representative (as applicable)) will deliver or cause to be delivered to Buyer:

(i) (A) original share certificates (or if such certificate shall have been lost, stolen or destroyed, a customary affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed) representing the Acquired Company Securities, together with executed share transfer powers duly executed by the applicable Niagara Sellers, and (B) an extract of the share register of the Company as of immediately prior to the Closing;

(ii) (A) original share certificates (or if such certificate shall have been lost, stolen or destroyed, a customary affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed) representing the ZMC Blocker Securities, together with an executed share transfer power duly executed by ZMC Seller, and (B) an extract of the share register of ZMC Blocker as of immediately prior to the Closing;

(iii) (A) original share certificates (or if such certificate shall have been lost, stolen or destroyed, a customary affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed) representing the Management Holdco Securities, together with executed share transfer powers duly executed by the applicable Management Seller, and (B) an extract of the share register of each Management Holdco as of immediately prior to the Closing;

(iv) a certificate, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date and duly executed by an authorized officer of ZMC Seller, certifying that attached thereto are true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of ZMC Seller, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which ZMC Seller is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of ZMC Seller is required to approve this Agreement and for ZMC Seller to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked;

(v) a certificate, in a form and substance reasonably satisfactory to Buyer, dated as of the Closing Date and duly executed by an authorized officer of ZMC Blocker certifying that attached thereto are (1) true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of ZMC Blocker, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which ZMC Blocker is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of ZMC Blocker is required to approve this Agreement and for ZMC Blocker to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked and (2) a good standing certificate or equivalent document, as applicable, of ZMC Blocker, as applicable, dated within 10 Business Days prior to the Closing Date (or such longer period as may be necessary under local Law in foreign jurisdictions);

(vi) certificates, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date and duly executed by an authorized officer of each Management Seller, certifying that attached thereto are true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of such Management Seller, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which such Management Seller is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of such Management Seller is required to approve this Agreement and for such Management Seller to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked;

(vii) certificates, in a form and substance reasonably satisfactory to Buyer, dated as of the Closing Date and duly executed by an authorized officer of each Management Holdco certifying that attached thereto are (1) true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of the applicable Management Holdco, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which such Management Holdco is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of such Management Holdco is required to approve this Agreement and for such Management Holdco to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked and (2) a good standing certificate or equivalent document, as applicable, of each Management Holdco, as applicable, dated within 10 Business Days prior to the Closing Date (or such longer period as may be necessary under local Law in foreign jurisdictions);

(viii) a certificate, in a form and substance reasonably satisfactory to Buyer, dated as of the Closing Date and duly executed by an authorized officer of the Company certifying that attached thereto are (1) true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of the Company, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which the Company is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of the Company is required to approve this Agreement and for the Company to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked, (2) true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of the Company, effective as of no later than one Business Day prior to the Closing, approving the termination of the SAR Plan in accordance with its terms and in compliance with the requirements of applicable Law, and (3) a good standing certificate or equivalent document, as applicable, of the Company, as applicable, dated within 10 Business Days prior to the Closing Date (or such longer period as may be necessary under local Law in foreign jurisdictions);

(ix) written resignations, in a form reasonably acceptable to Buyer, of each of the directors or managers of each Group Company (other than the Third Party Equity Interests), ZMC Blocker or Management Holdco listed on Schedule 2.3(a)(ix) unless otherwise specified by Buyer at least three Business Days prior to the Closing Date;

(x) a counterpart of the Escrow Agreement duly executed by Sellers’ Representative;

(xi) a counterpart of the Paying Agent Agreement duly executed by Sellers’ Representative and the Company;

(xii) counterparts of the Shareholders’ Agreement duly executed by those certain shareholders of the Company listed on the signature pages thereto (other than Buyer);

(xiii) fully executed notices, acknowledgements and releases in the form set forth on Exhibit I in respect of each SAR Recipient who is a Seller;

(xiv) the officers’ certificates provided for in Section 10.2(d), Section 10.2(e) and Section 10.2(f);

(xv) the fully executed Credit Facility Pay-Off Letter;

(xvi) duly executed copies of all documents executed or entered into in connection with the Management Holdco Reorganization required under Section 8.22 and the Additional Management Holdco Financial Statements under Section 8.25;

(xvii) termination agreements, each in a form reasonably acceptable to Buyer, in respect of the Courtwood Consulting Agreement and the ZMC Advisory Agreement; and

(xviii) the Mattel Consent and the BMO Consent.

(b) Closing Deliveries by Buyer. At the Closing, Buyer will:

(i) pay, or cause to be paid, on behalf of the relevant Group Company, the Seller Expenses (excluding the SAR Payments), in each case, that remain unpaid as of the Closing, in accordance with the Estimated Closing Statement by wire transfer of immediately available funds to the accounts specified on the Estimated Closing Statement (and for which invoices have been provided to Buyer no later than three Business Days prior to the Closing Date);

(ii) (A) in respect of each SAR Recipient (other than any SAR Recipient who is subject to United States Tax withholding in respect of the SAR Payment to which they are entitled) who prior to the Closing has delivered a duly executed notice, acknowledgement and release in the form set forth on Exhibit I, (1) pay to the Paying Agent, on behalf of the relevant Group Company, the sum of the SAR Payments (less any applicable withholding Taxes) that remain unpaid to such SAR Recipients as of the Closing in accordance with the Estimated Closing Statement by wire transfer of immediately available funds to the account specified on the Estimated Closing Statement and (2) withhold in a segregated bank account of the Buyer an amount equal to the applicable withholding Taxes deducted from the payments provided for under the foregoing subclause (1), (B) in respect of each SAR Recipient who is subject to United States Tax withholding in respect of the SAR Payment to which they are entitled and who prior to the Closing has delivered a duly executed notice, acknowledgement and release in the form set forth on Exhibit I, deposit the sum of the SAR Payments that remain unpaid to such SAR Recipient as of Closing in accordance with the Estimated Closing Statement into a segregated bank account of the Buyer and as soon as practicable after Closing cause the sum of such SAR Payments (less any applicable withholding Taxes) that remain unpaid to such SAR Recipients as of the Closing to be paid to such SAR Recipients through the regular payroll of the applicable Group Company; and (C) in respect of each SAR Recipient who has not delivered a duly executed notice, acknowledgement and release in the form set forth on Exhibit I, pay to the relevant

Group Company the sum of the SAR Payments that remain unpaid to such SAR Recipients as of the Closing in accordance with the Estimated Closing Statement by wire transfer of immediately available funds, such SAR Payments provided for under this subclause (C) to be paid to the applicable SAR Recipient by the applicable Group Company (and in the case of any SAR Recipient who is a current or former employee of a Group Company, such payment to be made via payroll and less any applicable withholding Taxes) as soon as reasonably practicable after the Closing Date and delivery of such SAR Recipient of a duly executed notice, acknowledgement and release in the form set forth on Exhibit I;

(iii) repay, or cause to be repaid, on behalf of the relevant Group Company, (A) the Closing Indebtedness of the Group Companies under the Credit Facility in accordance with the Credit Facility Pay-off Letter, (B) any other Closing Indebtedness other than under the Credit Facility (if any), in each case as marked on the Estimated Closing Statement as to be paid off at Closing, by wire transfer of immediately available funds to the accounts specified on the Estimated Closing Statement;

(iv) pay to the Paying Agent an amount equal to (v) the Estimated Purchase Price less (w) the Specified Indemnity Escrow Amount less (x) the Adjustment Escrow Amount less (y) the Seller Reserve Amount less (z) the Neil Court Receivable, in immediately available funds in accordance with the payment instructions set forth in the Estimated Closing Statement and the Payment Schedule, for further distribution by the Paying agent to each Seller in accordance with such Seller’s pro rata share (as set forth on the Payment Schedule); provided, that the Sellers acknowledge and agree that once Buyer and/or one of its Affiliates makes such payment to the Paying Agent, the Sellers will look solely to the Paying Agent and will not make any claims against Buyer (including any Claims against Paying Agent in respect of which Buyer will be required to provide indemnification pursuant to the Paying Agent Agreement) with respect to such amount paid to the Paying Agent at Closing, including any claim that any of such Seller’s pro rata share in the Estimated Purchase Price at Closing has been miscalculated or misallocated or that they were paid an improper amount at Closing under this Agreement; provided, however, that this sentence shall not be deemed to limit any Seller’s rights pursuant to Section 2.4 of this Agreement;

(v) pay to the Company, on behalf of Neil Court and in full repayment and satisfaction of the Neil Court Notes, the Neil Court Receivable, by wire transfer of immediately available funds to the account specified in the Neil Court Payment Direction Letter;

(vi) deposit the Adjustment Escrow Amount at the Closing into an escrow account (the “Adjustment Escrow Account”), and the Specified Indemnity Escrow Amount at the Closing into an escrow account (the “Specified Indemnity Escrow Account”), in each case to be established and maintained by Shorecrest Group Ltd. (the “Escrow Agent”) pursuant to an escrow agreement, substantially in the form attached hereto as Exhibit B Part I (the “Escrow Agreement”), to be entered into on the Closing Date by Sellers’ Representative, Buyer and the Escrow Agent; provided, that, if Specified Matter A is settled in full prior to Closing and such settlement includes a full and final release of all liability of the applicable Group Company in respect of Specified Matter A, but Specified Matter B has not been so settled in full prior to Closing, then the Specified Indemnity Escrow Amount shall instead automatically be the Reduced Specified Indemnity Amount; provided, further, that if both Specified Matters are settled in full prior to Closing and each such settlement includes a full and final release of all liability of the applicable Group Company in respect of the applicable Specified Matter, then there shall be no such deposit with the Escrow Agent in respect of the Specified Indemnity Escrow Account and the Specified Indemnity Escrow Amount shall instead automatically be $0;

(vii) pay to Sellers’ Representative the Seller Reserve Amount;

(viii) deliver to Sellers’ Representative counterparts of the Escrow Agreement duly executed by Buyer and the Escrow Agent;

(ix) deliver to Sellers’ Representative counterparts of the paying agent agreement, substantially in the form attached hereto as Exhibit B Part II (the “Paying Agent Agreement”) duly executed by Buyer and the Paying Agent;

(x) deliver to Sellers’ Representative the officer’s certificate provided for in Section 10.3(c);

(xi) deliver to Sellers’ Representative a counterpart of the Shareholders’ Agreement duly executed by Buyer and Scholastic Inc.; and

(xii) deliver to Sellers’ Representative a certificate, in a form and substance reasonably satisfactory to Sellers’ Representative, dated as of the Closing Date and duly executed by an authorized officer of Buyer certifying that attached thereto are (1) true, complete and correct copies of the resolutions adopted by the board of directors or equivalent governing body of Buyer, effective as of the date of this Agreement, (x) approving the execution, delivery and performance of this Agreement and any Ancillary Document to which Buyer is a party, and the transactions contemplated hereby and thereby, and (y) stating that no additional vote of the equityholders of Buyer is required to approve this Agreement and for Buyer to consummate the transactions contemplated hereby, which resolutions shall not have been modified, rescinded or revoked and (2) a good standing certificate or equivalent document, as applicable, of Buyer, dated within 10 Business Days prior to the Closing Date (or such longer period as may be necessary under local Law in foreign jurisdictions).

All payments made by Buyer pursuant to this Section 2.3(b) will be made by wire transfer of immediately available funds to the accounts specified by the Company or Sellers’ Representative (as applicable) set forth in the Estimated Closing Statement.

Section 2.4 Purchase Price.

(a) Estimated Purchase Price. No later than the fifth Business Day prior to the Closing, the Company will deliver to Buyer (i) a statement (the “Estimated Closing Statement”) setting forth Sellers’ good faith estimates of the amounts of Closing Net Working Capital, Closing Cash and Cash Equivalents, Closing Indebtedness and Seller Expenses, together with a calculation of the Purchase Price (the “Estimated Purchase Price”) based on such estimates, together with related supporting documentation and calculations, and (ii) a schedule (the “Payment Schedule”) setting forth each Seller’s pro rata share of the Estimated Purchase Price and designating the Paying Agent’s account to which the Purchase Price due to Sellers shall be paid by Buyer at Closing (to be further distributed by the Paying Agent to each Seller in accordance with such Seller’s pro rata share as set forth on the Payment Schedule). Buyer shall be entitled to review, comment on and propose reasonable changes in writing (email being sufficient) to the estimated amounts in the Estimated Closing Statement, and the Sellers shall provide Buyer and its Representatives, with reasonable access, at reasonable times following prior written notice (such access not to unreasonably disrupt the business and operations of the Group Companies), to the relevant officers, and relevant and non-privileged financial books and records of the Group Companies, in each case, to the extent reasonably necessary to verify the accuracy of such estimated amounts, and in each case, excluding any materials that are subject to attorney-client privilege; provided, however, that, for the avoidance of doubt, no such review, comment, proposal of changes or access shall hinder or delay the Closing. The Company shall consider in good faith Buyer’s proposed changes that are received by the Company in writing (email being sufficient) by the date that is not later than one Business Day prior to the Closing, to the amounts in the Estimated Closing Statement; provided, that, for the avoidance of doubt, the Company shall not be required to make any of Buyer’s proposed changes. In the event of any dispute between Buyer and the Company on the Estimated Closing Statement, the Estimated Closing Statement delivered by the Company to Buyer shall govern for purposes of the amounts to be paid at Closing. The Estimated Closing Statement and the determinations and calculations contained therein will be prepared in accordance with the accounting procedures set forth in this Agreement, including Section 2.4(d). For the avoidance of doubt, adjustments may be made to the Estimated Closing Statement any time prior to Closing to account for any changes due to the passage of time (e.g., increases in Seller Expenses) or per diems in connection with any payoff letters and any such adjustments shall not require the delivery of a new Estimated Closing Statement (or new invoices) at least three Business Days prior to the Closing or in any other way delay the Closing.

(b) Determination of Final Purchase Price.

(i) As soon as reasonably practicable, but no later than 120 days after the Closing Date (the “Closing Statement Due Date”), Buyer will prepare and deliver to Sellers’ Representative a statement (the “Closing Statement”) setting forth Buyer’s good faith determination of the actual amounts of Closing Net Working Capital, Closing Cash and Cash Equivalents, Closing Indebtedness and Seller Expenses, together with a calculation of the Purchase Price based on such amounts and with related supporting documentation and calculations. The Closing Statement and the determinations and calculations contained therein will be prepared in accordance with the accounting procedures set forth in Section 2.4(d). If the Closing Statement has not been delivered by the Closing Statement Due Date, then the Estimated Closing Statement shall be automatically deemed to be the Closing Statement (and to have been received by Sellers’ Representative on the Closing Statement Due Date for purposes of Section 2.4(b)(ii)).

(ii) Within 45 days following receipt by Sellers’ Representative of the Closing Statement, Sellers’ Representative may deliver written notice (an “Objection Notice”) to Buyer specifying in reasonable detail any dispute it has with respect to the preparation or content of the Closing Statement, which Objection Notice shall include Sellers’ Representative’s alternative calculations with respect to each disputed component of the Closing Statement along with the basis for each disputed item and amount, together with related supporting documentation and calculations. Any amount, determination or calculation contained in the Closing Statement and not disputed in a timely delivered Objection Notice will be final, conclusive and binding on the Parties, absent manifest error. If Sellers’ Representative does not deliver an Objection Notice with respect to the Closing Statement within such 45-day period, or if Sellers’ Representative notifies Buyer in writing prior to the end of such period that Sellers’ Representative waives its rights to dispute the Closing Statement, then the Closing Statement will be final, conclusive and binding on the Parties, absent manifest error. If an Objection Notice is timely delivered within such 45-day period, Buyer and Sellers’ Representative will negotiate in good faith to resolve each dispute raised therein (each, an “Objection”). If Buyer and Sellers’ Representative, notwithstanding such good faith efforts, fail to resolve all Objections within 30 days after Sellers’ Representative delivers the Objection Notice, then Buyer and Sellers’ Representative will jointly engage an unconflicted, nationally-recognized accounting firm mutually acceptable to and selected by each of Buyer and Sellers’ Representative, acting reasonably (the “Accounting Firm”) to resolve such disputes (acting as an expert and not an arbitrator) in accordance with this Agreement (including Section 2.4(d)) as soon as practicable thereafter (but in any event within 30 days after engagement of the Accounting Firm). At or prior to such engagement, each of Buyer and Sellers’ Representative shall submit to the Accounting Firm such Party’s computation of the Purchase Price, based on such Party’s position with respect to the matters that are the subject of the Objections (such Party’s “Proposed Resolution”). The objective of the selection of the Accounting Firm is to retain a competent party with individuals within such organization who have expertise in resolving disputes of the nature contemplated in this Section 2.4(b) and which Accounting Firm does not have to the extent possible a material relationship with Buyer or Sellers’ Representative and which individuals do not have individual conflicts or material or prospective relationships with Buyer or Sellers’ Representative. Buyer and Sellers’ Representative will request that the Accounting Firm deliver a written report containing its calculation of the disputed Objections within such 30-day period. The Accounting Firm will only consider those items and amounts set forth in the Closing Statement or that Sellers’ Representative believes should be set forth in the Closing Statement, as the case may be, as to which Buyer and Sellers’ Representative have disagreed within the time periods, which have not been resolved as of the time the Accounting Firm is engaged, and on the terms specified above. The Accounting Firm must resolve the matter in accordance with the terms and provisions of this Agreement. The Accounting Firm will make its determination based on written submissions and/or presentations and supporting material provided by Buyer and Sellers’ Representative and, at its election, pursuant to responses provided by Buyer and Sellers’ Representative to inquiries posed by the Accounting Firm based on such written submissions and/or presentations and supporting material but not pursuant to its independent review; provided, however, that each of Buyer and Sellers’ Representative shall be permitted, at their respective options and in addition to any request for a presentation by the Accounting Firm, to provide one oral presentation to the Accounting Firm. There shall be no ex parte communications with the Accounting Firm and all written communications to the Accounting Firm shall be made with copy to the other party, the Accounting Firm shall be directed by each of Buyer and Sellers’ Representative to copy each other party on any communications to Buyer or Sellers’ Representative (as applicable), and any presentations to the Accounting Firm will be made with the other party (and its applicable Representatives) in attendance (which attendance may be virtual). The Purchase Price finally determined by the Accounting Firm will not be greater than Sellers’ Representative’s Proposed Resolution or less than Buyer’s Proposed Resolution. All Objections that are resolved between each of Buyer and Sellers’ Representative or are determined by the Accounting Firm will be final, conclusive and binding on the Parties, absent manifest error. The fees and expenses of the Accounting Firm will be apportioned by the Accounting Firm to Sellers’ Representative (from the Seller Reserve Amount), on the one hand, and Buyer, on the other hand, as follows: (x) to Sellers’ Representative, a portion of such total amount of fees and expenses equal to a fraction, the numerator of which is the excess (if any) of Sellers’ Representative’s Proposed Resolution over the Purchase Price finally determined by the Accounting Firm and the denominator of which is the difference between Sellers’ Representative’s Proposed Resolution and Buyer’s Proposed Resolution, and (y) to Buyer, the remainder of such fees and expenses; for example, if Sellers’ Representative challenges the calculation of the Purchase Price by an amount of $100,000 but the Accounting Firm determines that Sellers’ Representative has a valid claim for only $70,000, then Buyer shall bear seventy percent (70%) of such fees and expenses and Sellers’ Representative shall bear (from the Seller Reserve Amount) the other thirty percent (30%) of such fees and expenses. To the extent the Accounting Firm requires payment prior to delivery of its findings, Buyer and Sellers’ Representative shall each pay or cause to be paid fifty percent (50%) of such required payment and, following delivery of such findings, Buyer and Sellers’ Representative shall reimburse each other as necessary to achieve the allocation of fees and expenses of the Accounting Firm contemplated by this paragraph; provided, that each of Buyer and Sellers’ Representative shall use commercially reasonable efforts to ensure that the Accounting Firm is not required to be paid prior to the delivery of its findings to Buyer and Sellers’ Representative.

(iii) Access. Buyer will, and will cause each Group Company to, make its financial records, accounting personnel and advisors reasonably available to Sellers’ Representative, its accountants and other representatives and the Accounting Firm during normal business hours and upon reasonable prior notice during the reasonable review by Sellers’ Representative and the Accounting Firm of, and the resolution of any Objections with respect to, the Closing Statement, in each case as reasonably requested by Sellers’ Representative or the Accounting Firm (as applicable).

(c) Adjustments.

(i) If the Purchase Price as finally determined pursuant to Section 2.4(b) (the “Final Purchase Price”) exceeds the Estimated Purchase Price (such excess, which shall be subject to a cap equal to the Purchase Price Excess Cap Amount, the “Purchase Price Excess”), then not later than the third Business Day after the date on which the Final Purchase Price is finally determined, (A) Buyer and Sellers’ Representative will deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Paying Agent (for further distribution to Sellers pro rata in accordance with the Payment Schedule) all amounts in the Adjustment Escrow Account, and (B) Buyer will pay to the Paying Agent (for further distribution to Sellers pro rata in accordance with the Payment Schedule) the Purchase Price Excess by wire transfer of immediately available funds; provided, that Buyer shall have no liability for any portion of the Purchase Price Excess in excess of the Purchase Price Excess Cap Amount.

(ii) If the Final Purchase Price is less than the Estimated Purchase Price (the “Shortfall”), then not later than the third Business Day after the date on which the Final Purchase Price is finally determined, (A) if such Shortfall is greater than or equal to the Adjustment Escrow Amount, Buyer and Sellers’ Representative will deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer all of the Adjustment Escrow Amount from the Adjustment Escrow Account (and, for the avoidance of doubt, if such Shortfall is greater than the Adjustment Escrow Amount, Buyer shall have no recourse against any of Sellers, Sellers’ Representative or any other Person for such difference), and (B) if such Shortfall is less than the Adjustment Escrow Amount, Buyer and Sellers’ Representative will deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Buyer from the Adjustment Escrow Account an amount equal to such Shortfall and disburse to the Paying Agent (for further distribution to Sellers pro rata in accordance with the Payment Schedule) the remaining amounts in the Adjustment Escrow Account.

(iii) If the Final Purchase Price is equal to the Estimated Purchase Price, then not later than the third Business Day after the date on which the Final Purchase Price is finally determined, Buyer and Sellers’ Representative will deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to Paying Agent (for further distribution to Sellers pro rata in accordance with the Payment Schedule) all of the amounts in the Adjustment Escrow Account.

(d) Accounting Procedures. The Estimated Closing Statement, the Closing Statement and the statements, determinations and calculations contained therein will be prepared and calculated on a consolidated basis for the Group Companies, will follow the requirements of this Agreement (including the applicable defined terms), will be based on the facts and circumstances as they exist as of immediately prior to the Closing or the Adjustment Time (as applicable), will exclude the effect of any act or decision of Buyer occurring on or after the Closing, and will be in accordance with (i) the accounting principles, practices and procedures set forth on Exhibit G (the “Specific Policies”), (ii) with respect to Closing Net Working Capital, to the extent not inconsistent with clause (i), with the same accounting principles, practices, procedures, policies and methods used by the Group Companies in the preparation of the Audited Balance Sheet as of August 31, 2023, (iii) with respect to Closing Net Working Capital, if not addressed by clauses (i) or (ii), IFRS.

(e) Escrow Account. The Adjustment Escrow Amount shall be the sole recourse for satisfying any amounts owed to Buyer pursuant to Section 2.4(c)(ii), if any. Upon the final release of all amounts in the Adjustment Escrow Account pursuant to Section 2.4(c), and the final release of all amounts in the Specified Indemnity Escrow Account pursuant to Article IX, the Escrow Agreement shall terminate. The amounts in the Adjustment Escrow Account and the Specified Indemnity Escrow Account shall be held in trust for the benefit of Sellers and Buyer and shall not be subject to any encumbrance, attachment, trustee process or any other judicial process of any creditor of any Party, and shall be held and disbursed solely for the purposes and in accordance with the terms of this Agreement and the Escrow Agreement. For the avoidance of doubt, if the amount that the Shortfall described in Section 2.4(c)(ii) is greater than the Adjustment Escrow Amount, Buyer shall have no recourse against any of Sellers, Sellers’ Representative or any other Person for such difference.

(f) Any payments made pursuant to Section 2.4 shall be treated as an adjustment to the Purchase Price by the Parties (including for Tax purposes), unless otherwise required by law.

Section 2.5 Withholding. Buyer and the Group Companies shall be entitled to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any Tax laws; provided, however, that Buyer shall (a) provide to Sellers’ Representative five Business Days’ notice of Buyer’s intention to make any deduction or withholding in respect of any payment to any Person under this Agreement and, in reasonable detail, the authority and method of calculation for the proposed deduction or withholding and (b) Buyer shall consider in good faith any objections from Sellers’ Representative to such deduction or withholding and shall cooperate with Sellers’ Representative in efforts by Sellers’ Representative to obtain any available reduction of, or relief from, such deduction or withholding. Each Party agrees to cooperate to timely sign and deliver such certificates or forms as may be reasonably necessary or appropriate to establish any available exemption from (or otherwise reduce), or file Tax Returns with respect to, such withholding. If Buyer so withholds (or causes to be withheld) any such amounts and such amounts are timely paid over to, or deposited with, the relevant Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Buyer made such deduction and withholding. As of the date hereof, the Parties are not presently aware of any requirement to deduct and withhold from any amounts otherwise payable to any Person pursuant to this Agreement other than SAR Payments and other Seller Expenses payable under Section 2.3(b)(i).

Section 2.6 Payments to Sellers. Any payment to Sellers pursuant to this Agreement may be made to a designee of any Seller at such Seller’s request to the extent expressly specified by such Seller in writing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby represents and warrants, severally as to itself only, but not jointly and severally, to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1 Organization. Such Seller (to the extent not a natural person) is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its creation.

Section 3.2 Authority. Such Seller has the requisite power and authority to (a) execute and deliver this Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement to be executed in connection with the transactions contemplated hereby (the “Ancillary Documents”), (b) consummate the transactions contemplated hereby and by the Ancillary Documents and (c) perform such Seller’s obligations hereunder and thereunder, to the extent such Seller is or will be a signatory thereto. The execution and delivery of this Agreement and each Ancillary Document to which such Seller is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of such Seller’s obligations contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of such Seller and no other proceeding (including by its equityholders) on the part of a Seller is necessary to authorize this Agreement and the Ancillary Documents to which such Seller is or will be a signatory or to consummate the transactions contemplated hereby. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which such Seller is required to be a signatory will be) duly and validly executed and delivered by such Seller and constitute a valid, legal and binding agreement of such Seller (assuming that this Agreement has been and the Ancillary Documents to which such Seller is required to be a signatory will be duly and validly authorized, executed and delivered by Buyer, where applicable), enforceable against such Seller in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 3.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 7.3, no material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance of this Agreement or the Ancillary Documents to which such Seller is or will be a signatory or the consummation by Sellers of the transactions contemplated hereby, except for (a) compliance with and filings under the HSR Act, and any other applicable foreign Law relating to foreign investment, antitrust, competition or merger matters (“Foreign Competition Laws”), (b) such filings as may be required by any applicable federal or state securities, takeover or “blue sky” Laws and (c) consents, the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution, delivery and performance by Sellers of this Agreement and the Ancillary Documents to which such Seller is or will be a signatory nor the consummation by Sellers of the transactions contemplated hereby will (i) violate any provision of the Seller’s Governing Documents, (ii) conflict with, or result in a breach of the material terms or provisions of, or constitute a default under any material Contract by which Seller or Seller’s properties or assets may be bound, or (iii) violate any Order or Law of any Governmental Entity applicable to Seller or any of Seller’s properties or assets.

Section 3.4 Litigation. There are no, and during the past three years there have been no, material actions, suits, proceedings, orders or investigations pending, or threatened against Sellers, at Law or in equity, or before or by any Governmental Entity which would be reasonably expected to adversely affect such Seller’s performance under this Agreement in a material manner, the Ancillary Documents to which such Seller is a party or the consummation of the transactions contemplated hereby or thereby.

Section 3.5 Brokers. No broker, finder, financial advisor or investment banker, other than Barclays Capital Canada Inc. (whose fees will be included in Seller Expenses), is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller for which Buyer or any Group Company may become liable.

Section 3.6 Acquired Securities. Such Seller has good and valid legal and beneficial title to the Acquired Securities owned by such Seller, as set forth on Exhibit A Part I, Exhibit A Part II, and Exhibit A Part III, free and clear of all Liens and any other restrictions on transfer other than Permitted Securities Liens. Such Seller has the right, power and authority to sell, assign and transfer the Acquired Securities to Buyer. Other than in connection with the Governing Documents of the Company, Sellers are not a party to any (a) option, warrant, right, contract, call, pledge, put or other agreement or commitment providing for the disposition or acquisition of such Seller’s interest in the Acquired Securities or (b) voting trust, proxy or other agreement or understanding with respect to the voting of any of the Acquired Securities. Sellers acquired all of such Acquired Securities in compliance with applicable Law. Upon the consummation of the Closing, Sellers will convey good and valid title to the Acquired Securities, free and clear of all Liens (other than any Liens created by or resulting from actions of Buyer). Except for the Acquired Securities, there are no other Equity Rights of the Company issued, reserved for issuance or outstanding.

Section 3.7 Residence. Either (a) such Seller is not a non-resident of Canada within the meaning of the Tax Act or (b) such Seller’s Acquired Securities are not taxable Canadian property within the meaning of the Tax Act.

Section 3.8 No Additional Representations or Warranties. Notwithstanding the delivery or disclosure to Buyer or its respective officers, directors, employees, agents or representatives of any documentation or other information, except for the representations and warranties of Sellers expressly set forth in this Article III and any certificate or other instrument or document delivered by Sellers pursuant to this Agreement and any Ancillary Document, none of Sellers, the Group Companies, ZMC Blocker, Management Holdcos, or any other Person on their behalf makes any other express or any implied representation or warranty with respect to Sellers.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1 Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company, limited partnership or other applicable business entity duly organized, validly existing and in good standing (if applicable) under the Laws of its jurisdiction of formation. Each Group Company has the requisite corporate, limited liability company, limited partnership or other applicable business entity power and authority to own, lease and operate its material properties, rights and assets and to carry on its businesses as presently conducted.

(b) Each Group Company is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction in which the property, rights and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Company Material Adverse Effect.

Section 4.2 Capitalization.

(a) All of the Company Securities are duly authorized and validly issued and none of the Company Securities are subject to or were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Governing Documents of the Company or any Contract to which the Company is a party or by which the Company or its properties or assets are bound. The Company Securities are held of record and beneficially owned by Sellers. Notwithstanding anything herein to the contrary, the transfer of Company Securities from any Management Seller in accordance with the Management Holdco Reorganization shall not constitute a violation of this Section 4.2. Except for (i) the Outstanding SAR Units set forth in Schedule 4.2(a) and (ii) the Company Securities, there are no other Equity Rights of the Company issued, reserved for issuance or outstanding.

(b) Schedule 4.2(b) sets forth for each Subsidiary of the Company the record and beneficial owners of such Subsidiary’s issued or outstanding equity interests and the percentage of such equity interests held by such owner. Except as set forth in Schedule 4.2(b), there are no Equity Rights of any Subsidiary of the Company issued, reserved for issuance or outstanding. All of the issued equity interests of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid or credited as fully paid and non-assessable, as applicable.

(c) Except as set forth on Schedule 4.2(c), (i) there are not any bonds, debentures, notes or other Indebtedness of any Group Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the equity interests of any Group Company may vote (“Voting Company Debt”), (ii) there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or Contracts to which any Group Company is a party or by which any of them is bound (A) obligating such Group Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Rights in, or any security convertible or exercisable for or exchangeable into any Equity Rights in, such Group Company or any Voting Company Debt, (B) obligating such Group Company to issue, grant, extend or enter into any such option, warrant, right, security, Contract or commitment or (C) obligating any Group Company to make any payment based on the value of any Company Security and (iii) there are not any outstanding contractual obligations of any Group Company to repurchase, redeem or otherwise acquire any Equity Rights of such Group Company.

(d) Except as set forth on Schedule 4.2(d) and except for the interests in the Company’s Subsidiaries, none of the Group Companies owns, directly or indirectly, any Equity Rights in any Person.

Section 4.3 Authority. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement and each other Ancillary Document, (b) consummate the transactions contemplated hereby and by the Ancillary Documents and (c) perform its respective obligations hereunder and thereunder, to the extent the Company is or will be a signatory thereto. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of the Company’s respective obligations contemplated hereunder and thereunder have been duly authorized by all necessary corporate power on the part of the Company. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which the Company is required to be a signatory will be) duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company (assuming that this Agreement has been and the Ancillary Documents to which the Company is required to be a signatory will be duly and validly authorized, executed and delivered by Buyer, where applicable), enforceable against the Company in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 4.4 Records and Filings.

(a) Except as set forth on Schedule 4.4(a), all statutory books, minute books and registers of each Group Company have been properly kept in all material respects, are written and up to date in all material respects and contain a true, complete and accurate record of all material matters which should be contained therein. To the Company’s Knowledge, no notice or allegation has been received by any Group Company that any such books or registers are incorrect or should be rectified. All such books and registers are in the possession of or under the control of a Group Company.

(b) Except as set forth on Schedule 4.4(b), all returns, particulars, resolutions and other documents that a Group Company is required by law to file with or deliver to any Governmental Entity have been properly prepared in all material respects and filed and were true, complete and accurate in all material respects.

Section 4.5 Financial Statements.

(a) Attached hereto as Schedule 4.5 are correct and complete copies of the following financial statements (such financial statements, the “Financial Statements”): (i) the audited balance sheet of 9 Story Media Group Inc. as of August 31, 2023 (the “Audited Balance Sheet”), and the related audited consolidated statements of income and cash flows for the fiscal year then ended, (ii) the unaudited balance sheets and the related statements of income and cash of the Company for each of December 31, 2023 (the “Company Latest Balance Sheet”), December 31, 2022 and December 31, 2021, and (iii) the unaudited balance sheet of 9 Story Media Group Inc. as of November 30, 2023 (the “Latest Balance Sheet Date” and, such balance sheet, together with the Company Latest Balance Sheet, the “Latest Balance Sheets”) and the related unaudited consolidated statements of income and cash flows for the three-month period then ended. The Financial Statements (x) have been prepared in accordance with IFRS applied on a consistent basis throughout the periods covered thereby, except as may be indicated in the notes thereto and subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal year-end adjustments, and (y) present in accordance with IFRS, in all material respects, the consolidated financial position of the applicable Group Companies as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited Financial Statements, to the absence of footnotes and normal recurring year-end audit adjustments in each case, which would not be material, individually or in the aggregate to any Group Company). No Group Company has any liability other than any such liabilities (1) specifically reflected and reserved against on the Latest Balance Sheets; (2) incurred since the date of the Latest Balance Sheets (none of which is a liability for breach of Contract, breach of warranty, tort, infringement, violation of Law, misappropriation, or that relates to any cause of action, claim or lawsuit) in the ordinary course of business consistent with past practice; (3) for Seller Expenses; and (4) that would not reasonably be expected to be material, individually or in the aggregate, for any of the Group Companies. For purposes of this Section 4.5(a), the Third Party Equity Interests are not included in the Group Companies as they are not consolidated with the other entities included therein.

(b) Each of the Company and 9 Story Media Group Inc. maintains a system of internal controls over financial reporting adequate to provide reasonable assurances regarding the reliability of financial reporting and the preparation of such company’s financial statements, including the Financial Statements, in accordance with IFRS. Neither the Company nor 9 Story Media Group Inc. has identified or been made aware of (i) any fraud that involves any of its management or any other current employee or director of such company who has a role in the preparation of financial statements or the internal accounting controls utilized by such company or (ii) any claim or allegation regarding the foregoing.

Section 4.6 Accounts Receivable; Accounts Payable; Notice of Pending Transaction.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole, (i) the accounts receivable (including, for the avoidance of doubt, Production Tax Credit receivables, accrued income and financing receivables) reflected on the Latest Balance Sheets and the accounts receivable arising after the date thereof have arisen from bona fide third party transactions entered into by the Group Companies in the ordinary course of business consistent with past practice, and (ii) constitute only valid claims of the Group Companies; provided that it is understood and agreed that the collectability of such accounts receivable may be limited by applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The reserve for bad debts shown on the Latest Balance Sheets or, with respect to accounts receivable arising after the date of the Latest Balance Sheets, on the accounting records of the Group Companies have been determined in accordance with IFRS, consistently applied. No account debtor has refused, or to the Company’s Knowledge threatened to refuse, to pay its obligations for any reason and, to the Company’s Knowledge, no account debtor is insolvent or bankrupt, and no account receivable is pledged to any third party (other than in connection with Permitted Liens).

(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole, (i) the accounts payable reflected on the Latest Balance Sheets and the accounts payable arising after the date thereof have arisen from bona fide third party transactions entered into by the Group Companies in the ordinary course of business consistent with past practice, (ii) the Group Companies have not written-off or reversed any accounts payable or liability reserves in a manner inconsistent with prior practice and (iii) the accrued expenses reflected on the Latest Balance Sheets or accrued after the date thereof have arisen from bona fide transactions entered into by the Group Companies in the ordinary course of business.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole, since the date of the Latest Balance Sheets, there has been no acceleration of the collection of accounts receivables, or material undue delays in the payment of accounts payable.

(d) All material payments made to a Group Company (other than the Third Party Equity Interests) in connection with the business that it operates are paid into one or more bank accounts owned and controlled by a Group Company.

Section 4.7 Sufficiency of Assets. The assets owned by the Group Companies are adequate and sufficient for the operation and conduct of the businesses of the Group Companies in the manner conducted as of the date hereof.

Section 4.8 Insurance. The Company has made available to Buyer summaries of all material insurance policies covering the business in effect on the date of this Agreement (excluding any policies related to Employee Benefit Plans). Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole, such insurance policies provide reasonably adequate coverage against all risks customarily insured against by companies in similar lines of business as the business. As of the date of this Agreement, to the Knowledge of the Company, (a) there is no material claim pending under any such insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, (b) such insurance policies are in full force and effect, (c) all premiums due with respect to such insurance policies have been paid, and (d) no Group Company has received a written notice of termination of any such insurance policies, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole.

Section 4.9 International Trade.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole, (a) since the Reference Date, the Group Companies have been in compliance with all applicable International Trade Laws; (b) to the Knowledge of the Company, as of the date of this Agreement, no Group Company is under internal or Governmental Entity investigation for any material violation of any International Trade Laws or has received any written notice or other communication from any Governmental Entity regarding a violation of, or failure to comply with, any International Trade Laws; (c) since the Reference Date, no Group Company has received written notice from any Governmental Entity alleging any breach, violation, or conflict with respect to any governmental authorization under International Trade Laws, the substance of which has not been resolved; and (d) since the Reference Date, no Group Company has made any voluntary or compelled disclosure to any Governmental Entity with respect to any alleged potential violation or Liability of a Group Company arising under or relating to any International Trade Laws.

(b) The Group Companies, and, to the Knowledge of the Company, their respective directors, managers, officers and employees authorized to act on their behalf are, and have been since the Reference Date, in compliance with the U.S. Foreign Corrupt Practices Act, The Corruption of Foreign Public Officials Act, the Bribery Act 2010, The Criminal Justice (Corruption Offences) Act 2018 and all other applicable anti-bribery and anti-corruption Laws maintained in the jurisdictions in which the Group Companies do business.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and their business, taken as a whole, no Group Company has engaged in, or is now engaged in, directly or indirectly, any dealings or transactions in a Sanctioned Country or with a Sanctioned Person, in each case, in violation of any sanctions Laws. No Group Company, nor to the Company’s Knowledge, any director, manager, officer or employee thereof, is a Sanctioned Person.

(d) As of the date of this Agreement, there are no sanctions-related Actions pending or, to the Knowledge of the Company, threatened against any Group Company or, to the Knowledge of the Company, any officer or director thereof by or before (or, in the case of a threatened matter, that would come before) any Governmental Entity.

Section 4.10 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 7.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is or will be a signatory or the consummation by the Company of the transactions contemplated hereby, except for (a) compliance with and filings under the HSR Act and Foreign Competition Laws, (b) such filings as may be required by any applicable federal or state securities, takeover or “blue sky” Laws, (c) those that may be required as a result of any facts or circumstances relating to Buyer or any of its Affiliates, and (d) as set forth on Schedule 4.10. Neither the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is or will be a signatory nor the consummation by the Company of the transactions contemplated hereby will (i) violate any provision of any Group Company’s Governing Documents, (ii) except as set forth on Schedule 4.10, conflict with, or result in a breach of the material terms or provisions of, or constitute a default under any Material Contract or Real Property Lease, (iii) violate any Order or Law of any Governmental Entity having jurisdiction over any Group Company or any of their respective properties or assets or (iv) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the properties, rights or assets of any Group Company; except, in the case of clause (ii), (iii) or (iv), such occurrences that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.11 Material Contracts.

(a) Except as set forth on Schedule 4.11(a) (the Contracts set forth therein, collectively, the “Material Contracts”) and except for this Agreement, any Real Property Lease, Employee Benefit Plan, Foreign Benefit Plan, or the Credit Facility, as of the date of this Agreement, no Group Company (other than the Third Party Equity Interests in the case of clause (i)) is a party to or bound by any:

(i) employment or consulting Contract or any other written Contract with any officer, employee, independent contractor or consultant of any Group Company where the Group Company is reasonably expected to spend more than $200,000 annually under such Contract to which the Group Company remains bound other than oral Contracts of indefinite hire terminable by the employer without cause on reasonable notice;

(ii) Contracts pertaining to (A) “term deals”, (B) “overall deals”, (C) “first look deals” and (D) “output deals”, whether foreign or domestic, each as commonly understood in the entertainment industry;

(iii) Contracts containing change of control restrictions to the extent such change of control restriction requires the applicable Group Company to notify or obtain consent from the applicable counterparty of the consummation or proposed consummation of the transactions contemplated by this Agreement;

(iv) Contract that is with a professional employer organization, employee leasing company, staffing agency, employer of record or other similar Person;

(v) Contract with a Customer of the Group Companies pursuant to which such Customer made payments to the Group Companies in excess of $200,000 during the 12-month period ending August 31, 2023;

(vi) any Contract with a vendor or supplier of the Group Companies pursuant to which such vendor was paid by a Group Company in excess of $200,000 (each a “Material Vendor”) during the 12-month period ending August 31, 2023;

(vii) Contract relating to Indebtedness for borrowed money or undrawn letters of credit (other than the Credit Facility) in excess of $500,000;

(viii) Contract under which any Group Company is a lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any Contract under which the aggregate annual rental payments do not exceed $250,000;

(ix) material partnership Contract or joint venture Contract relating to the Group Companies;

(x) any continuing distribution, sales, agency, financing or similar Contract entered into or binding upon any Group Company (but excluding intercompany agreements) relating to an Entertainment Property or a Development Project pursuant to which any Group Company received in the past five years (or is due to receive after the Closing Date) an advance payment, third party financing (other than tax credits) or license fees of at least $150,000;

(xi) any continuing distribution, sales, agency, financing or similar Contract entered into or binding upon any Group Company (but excluding intercompany agreements) relating to an Entertainment Property or a Development Project pursuant to which any Group Company is required to pay advances or license fee payments, or where there are anticipated payments, in fiscal year 2024 (including without limitation advances and royalty payments) by any Group Company in excess of $75,000;

(xii) any continuing Contract that has ongoing revenue paid after the Closing Date to any Group Company anticipated to be at least $200,000 per year in respect of Intellectual Property owned, used or licensed by any Group Company in connection with the use, development, production or exploitation of any Entertainment Property or Development Project other than the Contracts disclosed in clause (x) above;

(xiii) Contract under which any Group Company is a licensor or licensee of Intellectual Property that provides for the anticipated payment by any Group Company or the anticipated receipt by any Group Company of $150,000 per year after the Closing Date, other than (A) the Contracts disclosed in clause (x), (xi) or (xii) above or (B) non-exclusive licenses to Off-the-Shelf Software granted to any Group Company with aggregate license fees of less than $200,000 per year;

(xiv) Contract materially limiting the right of any Group Company to engage in any line of business or compete with any Person in any line of business or in any geographic area or that contains “most favored nations” or similar restrictive pricing provisions, other than Contracts with respect to music licenses;

(xv) any collective bargaining agreement or Contract with any labor union, works council or employee association to which any Group Company is a party, excluding Guild Agreements;

(xvi) Contract that relates to a settlement of any Action under which any Group Company has any continuing liability in excess of $200,000;

(xvii) Contracts relating to capital expenditures involving future payments in excess of $400,000 in the aggregate in any 12-month period;

(xviii) Contract that relates to (A) the disposition or acquisition of material assets or properties by any Group Company other than any purchase orders or option or license agreements in the ordinary course of business, or (B) any merger or business combination with respect to any Group Company and that, in the case of clauses (A) and (B), involves continuing, earn out or other contingent payment obligations of any Group Company; or

(xix) any Contract with any Governmental Entity with aggregate payments of more than $50,000, other than any location agreements with any municipalities or agreements for production work.

(b) As of the date hereof, each Material Contract is in full force and effect in all material respects in accordance with its respective terms with respect to the applicable Group Company and, to the Company’s Knowledge, each other party or parties thereto, assuming the due authorization, execution and delivery by such other party or parties, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and the availability of equitable remedies, including specific performance. The Company has made available to Buyer correct and complete copies of all such Material Contracts, together with all amendments, modifications and supplements thereto. No Group Company is in default under or in breach of, or in receipt as of the date hereof of any written notice of any default or breach under, any Material Contract nor, to the Knowledge of the Company, does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. To the Company’s Knowledge, the other party or parties to each Material Contract are not as of the date hereof in default of the terms of such Material Contract.

Section 4.12 Absence of Changes. Except as set forth in Schedule 4.12, since the Latest Balance Sheet Date, (a) each Group Company has conducted its business in all material respects in the ordinary course of business, (b) no Group Company has acquired or disposed of any material assets, except in the ordinary course of business consistent with past practice, or granted a Lien (other than Permitted Liens) on any of its properties, (c) there has been no material damage, destruction or casualty loss (other than those covered by insurance) with respect to assets or properties of any Group Company, (d) no Group Company has made any material change in the base salary or wage rate paid to any officer or senior management employee, other than any change in the ordinary course of business, (e) no Group Company has cancelled or waived any claims with a value in excess of $200,000 in any single instance or in excess of $400,000 in the aggregate (in each case, other than claims in the ordinary course), (f) no Group Company has taken any action that if taken during the period from the date of this Agreement through the Closing without Buyer’s consent would constitute a breach of Section 8.1(a) and (g) there has not been any event, change, occurrence or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect.

Section 4.13 Litigation. Except as set forth on Schedule 4.13, as of the date of this Agreement, (a) there is no suit, litigation, arbitration, claim, charge, action, investigation or proceeding brought or filed by or before any Governmental Entity (collectively, “Action”) pending against any Group Company or, to the Company’s Knowledge, threatened in writing (i) seeking damages in excess of $100,000, (ii) pursuing any criminal sanctions or penalties, (iii) seeking equitable or injunctive relief or (iv) that would otherwise, individually or in the aggregate, reasonably be expected to be material to a Group Company; (b) no Group Company is subject to any outstanding Order; and (c) no Group Company has any Action pending against any Governmental Entity or other Person. To the Company’s Knowledge, no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any Action against a Group Company or their assets.

Section 4.14 Compliance with Applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies and their business, taken as a whole, and except as set forth on Schedule 4.14, (a) the Group Companies hold all material permits, licenses, approvals, certificates and other authorizations of and from all, and have made all declarations and filings with, Governmental Entities necessary for the lawful conduct of their respective businesses as presently conducted (the “Permits”) as set forth on Schedule 4.14(a); (b) the Group Companies are in compliance with the Permits and no proceeding is pending or, to the Company’s Knowledge, threatened to revoke, suspend, cancel or adversely modify any Permit; (c) the business of the Group Companies is and since the date that is five years prior to the date hereof (the “Reference Date”) has been operated in material compliance with all applicable Laws; and (d) no Group Company has received written notice of any alleged violation by any Group Company of any Law. This Section 4.14 does not relate to Tax matters (which are exclusively the subject of Section 4.19).

Section 4.15 Employee Plans.

(a) Schedule 4.15(a) lists each material Employee Benefit Plan (by jurisdiction and noting any such Employee Benefit Plan that is sponsored or maintained by ZMC Blocker or a Management Holdco), but excluding any Employee Benefit Plan required to be maintained pursuant to applicable Law. With respect to each Employee Benefit Plan, copies of the following documents, to the extent applicable, have been made available to Buyer: (i) the plan document and all amendments thereto, including any related trust documents; (ii) the most recent summary plan description, (iii) the three most recently filed Form 5500s, including all schedules thereto, financial statements and the opinions of independent accountants and (iv) the most recent Internal Revenue Service (“IRS”) determination, opinion, or advisory letter.

(b) Each Employee Benefit Plan has been maintained, operated, funded and administered in compliance in all material respects with its terms and with the applicable requirements of applicable Laws. To the Company’s Knowledge, (i) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has either received a favorable determination letter or is the subject of a favorable opinion or advisory letter, in each case from the IRS, that it is qualified under Section 401(a) of the Code and that its related trust is exempt from federal income Tax under Section 501(a) of the Code and (ii) no event has occurred or circumstance exists that could reasonably be expected to give rise to disqualification or loss of Tax-exempt status of any such Employee Benefit Plan or trust. Each Foreign Benefit Plan that is intended to qualify for Tax-preferential treatment under applicable Law so qualifies and has received, where required, approval from the applicable Governmental Entity that it is so qualified and no event has occurred or circumstance exists that would reasonably be expected to give rise to disqualification or loss of Tax-preferential treatment.

(c) Except as required by applicable Law, no Employee Benefit Plan provides medical or life insurance benefits to former employees of any Group Company other than through the end of the month in which an employee’s employment terminates. No Group Company has incurred any Tax or other penalty (whether or not assessed) pursuant to Sections 4980B, 4980D, 4980H, 5000A or 9815 of the Code or as a result of a violation of the U.S. Patient Protection and Affordable Care Act.

(d) No Group Company has, since the Reference Date, sponsored, maintained, contributed to, or had any obligation to contribute to (i) any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (ii) any other plan that is subject to Title IV or Section 302 of ERISA or Section 412 or Section 430 of the Code, or (iii) any “multiemployer plan” or “defined benefit provision” (each as defined in Section 147.1(1) of the Tax Act). No Group Company has any current or contingent liability under Title IV of ERISA or with respect to any “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), including on account of any ERISA Affiliate.

(e) No non-exempt “prohibited transaction” under Section 4975 of the Code or transaction prohibited by Section 406 of ERISA (and not otherwise permitted by Section 407 or 408 of ERISA) has occurred with respect to any Employee Benefit Plan that could reasonably be expected to result in a material liability for a Group Company. Other than routine claims for benefits submitted by participants or beneficiaries, no claim against, or action or proceeding involving, any Employee Benefit Plan or any fiduciary thereof is pending or, to the Company’s Knowledge, is threatened, in each case that could reasonably be expected to result in any material liability, direct or indirect (by indemnification or otherwise), of any Group Company to any Governmental Entity or any Person.

(f) Except as set forth on Schedule 4.15(f), no Foreign Benefit Plan is a defined contribution or defined benefit pension plan or other arrangement that provides pension benefits on a defined benefit basis in the event of retirement or termination of employment. Except as set forth on Schedule 4.15(f), no Group Company maintains or has any obligations relating to any “registered pension plans” (as defined in the Tax Act), “retirement compensation arrangements” (as defined in the Tax Act), or “registered retirement savings plans” (as defined in the Tax Act), or any other Employee Benefit Plans providing pensions, superannuation benefits, retirement savings, top-up retirement benefits or supplemental pensions. Each Foreign Benefit Plan that must be registered in the country in which it is maintained has received or timely applied for such registration, and, to the Knowledge of the Company, has not been amended or modified in a manner that would require a new registration. Each Group Company which primarily employs employees outside the United States sponsors or maintains or will at Closing sponsor or maintain Foreign Benefit Plans which are sufficient to meet the mandatory minimum requirements of applicable Law or any applicable collective bargaining agreement or employment agreement to which any such Group Company employee is a party.

(g) No insurance policy or any other agreement affecting any Foreign Benefit Plan requires or permits a retroactive increase in contributions, premiums or other payments due thereunder.

(h) Subject to the requirements of applicable Laws or any applicable collective bargaining agreement or employment agreement to which any such Group Company employee is a party as in effect on the date of this Agreement, no commitments to improve or otherwise materially amend any Foreign Benefit Plan have been made. Only employees or former employees (or any spouses, dependents, survivors or beneficiaries of any such employees or former employees) of a Group Company are entitled to participate in the Foreign Benefit Plans and no entity other than such Group Company is a participating employer under any Foreign Benefit Plan.

(i) Except as would not reasonably be expected to result in material Liability to Buyer or its Affiliates, all awards granted under the SAR Plan to any grantee who is a United States person (as defined in Section 7701(a)(30) of the Code) are exempt from the application of Code Section 409A and Code Section 457A. The treatment of awards made under the SAR Plan as set forth in this Agreement is permitted under the terms of the SAR Plan and may be effectuated without the consent of any SAR Recipient or third party. Each Employee Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code, and no amount deferred under any such Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code. No Employee Benefit Plan is or has been subject to the interest and additional Tax set forth under Section 457 of the Code.

(j) Except as set forth on Schedule 4.15(j), the transactions contemplated by this Agreement (alone or in combination with any other event) will not (i) cause the acceleration of vesting in, or payment of, any material benefits or compensation under any Employee Benefit Plan or (ii) result in any payment under any Employee Benefit Plan that could reasonably be expected to result in any “parachute payment” under Section 280G of the Code.

(k) No Group Company has any obligation to “gross up” or otherwise compensate any individual because of the imposition of any Tax that may become payable under Section 4999 or 409A of the Code.

(l) Each Irish Pension Scheme that is a defined contribution scheme within the meaning of the Pensions Act 1990 (the “Pensions Act”) was established as such, was not established in succession to, and has not previously been converted from a defined benefit scheme within the meaning of the Pensions Act, and no assurance, promise or guarantee (oral or written) has been made or given to any person entitled or contingently entitled to benefit under any such scheme that any particular rate, level or amount of benefits (other than insured lump sum death in service benefits) would be provided to or in respect of them under the scheme.

(m) No current or former employee has any actual or prospective entitlement to membership of a defined benefit scheme within the meaning of the Pensions Act and all Group Companies that have current or former employees in Ireland have at all times complied with their obligations under part 10 of the Pensions Act and every current or former employee who is or was entitled to membership of an Irish Pension Scheme has been invited to join that scheme as of the date on which they became entitled and any current employee who refused to join that scheme cannot do so at a later date without the consent of the respective Group Company. Every current or former employee who is or has been a part-time or temporary employee and based in Ireland is not and has never been excluded from membership of an Irish Pension Scheme.

(n) Every Group Company that operates an Irish Pension Scheme for current and former employees has the right at any time to terminate any obligation on its part to contribute to that Irish Pension Scheme without liability to any member or other person entitled to benefit under that Irish Pension Scheme.

(o) The documents relating to each Irish Pension Scheme are up to date and reflect the terms of that scheme as operated in practice and as announced to current employees and former employees that have entitlements under each Irish Pension Scheme and the trustees of all Irish Pension Schemes have legal title to all assets of that scheme and none of the assets of any Irish Pension Scheme are mortgaged, charged or otherwise subject to any Lien.

(p) No discretion or power has been exercised under any Irish Pension Scheme to:

(i) augment a benefit;

(ii) admit to membership a director or employee who would not otherwise have been eligible for admission to membership;

(iii) provide a benefit which would not otherwise be provided;

(iv) pay a contribution which would not otherwise have been paid;

(v) purchase or hold any securities issued by, properties leased to or occupied by a Group Company; or

(vi) make a loan which is outstanding by a Group Company at the date of this Agreement.

(q) No employee or former employee who is a member of any Irish Pension Scheme is entitled to pension increases at any guaranteed level whether under the rules of the Irish Pension Scheme or under any other contract or agreement (including, without limitation, any union or collective agreement) and no intention to amend (including any intention to alter the rates or basis of calculation of employer and compulsory employee contributions to the Irish Pension Schemes), close, discontinue in whole or in part or exercise any discretion in relation to any Irish Pension Scheme has been communicated to any member or other beneficiary or to any staff representatives or unions.

Section 4.16 Environmental Matters.

(a) The Group Companies are in material compliance with all Environmental Laws.

(b) Without limiting the generality of the foregoing, the Group Companies hold and are in material compliance with all permits, licenses and other authorizations that are required pursuant to Environmental Laws, if any.

(c) No Group Company has received, since the Reference Date, any currently unresolved written notice of any material violation of any Environmental Laws.

(d) To the Company’s Knowledge, there are no liabilities (including any investigatory, corrective or remedial obligation) of the Group Companies arising under or relating to any Environmental Laws.

(e) Neither this Agreement, nor the consummation of the transactions contemplated by this Agreement, will result in any obligations for site investigation or cleanup, or notification to or consent of any governmental agencies or third parties, pursuant to any so called “transaction trigger” or “responsible property transfer” provisions of any Environmental Law.

Section 4.17 Intellectual Property.

(a) Schedule 4.17(a) lists, as of the date of this Agreement, all Registered Intellectual Property owned by the Group Companies (“Owned Registered Intellectual Property”), Internet domain names owned by the Group Companies (“Owned Domain Names”) and social media accounts owned or operated by the Company (“Social Media Accounts”). Schedule 4.17(a) identifies as to each item of Owned Registered Intellectual Property, the registration or application number, the registration or application date, the jurisdiction of registration, the recorded registrant or administrator, and, if applicable, any co-owner. All Owned Registered Intellectual Property is unexpired and, to the Company’s Knowledge, valid and enforceable. With respect to any of the Owned Registered Intellectual Property and Owned Domain Names that remain in use by the Group Companies’ business, the Group Companies have timely satisfied all deadlines for prosecuting any applications or maintaining any registrations (including timely payment of any maintenance, renewal, or related fees due on or prior to the date hereof or within 60 days thereafter) with the relevant Governmental Entity. Schedule 4.17(a) also lists, as of the date of this Agreement, all material unregistered trademarks owned and used by the Group Companies in the conduct of the business of the Group Companies as currently conducted. The Group Companies own in whole or in part (as set out in Schedule 4.17(a)) all such Owned Registered Intellectual Property, Owned Domain Names, and material unregistered trademarks, free and clear of all Liens (including adverse ownership claims from current or former employees and contractors) except for Permitted Liens. The Group Companies either own, license or otherwise have the right to use all Intellectual Property (including the Entertainment Properties) used in the business (“Group Company IP”).

(b) Except as set forth in Schedule 4.17(b), no application for registration or existing registration of any Owned Registered Intellectual Property currently in use has lapsed, been rejected, cancelled, invalidated, revoked, withdrawn or opposed. Except as set forth in Schedule 4.17(b), no interference, opposition, cancellation, reissue, reexamination or other proceeding is pending or, to the Company’s Knowledge, threatened, in which the scope, validity or enforceability of any Owned Registered Intellectual Property or any applications for registration is being or has been contested or challenged.

(c) Schedule 4.17(c) sets forth a complete list of all Entertainment Properties that are used in the conduct of the business of the Group Companies as currently conducted, that are completed, or are in production (excluding only Development Projects listed in Schedule 4.17(d)), and specifies with respect to each whether such Entertainment Property is a Library Property or a Production Property. The Group Companies own, co-own, license or otherwise have the right to use the Intellectual Property rights in and to the Entertainment Properties in each case on the terms set out in the relevant contracts for each of the Entertainment Properties.

(d) Schedule 4.17(d) lists all Development Projects for which the Group Companies have commenced development and continue to develop or have rights to develop. The Group Companies own, co-own, license or otherwise have the rights to develop the Development Projects based on their respective underlying properties and development materials, subject to the terms of any agreements giving rise to such development rights, which agreements may contain expiry and/or reversion provisions in favor of the relevant grantors.

(e) Since the Reference Date, each Person involved in the creation, invention or development of Intellectual Property purported to be owned by any Group Company that is material to the conduct of the business of the Group Companies as currently conducted, including but not limited to (i) current or former employees of any Group Company, (ii) current or former contractors, consultants, or other third parties working with any Group Company, and (iii) any other individual (to the extent such Person has been involved in the creation, invention or development of such Intellectual Property), has executed and delivered a valid, written agreement assigning and transferring all its right, title and interest in such Intellectual Property to a Group Company or created, invented or developed such Intellectual Property for a Group Company as a work made for hire or otherwise created, invented or developed by an employee of a Group Company in the course of that employee’s employment with such Group Company. Since the Reference Date, the employees, consultants, independent contractors, and any other third parties retained by the Group Companies involved in the creation, invention or development of Intellectual Property purported to be owned by any Group Company that is material to the conduct of the business of the Group Companies as currently and historically conducted have provided waivers of all moral rights in copyright works in respect of which they were involved in their creation.

(f) The conduct of the business of the Group Companies as currently conducted does not infringe upon, violate or misappropriate any Intellectual Property of any Person (provided, however, that in the case of patents, the foregoing representation and warranty is made to the Company’s Knowledge), and, since the Reference Date, the Group Companies have not received any notice in writing alleging the same. To the Company’s Knowledge, as of the date of this Agreement, no Person is materially infringing upon, violating or misappropriating any Intellectual Property owned by any Group Company that is material to the conduct of the business of the Group Companies as currently conducted. No Owned Intellectual Property or, to the Knowledge of the Company, Licensed Intellectual Property is subject to any outstanding order, award, decision, injunction, judgment, decree or settlement materially restricting the transfer, use, enforcement or licensing thereof by the Group Companies. Since the Reference Date, the conduct of the business of the Group Companies has not violated or misappropriated the right of publicity or the right of privacy of any Person.

(g) Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss, revocation, reversion, transfer or assignment of, or Lien on, any Owned Intellectual Property; or (ii) the revocation, termination, reversion, modification, grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Group Company IP (other than as set forth on Schedule 4.10 or Schedule 4.11(a)(iii)); or (iii) the revocation, termination, reversion, modification, grant, assignment or transfer to any other Person of any license of other right or interest under, to or in any Licensed Intellectual Property (other than as set forth on Schedule 4.10 or Schedule 4.11(a)(iii)).

(h) Except as set forth on Schedule 4.17(h), all license, royalty, Participation and similar payments due and payable prior to the date hereof relating to the use by the Group Companies of Licensed Intellectual Property or the Entertainment Properties have been paid in full and no claim for unpaid sums is outstanding except as are not material to the conduct of the business individually or in the aggregate.

(i) Each Group Company takes or has taken all commercially reasonable actions to protect the confidentiality of the Group Company’s Trade Secrets.

(j) The Group Companies do not use any Open Source Software in connection with any Software owned by any of the Group Companies (“Company Software”) in a manner that requires the Company Software be (x) disclosed or distributed in source code form; (y) licensed for the purpose of making modifications or derivative works; or (z) redistributable at no charge.

(k) The Group Companies have not used Generative AI Tools to develop any material Group Company IP that is used in the conduct of the business of the Group Companies as currently conducted or that materially affect the Group Companies’ ownership or rights therein.

(l) The Group Companies take actions designed to protect the security, integrity, and confidentiality of the material Software and IT Systems that are material to the conduct of the business of the Group Companies as currently conducted (including Personal Data in the Company’s possession and control), and, to the Company’s Knowledge, since the Reference Date: (i) there have been no material unauthorized access or intrusions, breaches of security, outages, or any other loss, theft, or misuse of Personal Data; and (ii) there have been no material defects, bugs, viruses, malware, or similar contaminants adversely affecting the same. The Group

Companies are in material compliance with: (i) all applicable Laws governing the collection, processing, transfer, storage, retention, use and destruction of Personal Data that is possessed by or otherwise subject to the control of the Group Companies; (ii) all of the Group Companies’ policies and procedures regarding privacy, Personal Data protection and data security; and (iii) all requirements contained in material Contracts that the Group Companies have entered into with its customers or other third parties regarding the collection or use of Personal Data and matters of data protection and privacy (“Privacy Requirements”). The Group Companies have not been subject to any notice, complaint, litigation or regulatory enforcement actions from any Person or Governmental Entity alleging noncompliance with any applicable Privacy Requirements. To the Company’s Knowledge, neither the execution, delivery or performance of this Agreement nor any of the other agreements contemplated by this Agreement will violate in any material respects any applicable Privacy Requirements.

Section 4.18 Labor Matters.

(a) Schedule 4.18(a) sets forth a complete and accurate list of each employee of any Group Company (other than the Third Party Equity Interests), including any employee on a leave of absence of any nature, paid or unpaid time-off, authorized or unauthorized, or temporary layoff, as of the date of this Agreement, and sets forth for each such individual the following: (i) serial number for such employee instead of a name; (ii) legal employing entity, (iii) title or position; (iv) hire date; (v) work location (state/province and country); (vi) full or part-time status; (vii) exempt or non-exempt under the FLSA, if applicable; (viii) active, leave or temporary layoff status (and, if on leave, the nature of the leave and the expected return date); (ix) current annual base salary or hourly wage rate; (x) target amount of any cash bonus or other cash incentive opportunity, if applicable; and (xi) type of employer sponsored visa or work permit, if applicable.

(b) Schedule 4.18(b) sets forth a complete and accurate list of all natural person, sole member or sole proprietor independent contractors who are engaged by any Group Company (other than the Third Party Equity Interests), as of the date of this Agreement, and sets forth for each such Person the following: (i) serial number for such contractor instead of a name; (ii) legal engaging entity; (iii) date of commencement of service; (iv) anticipated termination date of service; (v) type of services; (vi) location of Person (state/province and country); (vii) if there is a written contract for the work to be performed; and (viii) rate of pay.

(c) Other than any Guild Agreement and except as set forth on Schedule 4.18(c), no Group Company is a party to, or bound by, any collective bargaining agreement, labor agreement, works council agreement or other similar labor-related Contract, nor is any such Contract being negotiated by any Group Company. Except as set forth on Schedule 4.18(c), no Group Company is required under applicable Law or Contract to provide notice to, receive consent from, or enter into any consultation procedure with any labor union, trade union, works council, employee representative, Guild or other labor organization in connection with the execution of this Agreement or the transactions contemplated by this Agreement.

(d) There is no, and since the Reference Date has not been any, labor strike, work stoppage, lockout or similar material labor dispute pending or, to the Company’s Knowledge, threatened in writing against any Group Company. To the Company’s Knowledge, as of the date of this Agreement, no union, works council, employee representative, Guild or other labor organization campaign is in progress or threatened with respect to any employees of any Group Company.

(e) To the Company’s Knowledge, there is no unfair labor practice charge or labor arbitration pending against any Group Company except as set forth on Schedule 4.18(e). There is no Action pending or, to the Company’s Knowledge, threatened against or affecting any Group Company, relating to the alleged violation by any Group Company (or its directors or officers) of any Law pertaining to labor, employment or employment practices.

(f) The Group Companies (to the Company’s Knowledge with respect to Third Party Equity Interests) are in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices.

(g) Each Irish Group Company is, and since the Reference Date has been, in compliance in all material respects with Protection of Employees (Fixed-Term Work) Act 2003 and there are no fixed-term employees of any Irish Group Company who are entitled to a contract of indefinite duration.

(h) No Group Company is, and since the Reference Date has been, a party to a settlement agreement that relates primarily to allegations of sexual harassment or sexual misconduct. To the Company’s Knowledge, since the Reference Date, no allegations of sexual harassment or sexual misconduct have been made against (i) any director or officer of any Group Company, or (ii) any senior management employees in their capacity as an employee of a Group Company.

(i) All Persons who are performing, and since the Reference Date have performed, services for any Group Company while classified as independent contractors have been properly classified for all purposes in accordance with applicable Law. All employees of any Group Company who are classified as “exempt” under the Fair Labor Standards Act or other applicable wage and hour Laws with respect to exemptions from overtime requirements (collectively, “FLSA”) are, and since the Reference Date have been, properly classified as “exempt”.

(j) To the Company’s Knowledge, no current or former employee of any Group Company is in violation in any material respects of any nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or similar obligation: (i) to any Group Company or (ii) with respect to any current employee, to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Group Company or (B) to the knowledge or use of trade secrets or proprietary information.

(k) To the Company’s Knowledge, each employee of any Group Company is authorized under applicable immigration Laws in all material respects to work in their current position and in the jurisdiction where they are currently providing services. Each Group Company has, in its files, documentation confirming such authorization for each such employee as required by Law, including without limitation Forms I-9 or other applicable immigration documentation for all employees.

(l) No Group Company has engaged in any location closing or employee layoff activities since the Reference Date that were (i) in respect of the Irish Group Companies, governed by the Protection of Employment Act 1977 (as amended) or (ii) not in compliance with the Worker Adjustment Retraining and Notification Act of 1988 or any similar Law (collectively, the “WARN Act”).

Section 4.19 Tax Matters.

(a) Each Group Company has prepared and filed with the appropriate Governmental Entities all income and other material Tax Returns required to be filed by it (taking into account any extensions), all of which were correct and complete in all material respects when filed. Each Group Company has duly and timely paid or made adequate reserves in their Financial Statements for all income and other material Taxes due and payable (whether or not shown as due on such Tax Returns), including all installments on account of Taxes for the current year that are due and payable.

(b) Each Group Company has duly and timely collected, withheld or deducted all material amounts of Taxes required to be collected, withheld or deducted in connection with payments to any third party or as a result of the application to any of the Canadian Group Companies of subsection 15(1) or (2) of the Tax Act, and has duly and timely paid and remitted such Taxes to the appropriate Governmental Entity.

(c) There are no Liens upon any of the assets or properties of any Group Company in respect of Taxes, other than Permitted Liens.

(d) No Group Company is currently the subject of a Tax audit or similar examination, excluding routine audits of Production Tax Credits.

(e) No Group Company has consented to extend the time, or is the beneficiary of any extension of time, in which any material Tax may be assessed or collected by any Governmental Entity.

(f) Each Group Company is resident in its country of incorporation for Tax purposes and has not been at any time resident in any jurisdiction other than (or in addition to) its country of incorporation for Tax purposes. No Group Company has carried on any business in any jurisdiction other than its country of incorporation (whether through a branch, agency, permanent establishment or otherwise). No assertion has ever been made by a Governmental Entity in respect of Taxes in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Tax by that jurisdiction, including as a result of receiving services from remote workers employed by third parties.

(g) Each Group Company (as applicable) is registered for the purposes of VAT solely in its country of incorporation and is not obligated to register for VAT in any other EU member state and has, at all times, complied in all material respects with the requirements of all applicable laws in respect of VAT.

(h) Each Group Company (as applicable) has duly and timely complied with all material registration, reporting, collection, self-assessment and remittance requirements in respect of all sales or Transfer Taxes.

(i) Each Group Company has complied in all material respects with all applicable transfer pricing Laws and regulations and has maintained written documentation substantiating the applicable transfer pricing practices and methodology.

(j) None of the Group Companies has acquired property from, or disposed of property to, a person with whom it does not deal at arm’s length (for purposes of the Tax Act) for an amount that is other than the fair market value of such property and has not been deemed to have done so for purposes of any Tax law in circumstances that could give rise to a liability for any of the Group Companies pursuant to section 160 of the Tax Act or any equivalent Tax law.

(k) Entering into and implementing this Agreement will not give rise to a material charge to Tax for any Irish Group Company or clawback of any relief or exemption previously obtained by any Irish Group Company.

(l) None of the Irish Group Companies has been involved in any transaction, scheme or arrangement (including the sale of the Group Companies pursuant to this agreement) which gives rise to a liability under sections 622 TCA, 623 TCA, 625 TCA or 626 TCA.

(m) All documents to which any Irish Group Company is a party and in respect of which any Irish Group Company is an accountable person or which form part of any Irish Group Company’s title to any asset owned by it have been duly stamped with the correct amount of stamp duty, paid within the applicable time limits. No Group Company has been a party to any transaction involving a claim to or filing with a Governmental Entity for an exemption from stamp duty.

(n) Each of the Canadian Group Companies has, at all times, qualified as a “prescribed taxable Canadian corporation” within the meaning of subsection 1106(2) of the Income Tax Regulations (Canada) and for the purposes of section 125.4 of the Tax Act.

(o) The amount of Production Tax Credits to which each Group Company is entitled is disclosed on Schedule 4.19(o).

(p) No Group Company has (i) deferred the payment of any Taxes pursuant to Section 2302 of the CARES Act or pursuant to IRS Notice 2020-65 or successor guidance, obtained a loan under the Paycheck Protection Program described in Section 1102 of the CARES Act or Section 311 of the Economic Aid to Hard-Hit Small Business, Nonprofits, and Venues Act, or claimed the employee retention credit pursuant to Section 2301 of the CARES Act, or (ii) claimed or received any refund of Taxes, Tax credit, deduction or subsidy under the Tax Act or under any analogous Tax law of a province, territory or other jurisdiction (including a deemed overpayment of Taxes) to which it was not entitled pursuant to the Canada Emergency Wage Subsidy, the Canada Emergency Rent Subsidy or any other COVID-19 related assistance or subsidies in any jurisdiction in respect of any Pre-Closing Tax Period. Each Group Company has satisfied at all times the relevant criteria and conditions entitling it to such amounts and, for greater certainty, subsections 125.7(6) and (6.1) of the Tax Act did not and do not apply in respect of any such amounts.

(q) None of the Group Companies has claimed any amount as a reserve under subparagraph 40(1)(a)(iii), paragraph 20(1)(m) or paragraph 20(1)(n) of the Tax Act or any analogous provincial or territorial Tax law, in each case, where any such amount could be included in the income of such Group Company for any Tax period other than a Pre-Closing Tax Period, except any such amount that is included in the calculation of Closing Net Working Capital as a current liability.

(r) There are no transactions or events that have resulted, and no circumstances existing, which could result in the application to any of the Canadian Group Companies of any of sections 17, 78, 79, 79.1, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction.

(s) None of the Group Companies will be required to include any item of income in, or exclude any item or deduction from, taxable income for any Tax period or portion thereof ending after the Closing Date as a result of any (i) improper use of or change in a method of accounting during a Tax period ending on or prior to the Closing Date, (ii) closing agreement (or similar agreement under any corresponding or similar provision of applicable Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, except any such amount that is included in the calculation of Closing Net Working Capital as a current liability or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of applicable Tax Law).

(t) None of the Canadian Group Companies has made, at any time, an “excessive eligible dividend election”, as defined in subsection 89(1) of the Tax Act, or an election in respect of a dividend that is in excess of its “capital dividend account”, for purposes of subsection 83(2) of the Tax Act, in respect of any dividend paid or deemed by any provision of the Tax Act to have been paid on any class of shares of its capital stock.

(u) No Group Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code that is directly or indirectly owned within the meaning of Section 958(a) of the Code by a “United States shareholder” within the meaning of Section 951(b) of the Code.

(v) No Group Company is a party to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for U.S. federal income tax purposes.

(w) No Group Company (i) has been a member of an affiliated group of corporations that filed Tax Returns on a combined, consolidated or unitary basis (other than a group the common parent of which is or was a Group Company) or (ii) has any liability for Taxes of any Person (other than the Group Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of U.S. state, local, or non-U.S. Law) or as a transferee or successor.

(x) No Group Company is a party to or bound by any Tax allocation or sharing agreement (other than (i) any such agreement or arrangement that is solely between or among the Group Companies, or (ii) customary provisions in commercial arrangements the primary purpose of which is not related to Taxes).

(y) No Group Company is or has been a party to any “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4(b) or a transaction that required disclosure under any of sections 237.3, 237.4 or 237.5 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction in which a Group Company is resident or carries on business.

(z) No Group Company has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 within the two years prior to the date of this Agreement.

(aa) All Production Tax Credits that were claimed by the Group Companies for Tax periods ending on or before August 31, 2023 were claimed, in the case of the Canadian Tax Credits, in accordance with the Tax Act and the relevant provincial or territorial legislation and, in the case of the European Tax Credits, in accordance with the relevant UK legislation and the laws of Ireland, it being understood that such amounts are based on estimates of production expenses, and the Group Companies satisfied at all relevant times the criteria and conditions to be entitled to such Production Tax Credits. All refunds of Production Tax Credits received or receivable by the Group Companies for Tax periods ending on or before August 31, 2023 were claimed, in the case of the Canadian Tax Credits, in accordance with the Tax Act and the relevant provincial or territorial, legislation and, in the case of the European Tax Credits, in accordance with the relevant UK legislation or the laws of Ireland, it being understood that such amounts are based on either estimates of production expenses or actual production expenses, as the case may be, and the Group Companies satisfied at all relevant times the relevant criteria and conditions entitling it to claim such refund. To the Company’s Knowledge, there is no pending or threatened audit, reassessment, examination, proceeding, claim or refund litigation with respect to any such Production Tax Credits.

(bb) Brown Bags Films (US) LLC has not had any operations or owned any assets in the past six years.

(cc) 9 Story Media Group US, Corp and OOTB Productions, Inc. (each, a “U.S. C-Corp Group Company”) are and have since their formation been treated as “C-Corporations” for U.S. federal income tax purposes.

(dd) Each Group Company organized in the United States (other than a U.S. C-Corp Group Company) is and has since its formation been treated as a disregarded entity for U.S. federal income tax purposes. No such Group Company has filed an election under Treasury Regulation Section 301.7701-3(c) to be treated as a “C-Corporation.”

(ee) Each Group Company has complied in all material respects will all applicable escheat and unclaimed property Laws.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties of the Group Companies in this Section 4.19 shall not serve as representations and warranties regarding, or a guarantee of, nor can they be relied upon with respect to, the amount of any non-capital losses, net capital losses, Tax credits or other Tax attributes that may be utilized in any Tax period (or portion thereof) beginning on or after the Closing Date.

Section 4.20 Real Property.

(a) As of the date of this Agreement, no Group Company owns any real property except as set forth on Schedule 4.20(a)(1). With respect to any real property owned in fee simple by any Group Company as of the date of this Agreement, except as set forth on Schedule 4.20(a)(2): (i) the applicable Group Company has good and marketable title to such real property in fee simple free and clear of any Liens other than Permitted Liens; (ii) the Company has made available to Buyer any deeds, title reports, surveys, title policies, environmental audits or reports not protected by a legal privilege, maintenance inspections or reports, and appraisals with respect to such real property to the extent the same are in the possession or under the control of any Group Company; and (iii) to the Company’s Knowledge, the Company has not received written notice that such real property and the present use and condition thereof violate any applicable deed restrictions, zoning or subdivision regulations, or urban redevelopment plans applicable thereto, as modified by any duly issued variances.

(b) Schedule 4.20(b) sets forth a list of all leases (each a “Real Property Lease”) of real property (such real property, the “Leased Real Property”) pursuant to which any Group Company (other than the Third Party Equity Interests) is a tenant as of the date of this Agreement. Each Real Property Lease is valid, properly executed, and binding on the Group Company party thereto, enforceable in accordance with its terms (subject to proper authorization and execution of such Real Property Lease by and against the other party thereto and subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). None of the Group Companies, or, to the Company’s Knowledge, the other parties thereto, is in breach or default under any Real Property Lease beyond the expiration of any applicable notice and cure period.

(c) The Group Companies have delivered to Buyer true and complete copies of each of the Real Property Leases (inclusive of amendments and guaranties relating thereto) and all material documentation in the possession or under the control of any Group Company relating to any works carried out on or to any Leased Real Property by or at the expense of the Group Company and that materially affects the property or materially changes its use. Except as set forth in Schedule 4.20(c): (i) no Group Company has sublet (in whole or in part) or assigned any of the Leased Real Property pursuant to a sublease with a third party that is still in effect; (ii) no Person other than one or more Group Companies, ZMC Blocker and Management Holdcos has the legal right to occupy the Leased Real Property; (iii) no Group Company has received written notice of any domain, dispute or proceeding that would result in the taking of all or any part of the Leased Real Property and would, individually or in the aggregate, reasonably be expected to be material to the Group Companies and the business, taken as a whole; (iv) no landlord under the Real Property Leases is an Affiliate of any Group Company; and (v) no relevant Group Company is in breach of the current use restrictions for each of the Leased Real Properties in accordance with the provisions of the relevant Real Property Leases.

(d) In respect of each Leased Real Property and Real Property Lease and except as set forth in Schedule 4.20(d):

(i) all rent and other sums accrued and/or due to the date of this Agreement have been paid, all covenants and conditions in the Real Property Leases have been duly observed and performed to date by the relevant tenants, and no breaches have been waived or acquiesced in writing;

(ii) there are no rent reviews outstanding or currently under negotiation or the subject of reference to either an expert, an arbitrator or the courts;

(iii) each Leased Real Property held under the Real Property Leases is insured under policies obtained by the relevant landlord, tenant and/or management company, as required by the applicable Real Property Lease and such policies of insurance in respect of the Leased Real Property are in compliance with the relevant Real Property Lease; and

(iv) in the case of a Real Property Lease where the term expires in less than five years (such period being computed from the date of this Agreement), the relevant Group Company tenant has not waived or renounced any statutory lease renewal rights (if any exist) which have or will accrue to that relevant Group Company tenant under the Laws of the jurisdiction where the applicable Leased Real Property is located.

Section 4.21 Brokers. No broker, finder, financial advisor or investment banker, other than Barclays Capital Canada Inc. (whose fees will be included in Seller Expenses), is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Group Company.

Section 4.22 Material Customers and Material Vendors

(a) Schedule 4.22(a) lists the 15 largest Customers of the Group Companies measured by consolidated revenues/license fees of the Group Companies during the year ended August 31, 2023 (the “Material Customers”). Since the Latest Balance Sheet Date, no Group Company has received any written notice that any Material Customer has (whether as a result of the consummation of the transactions contemplated by this Agreement or otherwise): (i) cancelled or otherwise terminated any material Contract, or made a material adverse change in its relationship with any Group Company; (ii) ceased to use the products, goods or services of any Group Company; (iii) substantially reduced the use of products, goods or services of any Group Company; (iv) sought to materially reduce the price it will pay for products, goods or services of any Group Company or (v) threatened in writing to take any action described in the preceding subclauses (i) to (v).

(b) Since the Latest Balance Sheet Date, no Group Company has received any written notice that, as a result of the consummation of the transactions contemplated by this Agreement, there has been any material adverse change in the price of services, materials, supplies, merchandise or other goods, or that any Material Vendor will not provide services, materials, supplies, merchandise and other goods to Buyer or any Group Company at any time after the Closing on terms and conditions materially similar to those used in its current sales to the Group Companies, subject to general and customary price increases.

Section 4.23 Guild Agreements. Schedule 4.23 sets forth a true, complete and accurate list of the Guild Agreements. Each Group Company, as applicable, is in good standing in respect of its membership in any Producer’s Association in all material respects. Each Group Company, as applicable, is complying and has complied with all terms and conditions of any applicable Guild Agreements in all material respects. Except as set forth on Schedule 4.23, no Group Company has received written notice, or to the Company’s Knowledge verbal notice, of any violation of a Guild Agreement or material dispute with any Guild or Producer’s Association. No Group Company has been declared an unfair engager or designated a similar status resulting in a prohibition on Guild members from being engaged by any Group Company.

Section 4.24 Borrowings. Except as otherwise provided on Schedule 4.24, other than pursuant to the Credit Facility and the Production Loans listed on Schedule 1.1(b) and other than trading debts in the ordinary course of business, (a) no Group Company has agreed to create or incur any Indebtedness in the nature of borrowing and (b) no Group Company has any actual or contingent Indebtedness. No Group Company has had any repayment demanded before its stated maturity or received any notice intimating any default or potential default has occurred under the Credit Facility and Production Loans.

Section 4.25 Competition Act. The Group Companies, inclusive of all of their Affiliates, do not have assets in Canada with an aggregate value in excess of $175 million; nor do the gross revenues from sales in, from or into Canada of the Group Companies, inclusive of all of their Affiliates, exceed $175 million; all as determined pursuant to Part IX of the Competition Act (Canada) and the Notifiable Transactions Regulations (Canada) promulgated thereunder.

Section 4.26 Holding Company. Except as set forth on Schedule 4.26, the Company has no operations, no material assets and no material liabilities (other than obligations under this Agreement), and does not engage in, and has never engaged in, any business activities, other than (a) its ownership of the equity interests of its Subsidiaries, (b) activities in connection with this Agreement, and (c) engaging in transactions directly related to its ownership of the equity interests of its Subsidiaries. The Company (i) has no, and has never had any, employees and (ii) does not own or lease, and has never owned or leased, any real property or personal property.

Section 4.27 Related Party Transactions.

(a) Except as set out on Schedule 4.27(a) and except for the Neil Court Notes and the ZMC Blocker Notes, none of Sellers, any Affiliate of Sellers (other than a Group Company, ZMC Blocker or Management Holdcos) or, to the Company’s Knowledge, any other Seller Related Party (A) is a party to any Contract with any Group Company (other than in such Person’s capacity as an employee or other service provider of a Group Company), ZMC Blocker or Management Holdcos, (B) has any interest in or owns any material asset, tangible or intangible, of the Group Companies that is used in their business, or (C) owes any amount to, or is owed any amount by, a Group Company (other than compensation, benefits, or employee or director expense reimbursement, in each case, in the ordinary course or pursuant to an Employee Benefit Plan set forth on Schedule 4.15(a)), ZMC Blocker or Management Holdcos.

(b) Except as set forth on Schedule 4.27(b), as of the Closing, there will be no outstanding or unsatisfied liabilities (including inter-company accounts, notes, guarantees, loans, or advances) between any Group Company, ZMC Blocker or Management Holdcos, on the one hand, and any Seller Related Party, on the other hand.

Section 4.28 Bankruptcy. No Group Company has proposed, requested or entered into an arrangement with any of its creditors generally and has not been subject to, nor is currently subject to, a bankruptcy petition or other moratorium, reorganization, receivership, conservatorship, liquidation, dissolution or similar proceeding filed by or against a Group Company.

Section 4.29 No Additional Representations or Warranties. Notwithstanding the delivery or disclosure to Buyer, any of Buyer’s Affiliates, any of the foregoing’s respective direct or indirect equityholders or any of the foregoing’s respective officers, directors, employees, agents or other Representatives of any documentation or other information, except for the representations and warranties of the Company expressly set forth in this Article IV and any certificate or other instrument or document delivered by the Company pursuant to this Agreement and any Ancillary Document, none of Sellers, the Group Companies, ZMC Blocker, Management Holdcos, or any other Person on their behalf makes any other express or any implied representation or warranty with respect to the Group Companies.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ZMC BLOCKER

Each of ZMC Seller and ZMC Blocker hereby represents and warrants, on a several and not joint basis, to Buyer, as of the date of this Agreement and as of the Closing Date as follows:

Section 5.1 Organization and Qualification.

(a) ZMC Blocker is a corporation that is duly incorporated, validly existing and in good standing under the Laws of the Province of British Columbia. ZMC Blocker has the requisite corporate power and authority to own, lease and operate its material properties, rights and assets and to carry on its businesses as presently conducted.

(b) ZMC Blocker is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction in which the property, rights and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary.

Section 5.2 Capitalization.

(a) All of the Acquired ZMC Blocker Securities are duly authorized and validly issued and none of the Acquired ZMC Blocker Securities are subject to or were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Governing Documents of ZMC Blocker or any Contract to which ZMC Blocker is a party or by which ZMC Blocker or its properties or assets are bound. The Acquired ZMC Blocker Securities are held of record and beneficially owned by ZMC Seller. Except for the Acquired ZMC Blocker Securities, there are no other Equity Rights of ZMC Blocker issued, reserved for issuance or outstanding.

(b) (i) There are not any bonds, debentures, notes or other Indebtedness of ZMC Blocker having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the equity interests of ZMC Blocker may vote (“Voting ZMC Blocker Debt”), (ii) there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or Contracts to which ZMC Blocker is a party or by which any of them is bound (A) obligating ZMC Blocker to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Rights in, or any security convertible or exercisable for or exchangeable into any Equity Rights in, ZMC Blocker or any Voting ZMC Blocker Debt, (B) obligating ZMC Blocker to issue, grant, extend or enter into any such option, warrant, right, security, Contract or commitment or (C) obligating ZMC Blocker to make any payment based on the value of any Acquired ZMC Blocker Security and (iii) there are not any outstanding contractual obligations of ZMC Blocker to repurchase, redeem or otherwise acquire any Equity Rights of ZMC Blocker.

(c) Except for the Company Securities held by ZMC Blocker, ZMC Blocker does not own, directly or indirectly, any Equity Rights in any Person.

Section 5.3 Authority. ZMC Blocker has the requisite corporate power and authority to (a) execute and deliver this Agreement and each other Ancillary Document, (b) consummate the transactions contemplated hereby and by the Ancillary Documents and (c) perform its respective obligations hereunder and thereunder, to the extent ZMC Blocker is or will be a signatory thereto. The execution and delivery of this Agreement and each Ancillary Document to which ZMC Blocker is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of ZMC Blocker’s respective obligations contemplated hereunder and thereunder have been (and the Ancillary Documents to which ZMC Blocker will be a signatory will be) duly authorized by all necessary corporate power on the part of ZMC Blocker and no other proceeding (including by its equityholders) on the part of ZMC Blocker is necessary to authorize this Agreement and the Ancillary Documents to which ZMC Blocker is or will be a signatory or to consummate the transactions contemplated hereby. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which ZMC Blocker is required to be a signatory will be) duly and validly executed and delivered by ZMC Blocker and constitutes a valid, legal and binding agreement of ZMC Blocker (assuming that this Agreement has been and the Ancillary Documents to which ZMC Blocker is required to be a signatory will be duly and validly authorized, executed and delivered by Buyer, where applicable), enforceable against ZMC Blocker in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 5.4 Filings. All returns, particulars, resolutions and other documents that ZMC Blocker is required by law to file with or deliver to any Governmental Entity have been properly prepared in all material respects and filed and were true, complete and accurate in all material respects.

Section 5.5 Holding Company. Except for the ZMC Blocker Notes, ZMC Blocker has no operations, no material assets and no material liabilities (other than obligations under this Agreement), and does not engage in, and has never engaged in, any business activities, other than (a) its ownership of Company Securities, (b) activities in connection with this Agreement, and (c) engaging in transactions directly related to its ownership of Company Securities. ZMC Blocker (i) has no, and has never had any, employees and (ii) does not own or lease, and has never owned or leased, any real property or personal property.

Section 5.6 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 7.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by ZMC Blocker of this Agreement or the Ancillary Documents to which ZMC Blocker is or will be a signatory or the consummation by ZMC Blocker of the transactions contemplated hereby, except for (a) compliance with and filings under the HSR Act and Foreign Competition Laws, (b) such filings as may be required by any applicable federal or state securities, takeover or “blue sky” Laws or (c) as set forth on Schedule 5.6. Neither the execution, delivery or performance by ZMC Blocker of this Agreement or the Ancillary Documents to which ZMC Blocker is or will be a signatory nor the consummation by ZMC Blocker of the transactions contemplated hereby will (i) violate any provision of ZMC Blocker’s Governing Documents, (ii) conflict with, or result in a breach of the material terms or provisions of, or constitute a default under any material Contract by which ZMC Blocker or ZMC Blocker’s properties or assets may be bound, (iii) violate any Order or Law of any Governmental Entity having jurisdiction over ZMC Blocker or any of its respective properties or assets or (iv) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the properties, rights or assets of ZMC Blocker.

Section 5.7 Litigation. There are no proceedings pending or threatened in writing against ZMC Blocker, at law or in equity, before or by any Governmental Entity which would reasonably be expected to adversely materially affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.8 Brokers. No broker, finder, financial advisor or investment banker, other than Barclays Capital Canada Inc. (whose fees will be included in the Seller Expenses), is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ZMC Blocker.

Section 5.9 Financial Statements.

(a) Attached on Schedule 5.9 are the following financial statements of ZMC Blocker: the unaudited balance sheets and the related statements of income and cash of ZMC Blocker for each of December 31, 2023 (the “Latest ZMC Balance Sheet”), December 31, 2022 and December 31, 2021 (collectively, the “Blocker Financial Statements”).

(b) Except as set forth on Schedule 5.9(b), the Blocker Financial Statement are correct and complete in all material respects, have been prepared consistent with the books and records of ZMC Blocker, fairly present in all material respects the financial condition and the results of operations of ZMC Blocker as of the dates and for the periods indicated therein, and have been prepared in accordance with IFRS, and the Blocker Financial Statements, taken as a whole, present fairly in all material respects the consolidated financial condition, results of operations and cash flows of ZMC Blocker as of such dates and for the applicable periods then ended. ZMC Blocker does not have any liability other than any such liabilities (1) specifically reflected and adequately reserved against on the Latest ZMC Balance Sheet; and (2) incurred since the date of the Latest ZMC Balance Sheet (none of which is a liability for breach of Contract, breach of warranty, tort, infringement, violation of Law, misappropriation, or that relates to any cause of action, claim or lawsuit) in the ordinary course of business consistent with past practice.

(c) ZMC Blocker maintains a system of internal controls over financial reporting adequate to provide reasonable assurances regarding the reliability of financial reporting and the preparation of ZMC Blocker’s financial statements, including the Blocker Financial Statements, in accordance with IFRS. Neither ZMC Seller nor ZMC Blocker has identified or been made aware of (i) any fraud that involves any of its management or any other current employee or director of ZMC Blocker who has a role in the preparation of financial statements or the internal accounting controls utilized by ZMC Blocker, or (ii) any claim or allegation regarding the foregoing.

(d) Except for the ZMC Blocker Notes, ZMC Blocker has no liabilities of a type required to be reflected on a balance sheet prepared in accordance with IFRS.

Section 5.10 Tax Matters.

(a) ZMC Blocker has prepared and timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account any extensions), all of which were correct and complete in all respects when filed, and ZMC Blocker has paid all Taxes that are due and payable by ZMC Blocker (whether or not shown as due on such Tax Returns), including all installments on account of Taxes for the current year that are due and payable.

(b) There are no Liens upon any of the assets or properties of ZMC Blocker in respect of Taxes, other than Permitted Liens.

(c) ZMC Blocker has duly and timely collected, withheld or deducted all Taxes required to be collected, withheld or deducted including, without limitation, in respect of any payments made to a non-resident of Canada (within the meaning of the Tax Act) or as a result of the application of subsections 15(1) or (2) of the Tax Act, and has duly and timely paid and remitted such Taxes to the appropriate Governmental Entity.

(d) ZMC Blocker is not a registrant for the purposes of Part IX of the ETA or any provincial sales tax legislation (including the Quebec Sales Tax Act).

(e) There are no transactions or events that have resulted, and no circumstances existing, which could result in the application of any of sections 17, 78, 79, 79.1, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction to ZMC Blocker.

(f) There are no transactions undertaken by ZMC Blocker to which subsection 247(2) or (3) of the Tax Act may reasonably be expected to apply.

(g) ZMC Blocker is not currently the subject of a Tax audit or examination.

(h) ZMC Blocker has not consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority.

(i) ZMC Blocker (A) has not been a member of an affiliated group of corporations that filed Tax Returns on a combined, consolidated or unitary basis (other than a group the common parent of which is or was a Group Company) or (B) has any liability for Taxes of any Person (other than the Group Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of U.S. state, local, or non-U.S. Law) or as a transferee or successor.

(j) ZMC Blocker is not a party to or bound by any Tax allocation or sharing agreement (other than (x) any such agreement or arrangement that is solely between or among ZMC Blocker and any Group Company, or (y) customary provisions in commercial arrangements the primary purpose of which is not related to Taxes).

(k) ZMC Blocker is not and has not been a party to any “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4(b) or any similar provision of state, local or non U.S. Law or a transaction that required disclosure under any of sections 237.3, 237.4 or 237.5 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction.

(l) ZMC Blocker has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

(m) ZMC Blocker has not acquired property from, or disposed of property to, a person with whom it does not deal at arm’s length (for purposes of the Tax Act) for an amount that is other than the fair market value of such property and has not been deemed to have done so for purposes of any Tax law in circumstances that could give rise to a liability for ZMC Blocker pursuant to section 160 of the Tax Act or any equivalent Tax law.

(n) ZMC Blocker has not claimed any amount as a reserve under the Tax Act (including under any one or more of subparagraph 40(1)(a)(iii), paragraph 20(1)(m) or paragraph 20(1)(n) of the Tax Act) or any analogous provincial or territorial Tax law, in each case, where any such amount could be included in the income of ZMC Blocker for any Tax period other than a Pre-Closing Tax Period.

(o) ZMC Blocker will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any Tax period or portion thereof ending after the Closing Date as a result of any (i) improper use of or change in a method of accounting during a Tax period ending on or prior to the Closing Date, (ii) closing agreement (or similar agreement under any corresponding or similar provision of applicable Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of applicable Tax Law).

(p) ZMC Blocker has not made, at any time, an “excessive eligible dividend election”, as defined in subsection 89(1) of the Tax Act, or an election in respect of a dividend that is in excess of its “capital dividend account”, for purposes of subsection 83(2) of the Tax Act, in respect of any dividend paid or deemed by any provision of the Tax Act to have been paid on any class of shares of its capital stock.

Section 5.11 Employees and Employee Plans. ZMC Blocker does not and has not employed any employees or engaged any sole member or natural person independent contractors. ZMC Blocker does not sponsor, maintain or contribute to or have any liability with respect to any Employee Benefit Plan or any other employee benefit plan or policy.

Section 5.12 No Additional Representations and Warranties. Notwithstanding the delivery or disclosure to Buyer, any of Buyer’s Affiliates, any of the foregoing’s respective direct or indirect equityholders or any of the foregoing’s respective officers, directors, employees, agents or other Representatives of any documentation or other information except for the representations and warranties of ZMC Blocker expressly set forth in this Article V and any certificate or other instrument or document delivered by ZMC Blocker pursuant to this Agreement and any Ancillary Document, none of Sellers, the Group Companies, ZMC Blocker, Management Holdcos, or any other Person on their behalf makes any other express or any implied representation or warranty with respect to ZMC Blocker.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF MANAGEMENT HOLDCOS

Each Management Seller and Management Holdco hereby represents and warrants to Buyer, for itself and not for any other Management Holdco, on a joint and several basis with respect to itself and its respective Management Holdco (and not with respect to any other Management Seller or Management Holdco), as of the date of this Agreement and as of the Closing Date, as follows:

Section 6.1 Organization and Qualification.

(a) Such Management Holdco is a corporation that is duly incorporated, validly existing and in good standing under the Laws of the Province of Ontario. Such Management Holdco has the requisite corporate power and authority to own, lease and operate its material properties, rights and assets and to carry on its businesses as presently conducted.

(b) Such Management Holdco is duly qualified or licensed to transact business and is in good standing (if applicable) in each jurisdiction in which the property, rights and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary.

Section 6.2 Capitalization.

(a) All of the Acquired Management Holdco Securities owned by such Management Holdco are duly authorized and validly issued and none of the Acquired Management Holdco Securities owned by such Management Holdco are subject to or were issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Governing Documents of such Management Holdco or any Contract to which such Management Holdco is a party or by which such Management Holdco or its properties or assets are bound. Notwithstanding anything herein to the contrary, any transfers of Management Holdco Securities in accordance with the Management Holdco Reorganization shall not constitute a violation or breach of this Section 6.2. The applicable Acquired Management Holdco Securities are held of record and beneficially owned by the applicable Management Sellers. Except for the Acquired Management Holdco Securities, there are no other Equity Rights of the applicable Management Holdcos issued, reserved for issuance or outstanding.

(b) (i) There are not any bonds, debentures, notes or other Indebtedness of such Management Holdco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of the equity interests of such Management Holdco may vote (“Voting Management Holdco Debt”), (ii) there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units or Contracts to which such Management Holdco is a party or by which it is bound (A) obligating such Management Holdco to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Rights in, or any security convertible or exercisable for or exchangeable into any Equity Rights in, such Management Holdco or any Voting Management Holdco Debt, (B) obligating such Management Holdco to issue, grant, extend or enter into any such option, warrant, right, security, Contract or commitment or (C) obligating such Management Holdco to make any payment based on the value of any Acquired Management Holdco Security and (iii) there are not any outstanding contractual obligations of such Management Holdco to repurchase, redeem or otherwise acquire any Equity Rights of such Management Holdco.

(c) Except for the Company Securities held by such Management Holdco, such Management Holdco does not own, directly or indirectly, any Equity Rights in any Person.

Section 6.3 Authority. Such Management Holdco has the requisite corporate power and authority to (a) execute and deliver this Agreement and each other Ancillary Document, (b) consummate the transactions contemplated hereby and by the Ancillary Documents and (c) perform its respective obligations hereunder and thereunder, to the extent such Management Holdco is or will be a signatory thereto. The execution and delivery of this Agreement and each Ancillary Document to which such Management Holdco is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of such Management Holdco’s respective obligations contemplated hereunder and thereunder have been (and the Ancillary Documents to which such Management Holdco will be a signatory will be) duly authorized by all necessary corporate power on the part of such Management Holdco and no other proceeding (including by its equityholders) on the part of such Management Holdco is necessary to authorize this Agreement and the Ancillary Documents to which such Management Holdco is or will be a signatory or to consummate the transactions contemplated hereby. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which such Management Holdco is required to be a signatory will be) duly and validly executed and delivered by such Management Holdco and constitutes a valid, legal and binding agreement of such Management Holdco (assuming that this Agreement has been and the Ancillary Documents to which such Management Holdco is required to be a signatory will be duly and validly authorized, executed and delivered by Buyer, where applicable), enforceable against such Management Holdco in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 6.4 Filings.

(a) All statutory books, minute books and registers of such Management Holdco have been properly kept in all material respects, are written and up to date in all material respects and contain a true, complete and accurate record of all matters which should, in accordance with industry practice and as required by any applicable Law, be contained therein. No notice or allegation has been received by such Management Sellers’ respective Management Holdco that any such books or registers are incorrect or should be rectified. All such books and registers are in the possession of or under the control of such Management Holdco.

(b) All returns, particulars, resolutions and other documents that such Management Holdco is required by law to file with or deliver to any Governmental Entity have been properly prepared in all material respects and filed and were true, complete and accurate in all material respects.

Section 6.5 Holding Company. Except as set forth on Schedule 6.5, such Management Holdco has no operations, no material assets and no material liabilities (other than obligations under this Agreement), and does not engage in, and has never engaged in, any business activities, other than (a) its ownership of Company Securities, (b) activities in connection with this Agreement, and (c) engaging in transactions directly related to its ownership of Company Securities. Except as set forth on Schedule 6.5, such Management Holdco (i) has no, and has never had any, employees and (ii) does not own or lease, and has never owned or leased, any real property or personal property.

Section 6.6 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of Buyer set forth in Section 7.3, no notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance by such Management Holdco of this Agreement or the Ancillary Documents to which such Management Holdco is or will be a signatory or the consummation by such Management Holdco of the transactions contemplated hereby, except for (a) compliance with and filings under the HSR Act and Foreign Competition Laws and (b) such filings as may be required by any applicable federal or state securities, takeover or “blue sky” Laws. Neither the execution, delivery or performance by such Management Holdco of this Agreement or the Ancillary Documents to which such Management Holdco is or will be a signatory nor the consummation by such Management Holdco of the transactions contemplated hereby will (i) violate any provision of such Management Holdco’s Governing Documents, (ii) conflict with, or result in a breach of the material terms or provisions of, or constitute a default under any material Contract by which such Management Holdco or such Management Holdco’s properties or assets may be bound, (iii) violate any Order or Law of any Governmental Entity having jurisdiction over such Management Holdco or any of its respective properties or assets or (iv) except as contemplated by this Agreement or with respect to Permitted Liens, result in the creation of any Lien upon any of the properties, rights or assets of such Management Holdco.

Section 6.7 Litigation. There are no proceedings pending or threatened in writing against such Management Holdco, at law or in equity, before or by any Governmental Entity which would reasonably be expected to adversely materially affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

Section 6.8 Brokers. No broker, finder, financial advisor or investment banker, other than Barclays Capital Canada Inc. (whose fees will be included in the Seller Expenses), is entitled to any broker’s, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Management Holdco.

Section 6.9 Financial Statements.

(a) Attached on Schedule 6.9(a) are the following financial statements of such Management Holdco: the unaudited balance sheets and the related statements of income and cash of (x) Jarosz Holdco for each of June 30, 2023, June 30, 2022 and June 30, 2021; (y) Commisso Holdco for each of December 31, 2022 and December 31, 2021; and (z) Osborne Holdco for each of December 31, 2022 and December 31, 2021 (the “Management Holdco Financial Statements”).

(b) The applicable Management Holdco Financial Statements are correct and complete in all material respects, have been prepared consistent with the books and records of the applicable Management Holdco, fairly present in all material respects the financial condition and the results of operations of such Management Holdco as of the dates and for the periods indicated therein, and have been prepared in accordance with Accounting Standards for Private Enterprises (“ASPE”), and the applicable Management Holdco Financial Statements, taken as a whole, present fairly in all material respects the consolidated financial condition, results of operations and cash flows of such Management Holdco as of such dates and for the applicable periods then ended. Such Management Holdco does not have any liability other than any such liabilities (1) specifically reflected on the balance sheet for the most recent financial statement for such Management Holdco and (2) incurred since the date of the balance sheet for the most recent financial statement for such Management Holdco (none of which is a liability for breach of Contract, breach of warranty, tort, infringement, violation of Law, misappropriation, or that relates to any cause of action, claim or lawsuit) in the ordinary course of business consistent with past practice.

(c) When prepared and delivered as required under Section 8.25 of this Agreement, the unaudited balance sheets and the related statements of income and cash of the financial statements for each of Commisso Holdco and Osborne Holdco as of December 31, 2023 (the “Additional Management Holdco Financial Statements”) will be in compliance with the requirements of the representations in Section 6.9(b). In no event will the Additional Management Holdco Financial Statements reflect any liabilities not materially consistent (in type, amount and scope) with the liabilities reflected on the applicable Management Holdco Financial Statements for December 31, 2022.

(d) Such Management Holdco maintains a system of internal controls over financial reporting adequate to provide reasonable assurances regarding the reliability of financial reporting and the preparation of such Management Holdco’s financial statements, including the Management Holdco Financial Statements (and, when prepared and delivered, the Additional Management Holdco Financial Statements), in accordance with ASPE. Such Management Holdco has not identified or been made aware of (i) any fraud that involves any of its management or any other current employee or director of such Management Holdco who has a role in the preparation of financial statements or the internal accounting controls utilized by such Management Holdco, or (ii) any claim or allegation regarding the foregoing.

(e) Such Management Holdco has no liabilities of a type required to be reflected on a balance sheet prepared in accordance with ASPE.

Section 6.10 Tax Matters.

(a) Such Management Holdco has prepared and timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account any extensions), all of which were correct and complete in all respects when filed, and such Management Holdco has paid Taxes that are due and payable by such Management Holdco (whether or not shown as due on such Tax Returns), including all installments on account of Taxes for the current year that are due and payable.

(b) There are no Liens upon any of the assets or properties of such Management Holdco in respect of Taxes, other than Permitted Liens.

(c) Such Management Holdco has duly and timely collected, withheld or deducted all Taxes required to be collected, withheld or deducted, including, without limitation, in respect of any payments made to a non-resident of Canada (within the meaning of the Tax Act) or as a result of the application of subsections 15(1) or (2) of the Tax Act, and has duly and timely paid and remitted such Taxes to the appropriate Governmental Entity.

(d) Such Management Holdco is not a registrant for the purposes of Part IX of the ETA or any provincial sales tax legislation (including the Quebec Sales Tax Act).

(e) There are no transactions or events that have resulted, and no circumstances existing, which could result in the application of any of sections 17, 78, 79, 79.1, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction to such Management Holdco.

(f) There are no transactions undertaken by such Management Holdco to which subsection 247(2) or (3) of the Tax Act may reasonably be expected to apply.

(g) Such Management Holdco is not currently the subject of a Tax audit or examination.

(h) Such Management Holdco has not consented to extend the time, or is the beneficiary of any extension of time, in which any Tax may be assessed or collected by any taxing authority.

(i) Such Management Holdco (A) has not been a member of an affiliated group of corporations that filed Tax Returns on a combined, consolidated or unitary basis (other than a group the common parent of which is or was a Group Company) or (B) has any liability for Taxes of any Person (other than the Group Companies) under Treas. Reg. Section 1.1502-6 (or any similar provision of U.S. state, local, or non-U.S. Law) or as a transferee or successor.

(j) Such Management Holdco is not a party to or bound by any Tax allocation or sharing agreement (other than (x) any such agreement or arrangement that is solely between or among such Management Holdco and any Group Company, or (y) customary provisions in commercial arrangements the primary purpose of which is not related to Taxes).

(k) Such Management Holdco is not and has not been a party to any “listed transaction” within the meaning of Treas. Reg. Section 1.6011-4(b) or any similar provision of state, local or non U.S. Law or a transaction that required disclosure under any of sections 237.3, 237.4 or 237.5 of the Tax Act or any analogous provision of any comparable Tax law of any jurisdiction.

(l) Such Management Holdco has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355.

(m) Such Management Holdco has not acquired property from, or disposed of property to, a person with whom it does not deal at arm’s length (for purposes of the Tax Act) for an amount that is other than the fair market value of such property and has not been deemed to have done so for purposes of any Tax law in circumstances that could give rise to a liability for such Management Holdco pursuant to section 160 of the Tax Act or any equivalent Tax law.

(n) Such Management Holdco has not claimed any amount as a reserve under the Tax Act (including under any one or more of subparagraph 40(1)(a)(iii), paragraph 20(1)(m) or paragraph 20(1)(n) of the Tax Act) or any analogous provincial or territorial Tax law, in each case, where any such amount could be included in the income of such Management Holdco for any Tax period other than a Pre-Closing Tax Period.

(o) Such Management Holdco will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any Tax period or portion thereof ending after the Closing Date as a result of any (i) improper use of or change in a method of accounting during a Tax period ending on or prior to the Closing Date, (ii) closing agreement (or similar agreement under any corresponding or similar provision of applicable Tax Law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of applicable Tax Law).

(p) Such Management Holdco has not made, at any time, an “excessive eligible dividend election”, as defined in subsection 89(1) of the Tax Act, or an election in respect of a dividend that is in excess of its “capital dividend account”, for purposes of subsection 83(2) of the Tax Act, in respect of any dividend paid or deemed by any provision of the Tax Act to have been paid on any class of shares of its capital stock.

Section 6.11 Employees and Employee Plans. Such Management Holdco does not and has not employed any employees or engaged any sole member or natural person independent contractors. Such Management Holdco does not sponsor, maintain or contribute to or have any liability with respect to any Employee Benefit Plan or any other employee benefit plan or policy.

Section 6.12 No Additional Representations and Warranties. Notwithstanding the delivery or disclosure to Buyer, any of Buyer’s Affiliates, any of the foregoing’s respective direct or indirect equityholders or any of the foregoing’s respective officers, directors, employees, agents or other Representatives of any documentation or other information except for the representations and warranties of Management Holdcos expressly set forth in this Article VI and any certificate or other instrument or document delivered by Management Holdcos pursuant to this Agreement and any Ancillary Document, none of Sellers, the Group Companies, ZMC Blocker, Management Holdcos, or any other Person on their behalf makes any other express or any implied representation or warranty with respect to Management Holdcos.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers, the Company, ZMC Blocker and Management Holdcos, as of the date of this Agreement and as of the Closing Date, as follows:

Section 7.1 Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to carry on its businesses as now being conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 7.2 Authority. Buyer has all necessary corporate power and authority to (a) execute and deliver this Agreement and each Ancillary Document, (b) consummate the transactions contemplated hereby and by the Ancillary Documents and (c) perform its obligations hereunder and thereunder, to the extent Buyer is or will be a signatory thereto. The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is or will be a signatory and the consummation of the transactions contemplated hereby and thereby and the performance of Buyer’s obligations contemplated hereunder and thereunder have been (and the Ancillary Documents to which Buyer will be a signatory will be) duly authorized by all necessary corporate power on the part of Buyer and no other proceeding (including by its equityholders) on the part of Buyer is necessary to authorize this Agreement and the Ancillary Documents to which Buyer is or will be a signatory or to consummate the transactions contemplated hereby. This Agreement has been (and the execution and delivery of each of the Ancillary Documents to which Buyer is or will be a signatory are or will be) duly and validly executed and delivered by Buyer and constitutes a valid, legal and binding agreement of Buyer (assuming that this Agreement has been and the Ancillary Documents to which Buyer is a party will be duly and validly authorized, executed and delivered by each Seller to the extent such Seller is to be a signatory thereto), enforceable against Buyer in accordance with their terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

Section 7.3 Consents and Approvals; No Violations. Assuming the truth and accuracy of the representations and warranties of the Company contained in Section 4.10, ZMC Blocker contained in Section 5.6 and Management Holdcos in Section 6.6, no material notices to, filings with, or authorizations, consents or approvals of any Person or Governmental Entity are necessary for the execution, delivery or performance of this Agreement or the Ancillary Documents to which Buyer is or will be a signatory or the consummation by Buyer of the transactions contemplated hereby, except for (a) such filings as may be required by any applicable federal or state securities, takeover or “blue sky” Laws, and (b) consents, the failure of which to be made or obtained would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby. Neither the execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which Buyer is or will be a signatory nor the consummation by Buyer of the transactions contemplated hereby will (i) violate any provision of Buyer’s Governing Documents, (ii) conflict with, or result in a breach of the material terms or provisions of, or constitute a default under any material Contract by which Buyer or Buyer’s properties or assets may be bound, or (iii) violate any Order or Law of any Governmental Entity applicable to Buyer or any of Buyer’s properties or assets, except in the case of clauses (ii) and (iii) above, for violations which would not prevent or materially delay the consummation of the transactions contemplated hereby.

Section 7.4 Financial Capacity. Buyer will have at the Closing sufficient cash on hand to pay the Purchase Price as well as any other amounts required to be paid pursuant to this Agreement.

Section 7.5 Solvency. Buyer is not entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Group Companies, ZMC Blocker and Management Holdcos. Buyer is Solvent as of the date of this Agreement and, assuming (a) the satisfaction of the conditions to Buyer’s obligation to consummate the transactions as contemplated by this Agreement and (b) the accuracy as of the Adjustment Time of the representations and warranties of Sellers in Section 3.2, Buyer will, after giving effect to all of the transactions contemplated by this Agreement, including the payment of the Purchase Price and all other amounts required to be paid in connection with the consummation of the transactions contemplated hereby, be Solvent at and immediately after the Closing. As used in this Section 7.5, the term “Solvent” means, with respect to a particular date, (i) the sum of the assets, at a fair valuation, of Buyer will exceed its debts, (ii) Buyer has not incurred and does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as such debts mature in the ordinary course of business and (iii) Buyer has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 7.5, “debt” means any liability on a claim, and “claim” means any (y) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 7.6 Investment Intent. Buyer is acquiring the Acquired Securities for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Acquired Securities in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Buyer agrees that the Acquired Securities may not be sold, transferred, offered for sale, pledge, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Buyer is able to bear the economic risk of holding the Acquired Securities for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 7.7 Brokers. No broker, finder, financial advisor or investment banker, other than Cyndx Advisors, LLC, d/b/a CDX Advisors, is entitled to any brokerage, finder’s, financial advisor’s, investment banker’s fee or commission or similar payment in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or any of its respective Affiliates for which Sellers’ Representative, any Seller, any Group Company, ZMC Blocker or Management Holdcos may become liable.

Section 7.8 Competition Act. Buyer, inclusive of its Affiliates, does not have assets in Canada with an aggregate value in excess of $175 million; nor do the gross revenues from sales in, from or into Canada of Buyer, inclusive of its Affiliates, exceed $175 million; all as determined pursuant to Part IX of the Competition Act (Canada) and the Notifiable Transactions Regulations (Canada) promulgated thereunder.

Section 7.9 Canadian Status. At the Closing, Buyer will be a prescribed taxable Canadian corporation, within the meaning of subsection 1106(2) of the Income Tax Regulations (Canada).

Section 7.10 Investigation; No Other Representations. Buyer is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Group Companies, ZMC Blocker, the Management Holdcos and the transactions contemplated hereby, which investigation, review and analysis were conducted by Buyer together with expert advisors, including legal counsel, that it has engaged for such purpose. Buyer acknowledges that, other than the specific representations and warranties expressly set forth in Article III, Article IV, Article V and Article VI of this Agreement and in the certificates or other instruments or documents delivered by Sellers, Sellers’ Representative, the Company, ZMC Blocker or Management Holdcos pursuant hereto, none of Sellers, Sellers’ Representative, the Group Companies, ZMC Blocker, Management Holdcos or any of its or their respective direct or indirect equityholders or Representatives makes or has made any representation or warranty, either express or implied, at law or in equity.

ARTICLE VIII

COVENANTS

Section 8.1 Conduct of Business of the Group Companies, ZMC Blocker and Management Holdcos.

(a) Except (1) as contemplated by this Agreement or any Ancillary Document, (2) as consented to in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as required in order to comply with any Law or Contract, or in response to COVID-19 (provided that the Company shall notify Buyer in writing regarding any COVID-19 measures), (4) for any amendments to or waivers under the Credit Facility, or (5) as set forth on Schedule 8.1(a), from and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Company shall, and the Company and the Sellers (exercising their rights as shareholders directly or indirectly in the Company) shall cause each Group Company to (x) conduct its business in the ordinary course consistent with past practice and in compliance in all material respects with all applicable Laws, (y) use commercially reasonable efforts to preserve intact the present business, operations, permits, rights, goodwill of the Group Companies and their relations with customers, suppliers and other Persons with which the Group Companies does business, and, without limiting the generality of the foregoing, and (z) not do any of the following, directly or indirectly:

(i) acquire in any manner (whether by merger or consolidation, the purchase of an equity interest in or a material portion of the assets of or otherwise) any business or any corporation, partnership, association or other business organization or division thereof of any other Person;

(ii) change, amend or modify in any way its Governing Documents;

(iii) (A) issue, pledge, transfer, encumber, modify, subdivide, split, combine or reclassify any Equity Rights of any Group Company (other than in connection with the creation of wholly-owned production companies in the ordinary course of business; provided that the Company shall notify the Buyer in writing in advance of taking such actions), (B) declare, set aside, issue, make or pay any dividend or other distribution (whether in cash, stock, personal or real property, or other thing of value or any combination thereof) in respect of its issued and outstanding equity interests (except for dividends paid by a Group Company to any other Group Company made in the ordinary course of business, cash dividends from the Company to Sellers, cash dividends from the Company to ZMC Blocker or Management Holdcos, cash dividends from ZMC Blocker to ZMC Seller, cash dividends from Management Holdcos to Management Sellers or distributions to shareholders of a Third Party Equity Interest), provided that, any such cash dividend: (w) must not be made or sourced from Production Cash or Restricted Cash, (x) must comply with Law and the Governing Documents of the Company, ZMC Blocker and Management Holdcos (as applicable), (y) must be made in compliance with all contractual obligations of the Group Companies and (z) must comply with the Company’s obligations under Section 8.21 hereof or (C) directly or indirectly redeem, repurchase or otherwise acquire any of its Equity Rights;

(iv) sell, assign, lease, license, terminate, or otherwise transfer or dispose of, create or incur any Lien (other than Permitted Liens) on, or grant any interest in or rights with respect to, any Group Company’s material assets, securities, rights, properties, interests or businesses (including any Owned Intellectual Property or Licensed Intellectual Property); provided, however, that the foregoing shall not prohibit any Group Company from (A) selling, leasing or otherwise transferring or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business, (B) entering into licenses of Intellectual Property in the ordinary course of business or (C) abandoning, permitting to lapse or expire or otherwise disposing of immaterial or obsolete Intellectual Property in the ordinary course of business with Buyer’s consent (which consent shall not be unreasonably withheld, conditioned or delayed);

(v) enter into, assume, modify, supplement, extend, amend, cancel or terminate or release any material claim or right under, any Material Contract, other than (1) renewals in the ordinary course of business, (2) entering into any Contracts with the Group Companies’ vendors as of the date hereof, (3) entering into any new license, service or funding agreements with revenue payable to the Group Companies, or (4) to the extent such action does not materially alter the terms thereof;

(vi) except in accordance with Section 8.11(b) or as required pursuant to the terms of any Employee Benefit Plan existing as of the date of this Agreement or entered into after the date hereof in compliance with this Agreement, (A) terminate, establish, adopt, enter into, or materially amend any Employee Benefit Plan or Foreign Benefit Plan, other than with respect to changes to benefits in connection with annual enrollment in the ordinary course of business consistent with past practice or as required by applicable Law, (B) other than in the ordinary course of business consistent with past practice, increase the base salary or target annual bonus of any employee of any Group Company with a base salary in excess of $150,000; provided, however, that the foregoing shall not prohibit (x) any payment of commissions under any contracts or commissions schedules or arrangements existing as of the date of this Agreement or entered into after the date hereof in compliance with this Agreement or (y) any changes to commissions schedules or arrangements in the ordinary course of business consistent with past practice, (C) terminate, or serve notice of termination on, any employee with an annual base compensation in excess of $150,000 (other than any terminations for cause or terminations in connection with any budgeted productions or budgeted development projects), (D) hire, or offer to hire, any individual, other than the hiring of employees with annual base compensation not in excess of $150,000 in the ordinary course of business consistent with past practice and other than the hiring of any employee in connection with any budgeted productions or budgeted development projects, or (E) engage, or offer to engage, any natural person, sole member or sole proprietor independent contractor with an annual base compensation in excess of $45,000, other than engaging any independent contractor in connection with any budgeted productions or budgeted development projects;

(vii) make a loan, advance or capital contribution to, or an investment in, another Person (other than between or among Group Companies);

(viii) make any change in any method of accounting or accounting practice or policy, except as required by IFRS;

(ix) terminate, fail to renew or fail to maintain any insurance coverage (other than in connection with any Employee Benefit Plan or in connection with ordinary course production insurance for completed productions);

(x) make, change or revoke any Tax election, change an annual accounting period, adopt or change any accounting method, or consent to any extension or waiver of the limitation period applicable to any Tax claim, in each case except as required by IFRS or GAAP (as applicable) or any applicable Law;

(xi) enter into or discontinue any line of business material to the business of the Group Companies or any joint venture or similar arrangement other than co-production or co-venture agreements relating to new productions;

(xii) (A) materially delay or postpone any payment of any accounts payable or other payables or expenses other than any such payables or expenses that shall be paid off at or prior to the Closing, (B) accelerate the collection of accounts receivable in advance of or beyond the dates when such accounts receivable would have been collected or (C) adopt or implement any change in its policies or practices with respect to the extension of any discounts or credits to customers;

(xiii) incur, create, assume or otherwise become liable for any Indebtedness for borrowed money, other than (A) current liabilities (including trade payables) incurred in the ordinary course of business, (B) pursuant to any Production Loan, (C) any borrowing under the Credit Facility or (D) as would otherwise be accounted for as Closing Indebtedness;

(xiv) enter into any transaction with any Seller Related Party other than (A) in the ordinary course of business consistent with past practice or (B) pursuant to the terms of the Courtwood Consulting Agreement or ZMC Advisory Agreement but only to the extent such transaction shall be terminated at Closing and any amounts due and unpaid thereunder as of immediately prior to the Closing shall constitute Closing Indebtedness;

(xv) amend, alter, extend or otherwise change the terms of the Courtwood Consulting Agreement or ZMC Advisory Agreement. No Group Company shall enter into any advisory, management, consulting or similar agreement with any Seller or any Affiliate of any Seller;

(xvi) authorize capital expenditures in excess of $150,000 in the aggregate, other than amounts materially consistent with the budget and business plan of the Group Companies for the applicable fiscal year that was made available to Buyer as of the date of this Agreement;

(xvii) commence, settle, compromise, pay, discharge, waive, release or resolve (or agree to settle, compromise, pay, discharge, waive, release or resolve) any legal proceeding (whether or not commenced prior to the date of this Agreement) involving (A) a payment by the Group Companies of more than $150,000 in the aggregate, (B) imposing injunctive relief or criminal penalties on any Group Company or (C) for which the applicable Group Company does not receive a full release of liability; provided, that this clause (xvii) shall not apply to or prohibit any Group Company from settling the Specified Matters as long as such settlement (1) does not impose injunctive relief or criminal penalties on any Group Company and (2) provides for a full release of liability with respect to the applicable Specified Matter for each Group Company that is party to the applicable Specified Matter.

(xviii) enter into any new lease, sublease, or other occupancy agreement in respect of real property, materially amend or modify any of the Real Property Leases, or terminate (excluding any expiration in accordance with its terms or any termination due to a default by the counterparty thereto) or transfer any of the Real Property Leases;

(xix) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, including any transfer of Acquired Securities to an Seller’s Affiliates, spouse, lineal descendants or one or more trusts;

(xx) waive, release, amend or fail to enforce any non-competition, non-solicitation, non-disclosure, non-interference, non-disparagement, or other restrictive covenant obligation of any current or former employee or independent contractor of any Group Company, in each case other than as required by applicable Law;

(xxi) effect a “plant closing” or “mass layoff” (as such terms are defined under the WARN Act) or similar redundancies or group termination under the WARN Act; or

(xxii) agree in writing or otherwise to do anything prohibited by clauses (i) through (xxi) above.

(b) Except (i) as ZMC Blocker reasonably believes, in consultation with outside counsel, is required by applicable Law or any Governmental Entity, (ii) as otherwise expressly contemplated in this Agreement, (iii) as Buyer may consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, ZMC Blocker will not engage in any activity other than the direct ownership of the Company Securities.

(c) Except (i) as a Management Holdco reasonably believes, in consultation with outside counsel, is required by applicable Law or any Governmental Entity, (ii) as otherwise expressly contemplated in this Agreement (including the Management Holdco Reorganization), (iii) as Buyer may consent in writing, which consent shall not be unreasonably withheld, conditioned or delayed, no Management Holdco will engage in any activity other than (x) the direct ownership of the Company Securities and (y) the ordinary course investing activities that such Management Holdco engages in as of the date hereof. For clarity, the Management Holdcos shall be permitted to undertake the Management Holdco Reorganization prior to Closing in accordance with the terms of Section 8.22 of this Agreement, and for purposes hereof, any representations, warranties or covenants of the Management Sellers shall be of the shareholders of each of the Management Holdcos at the applicable time.

(d) Except as contemplated by Section 8.22 of this Agreement, no Seller shall sell, transfer or dispose of any Company Securities or permit the imposition of any Liens on any Company Securities held by such Seller or enter into any agreement or understanding to do the same. No Seller shall enter into any shareholders, voting or similar agreement with respect to any of its Company Securities other than as specifically provided for by this Agreement.

(e) Nothing contained in this Agreement shall be construed to give Buyer, directly or indirectly, the right to control or direct the Group Companies’, ZMC Blocker’s or Management Holdcos’ operations prior to the Closing. Prior to the Closing, Sellers shall exercise, subject to the terms and conditions of this Agreement, complete control and supervision over the Group Companies’ operations, ZMC Blocker and Management Holdcos (as applicable).

(f) For the avoidance of doubt, from and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, the Group Companies shall be permitted to implement and make any payments required under the SAR Plan, including the SAR Payments in accordance with the terms of the SAR Plan as in effect as of the date of this Agreement. The Group Companies shall not issue any additional SAR Units after the date of this Agreement, unless required under the terms of the SAR Plan as in effect as of the date of this Agreement. If any SAR Recipient wishes to forfeit its entitlement to a SAR Payment under the SAR Plan upon the Closing, such forfeited amount may instead be made payable prior to Closing and paid out as a bonus to employees of the Group Companies in the discretion of the Chief Executive Officer of the Company in consultation with Buyer.

Section 8.2 Exclusivity. During the period from the date of this Agreement through the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article XI, Sellers will not, and will cause the Company, ZMC Blocker, Management Holdcos and its and their Affiliates (including Subsidiaries) not to (a) facilitate, solicit, entertain, initiate, engage in or encourage the submission of any proposal or offer from any Person (other than Buyer and its representatives) relating to the acquisition of all or substantially all of the equity interests or assets of the Group Companies, ZMC Blocker or Management Holdcos (including any acquisition structured as a merger, consolidation or share exchange), (b) enter into, maintain or continue discussions or negotiations regarding, or furnish or disclose to any Person (other than the Affiliates and Representatives of Sellers, ZMC Blocker, Management Holdcos and the Group Companies) any information in connection with any acquisition of all or substantially all of the equity interests or assets of the Group Companies, ZMC Blocker or Management Holdcos (including any acquisition structured as a merger, consolidation or share exchange), or (c) in connection with any transaction prohibited by either clause (a) or (b), furnish to any Person (other than the Affiliates and Representatives of Sellers, ZMC Blocker, Management Holdcos and the Group Companies) any non-public information or grant any Person (other than the Affiliates and Representatives of Sellers, ZMC Blocker, Management Holdcos and the Group Companies) access to its properties, assets, books, Contracts, personnel or records of the Group Companies or ZMC Blocker, and Sellers shall not, and shall cause the Company, ZMC Blocker and Management Holdcos not to, enter into any letter of intent or purchase agreement, merger agreement or other similar agreement with any Person other than Buyer with respect to the acquisition of all or substantially all of the equity interests or assets of the Group Companies (including any acquisition structured as a merger, consolidation or share exchange). The Company, ZMC Blocker, Management Holdcos and Sellers will immediately cease and cause to be terminated any such negotiations, discussion or other communication, or Contracts (other than with Buyer) with respect to the foregoing.

Section 8.3 Public Announcements. Prior to the Closing and on the Closing Date, each of Buyer and Sellers’ Representative shall consult with one another before issuing any press release, or otherwise making any public statements, with respect to the transactions contemplated by this Agreement and no Party shall issue any such press release or make any such public statement prior to obtaining the written approval of Buyer and Sellers’ Representative, which approval shall not be unreasonably withheld, delayed or conditioned; provided, that each Party may make any such announcement or a publicly available filing with a stock exchange and/or securities regulator which it in good faith believes, based on advice of counsel, is necessary or advisable in connection with any requirement of Law, regulation (including the requirements of any stock exchange on which a Party’s securities are listed for trading and the requirements of the U.S. Securities Exchange Commission) or financial reporting activities, it being understood and agreed that each Party will provide Buyer and Sellers’ Representative with copies of any such announcement in advance of such issuance and consult with one another before making any such announcements, to the extent practicable and permissible under applicable Law under the circumstances; provided, further, that each Party may make internal announcements to its employees and those of its Affiliates (or, with respect to Sellers, direct and indirect equityholders and lenders) that are not inconsistent in any material respects with the Parties’ prior public disclosures regarding the transactions contemplated by this Agreement. The Parties and their respective Representatives may make any public statement, announcement or publicly available filing consistent with any public statements, announcements or publicly available filings already made in accordance with this Section 8.3.

Section 8.4 Access to Information. From and after the date of this Agreement until the earlier of (x) one day prior to the Closing Date and (y) the termination of this Agreement in accordance with its terms, upon reasonable notice, and subject to restrictions contained in the confidentiality agreements to which Sellers, any Group Company, ZMC Blocker or Management Holdcos may be subject, the Company, ZMC Blocker or Management Holdcos (as applicable) will use commercially reasonable efforts to provide to Buyer and its authorized Representatives during normal business hours reasonable access to (i) the premises and all books and records of the Group Companies, ZMC Blocker or Management Holdcos (as applicable) and (ii) the Group Company’s, ZMC Blocker’s and Management Holdcos’ key employees (in a manner so as to not interfere with the normal business operations of any Group Company, ZMC Blocker or any Management Holdco); provided, however, that any such access shall be conducted at Buyer’s sole expense under the supervision of the applicable Group Company’s personnel, ZMC Blocker’s personnel or the applicable Management Holdco’s personnel (in each case, as applicable). All of such information will be treated as confidential information pursuant to the terms of the Confidentiality Agreement. Notwithstanding anything to the contrary in this Agreement, none of the Group Companies, ZMC Blocker or Management Holdcos shall be required to disclose any information to Buyer or its Representatives if such disclosure would, in the reasonable sole discretion of the Group Companies, ZMC Blocker or Management Holdcos (as applicable) in consultation with counsel, (a) jeopardize any attorney-client or other legal privilege or (b) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof. Buyer acknowledges that the information being provided to it in connection with the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.

Section 8.5 Documents and Information. As soon as reasonably practicable and no later than three Business Days after the Closing Date the Sellers shall deliver to Buyer, at an address to be specified by Buyer prior to the Closing Date, all of the physical books and records of the Group Companies, ZMC Blocker and Management Holdcos that are in Sellers’ possession and not in the Group Companies’, ZMC Blocker’s or Management Holdcos’ possession (as applicable). Until the seventh anniversary of the Closing Date, Buyer will, and will cause the Group Companies, ZMC Blocker and Management Holdcos to not destroy or dispose of all books and records of the Group Companies, ZMC Blocker and Management Holdcos (as applicable) in existence on the Closing Date and make the same available for inspection and copying by any Seller (at such Seller’s expense) during normal business hours of the Group Companies, ZMC Blocker or Management Holdcos (as applicable) upon reasonable request and upon reasonable notice. No such books, records or documents will be destroyed after the seventh anniversary of the Closing Date by Buyer, the Group Companies, ZMC Blocker or Management Holdcos, without first advising Sellers’ Representative and/or its respective designees in writing and giving Sellers’ Representative and/or its respective designees a reasonable opportunity to obtain possession thereof.

Section 8.6 Notices of Certain Events.

(a) Sellers’ Representative shall promptly notify Buyer in writing of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, or (iii) any breach of representations, warranties or covenants of any Seller, Management Holdco, ZMC Blocker or any Group Company having a Company Material Adverse Effect (but only to the extent not reasonably expected to be cured on or prior to the Closing); provided, however, that the delivery of any notice pursuant to this Section 8.6(a) shall not affect or be deemed to modify any representation or warranty made by the Company, ZMC Blocker, Management Holdcos or Sellers or limit or otherwise affect the remedies available hereunder to Buyer or any right of Buyer not to consummate the transactions contemplated in accordance with Section 10.1 or Section 10.2, as applicable.

(b) Buyer shall promptly notify Sellers’ Representative in writing of (i) any notice or other communication from any Person to Buyer alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated hereby, or (iii) any breach of representations, warranties or covenants of Buyer that would reasonably be expected to have a materially adverse effect on Buyer’s ability to perform its obligations under and consummate the transactions set forth in this Agreement (but only to the extent not reasonably expected to be cured on or prior to the Closing); provided, however, that the delivery of any notice pursuant to this Section 8.6(b) shall not affect or be deemed to modify any representation or warranty made by Buyer or limit or otherwise affect the remedies available hereunder to Sellers, the Group Companies, ZMC Blocker or Management Holdcos, or any right of Sellers, the Group Companies, ZMC Blocker and Management Holdcos not to consummate the transactions contemplated hereby in accordance with Section 10.1 or Section 10.3, as applicable.

Section 8.7 Necessary Consents; Waivers and Notices. The Company, ZMC Blocker and Management Holdcos (if applicable) shall, or shall cause the Group Companies to, use their respective commercially reasonable efforts to obtain prior to the Closing such consents, waivers or releases of third parties, including obtaining releases from each SAR Recipient in the form set forth on Exhibit I prior to the Closing to the extent such SAR Recipient has not executed such release prior to the date of this Agreement, give all notices to third parties and take such other actions as may be necessary or appropriate in order to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Material Contract that is listed on Schedule 4.11(a) to which Sellers, any Group Company, ZMC Blocker or any Management Holdco is a party. Notwithstanding the preceding sentence, none of Sellers, any Group Company, ZMC Blocker or any Management Holdco shall be required to pay, or commit to pay, any money or other consideration or incur any liability or other obligation as part of their efforts to obtain such consents, and the failure to obtain any such consent shall not result in the failure of any of the conditions to the Closing set forth in Article X. Sellers hereby agree that their commercially reasonable efforts shall include contacting all relevant counterparties, in writing, to seek (or deliver) the required consents, waivers, notice or SAR releases, as applicable.

Section 8.8 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each Party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the Closing conditions set forth in Article X). Each Party will use reasonable best efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated hereby, and all costs incurred in connection with obtaining such consents shall be paid by Buyer.

(b) Each of the Parties shall promptly notify the other Parties of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement, and permit, to the extent permissible by applicable Law, the other Parties to review in advance any proposed communication by such Party to any Governmental Entity. No Party to this Agreement shall agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it reasonably consults with the other Parties in advance and, to the extent permitted by such

Governmental Entity, gives the other Parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the Parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other Parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods in connection with the Heritage Opinion. Subject to the Confidentiality Agreement, the Parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

Section 8.9 Heritage Opinion

(a) Within five Business Days after the date of this Agreement (unless varied by mutual agreement in writing of Buyer and the Sellers’ Representative), each of the Company, Sellers and Buyer shall make, or cause to be made a request for the Heritage Opinion, and shall use their best efforts to satisfy all requests from CSIR for additional information and documentation received under or pursuant to those filings, submissions and the ICA and any Orders or requests made under such legislation in a timely manner.

(b) Buyer shall use its reasonable best efforts and negotiate in good faith with the Cultural Sector Investment Review division of the Department of Canadian Heritage (“CSIR”) to obtain the Heritage Opinion in a timely manner, and shall consider any reasonable changes to the ownership, shareholder rights or governance of Buyer reasonably requested by the CSIR in order to obtain the Heritage Opinion.

(c) Subject to the Confidentiality Agreement, from and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, upon reasonable notice the Parties shall coordinate and cooperate in exchanging information and supplying assistance that is reasonably requested in connection with this Section 8.9 including providing each other with advance copies and reasonable opportunity to comment on all notices and information supplied to or filed with any Governmental Entity, including CSIR (including notices and information which a Party, acting reasonably, considers highly confidential and sensitive that, subject to the Confidentiality Agreement, may be provided on a confidential and privileged basis to outside counsel of the other Party).

Section 8.10 Indemnification; Directors’ and Officers’ Insurance.

(a) Buyer agrees that all rights to indemnification or exculpation now existing in favor of the directors, officers, employees and agents of any Group Company, ZMC Blocker and any Management Holdco, as provided in such Group Company’s, ZMC Blocker’s and each Management Holdco’s Governing Documents with respect to any matters occurring prior to the Closing Date shall survive the Closing, and that it will cause the Group Companies, ZMC Blocker and each Management Holdco to perform and discharge their respective obligations to provide such indemnity and exculpation. For a period of six years following the Closing Date, Buyer will not, and Buyer will cause each Group Company, ZMC Blocker and each Management Holdco to not, amend, repeal or otherwise modify the indemnification and liability limitation or exculpation provisions of the Group Companies’, ZMC Blocker’s and Management Holdcos’ Governing Documents in any manner that would adversely affect the rights thereunder of any individual who, as of the Closing Date or at any time prior to the Closing Date, is or was a director, officer, employee or agent of any Group Company, ZMC Blocker or any Management Holdco, unless such modification is required by applicable Law.

(b) Contemporaneously with the Closing, the Company and ZMC Blocker will, and Buyer will cause the Group Companies and ZMC Blocker to, purchase and maintain in effect, without any lapses in coverage, a non-cancellable “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are covered by the Group Companies’, and ZMC Blocker’s directors’ and officers’ liability insurance policies as of the date of this Agreement or at the Closing (“D&O Tail Policy”), for a period of six years following the Closing Date with respect to matters occurring prior to the Closing that is at least equal to the coverage provided under the Group Companies’, and ZMC Blocker’s current directors’ and officers’ liability insurance policies. The premium for such D&O Tail Policy shall be paid by Buyer when due and shall not constitute a Seller Expense hereunder.

(c) The present and former (each determined as of the Closing Date) directors, managers, officers, employees and agents of each Group Company, ZMC Blocker and each Management Holdco entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 8.10 are intended to be third party beneficiaries of this Section 8.10, and no such Person shall be obligated to seek contribution from any other Person who may have an obligation to indemnify such Person for any matter with respect to which such covered Person is entitled to indemnification from any Group Company, ZMC Blocker or any Management Holdco by virtue of this Section 8.10. The obligations of Buyer, the Group Companies, ZMC Blocker and Management Holdcos under this Section 8.10 shall not be terminated or modified in such a manner as to adversely affect any director, manager, officer, employee or agent to whom this Section 8.10 applies without the consent of such affected director, manager, officer, employee or agent. This Section 8.10 will survive the consummation of the transactions contemplated hereby and will be binding on all successors and assigns of Buyer.

Section 8.11 Employee Benefit Matters.

(a) During the period beginning on the Closing Date and ending no later than the first anniversary of the Closing Date, Buyer and the Company will, or will cause Buyer’s Affiliates (including, after the Closing, the Group Companies) to, provide each Group Company employee who continues to be employed by Buyer or any of its Affiliates immediately following the Closing (each, a “Continuing Employee”) with (a) a level of base wages or base salary, as applicable, and cash bonus opportunities that, in each case, are substantially similar in the aggregate to those provided to such Continuing Employee immediately prior to the Closing Date and (b) employee benefits (other than equity-based compensation, defined benefit pension plans, or retiree welfare benefits) that are substantially similar in the aggregate to the employee benefits that were provided to such Continuing Employee immediately prior to the Closing Date. Except as may otherwise be required by applicable Law, Buyer and the Company further agree that, from and after the Closing Date, Buyer and the Company will, or will cause Buyer’s Affiliates (including, after the Closing, the Group Companies) to, credit all Continuing Employees for all service with the Group Companies earned prior to the Closing Date for purposes of eligibility and vesting and unless otherwise required under applicable Law for purposes of benefit accrual but for this purpose limited to programs providing vacation entitlement, severance pay, and paid time off under each benefit or compensation plan, program, policy, agreement, or other arrangement that may be established or maintained by Buyer or its Affiliates which is made available to Continuing Employees on or after the Closing Date (the “Buyer Plans”); provided that if such Continuing Employee was eligible to participate in an analogous Employee Benefit Plan, such service shall be credited under the Buyer Plan only to the extent credited under such analogous Employee Benefit Plan; and provided further, that such service crediting does not result in a duplication of benefits. In addition, Buyer and the Company will use commercially reasonable effort to cause, or cause Buyer’s Affiliates (including, after the Closing, the Group Companies) to, (A) waive all pre-existing condition exclusions and actively-at-work requirements and similar limitations, eligibility waiting periods, and evidence of insurability requirements under all Buyer Plans to the extent waived or satisfied by a Continuing Employee under any corresponding Employee Benefit Plan or Foreign Benefit Plan as of the Closing Date and (B) with respect to Employee Benefit Plans that are not Foreign Benefit Plans or with respect to Foreign Benefit Plans to the extent required by Law, cause any deductible, co-insurance, and covered out-of-pocket expenses paid on or before the Closing Date by any Continuing Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductible, coinsurance, and maximum out-of-pocket provisions after the Closing Date under any applicable Buyer Plan in the year of Closing.

(b) Before the Closing, the Board of Directors of the Company shall: (i) declare that the transactions contemplated by this Agreement constitute a “Liquidation Event” under the SAR Plan, (ii) accelerate the vesting of all Outstanding SAR Units such that the Outstanding SAR Units shall vest in full immediately prior to the Closing, and (iii) settle the Outstanding SAR Units by making the SAR Payments to the SAR Recipients pursuant to the terms of this Agreement and the SAR Plan, including any required withholding. For greater certainty, following the foregoing, there will be no share appreciation rights units outstanding under the SAR Plan, and the SAR Plan shall be terminated at Closing.

(c) Effective no later than one Business Day prior to the Closing, the Company shall take all action necessary and appropriate (including the adoption of written board resolutions in form and substance satisfactory to Buyer) to terminate the SAR Plan in accordance with its terms and in compliance with the requirements of applicable Law.

(d) Notwithstanding anything hereinto the contrary, any reference to the Group Companies in this Section 8.11 shall expressly exclude the Third Party Equity Interests.

(e) Notwithstanding the foregoing, nothing contained in this Section 8.11, express or implied, will (i) confer upon any employee of any Group Company any right to continued employment or engagement for any period or continued receipt of any specific employee benefit, (ii) constitute an amendment to or any other modification of any Buyer Plan, Employee Benefit Plan, Foreign Benefit Plan or other employee benefit arrangement, or (iii) confer upon any individual (including any employee, retiree, or dependent or beneficiary of any employee or retiree) any right or remedy of any nature, including as a third-party beneficiary of this Agreement.

Section 8.12 Certain Tax Matters.

(a) If any Group Company is permitted under applicable Law to treat the Closing Date as the last day of a taxable period, Sellers and Buyer shall so treat the Closing Date. Where such treatment is not permitted, in the case of Taxes that are payable with respect to a Straddle Tax Period, the portion of any such Tax that will be treated for purposes of this Agreement as imposed with respect to a Pre-Closing Tax Period:

(i) in the case of Taxes that are either (A) based upon or related to income or receipts, capital or net worth, or employment or (B) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than any Transfer Taxes), shall be deemed equal to the amount which would be payable if the taxable period ended as of the Adjustment Time (except that (1) solely for purposes of determining the marginal Tax rate applicable to income or receipts during such period in a jurisdiction in which such Tax rate depends upon the amount or level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes, (2) exemptions, allowances, and deductions that are otherwise calculated on an annual basis shall be apportioned on a daily basis and (3) Taxes (which in the case of Taxes arising under the ETA and any similar amounts under analogous provincial or territorial sales Tax legislation, shall be net of any corresponding input tax credits arising under the ETA and any similar amounts under analogous provincial or territorial sales Tax legislation) attributable to transactions or events occurring on the Closing Date outside of the ordinary course of business and prior to the Closing will be treated for purposes of this Agreement as imposed with respect to a Pre-Closing Tax Period); and

(ii) in the case of Taxes not described in Section 8.12(a)(i), shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending at the Adjustment Time and the denominator of which is the number of calendar days in the entire period.

(b) All Transfer Taxes will be borne one hundred percent (100%) by Buyer. Buyer and Sellers agree to cooperate in the execution and delivery of all instruments and certificates reasonably necessary to minimize the amount of any Transfer Taxes and to enable Buyer to comply with any filing requirements related to Transfer Taxes.

(c) After the Closing, Buyer shall cause the Group Companies, ZMC Blocker and Management Holdcos to prepare and file all Tax Returns for the Group Companies, ZMC Blocker and Management Holdcos that are due after the Closing Date in respect of periods ending on or before the Closing Date (and all periods beginning before and ending after the Closing Date), which Tax Returns shall be prepared and filed on a timely basis consistent with applicable Laws and the existing procedures and past practice of the Group Companies, ZMC Blocker and Management Holdcos, as applicable, for preparing Tax Returns, except to the extent that deviating from such procedures and practices would not change any computations hereunder or prejudice any of Sellers. Until the Purchase Price has been finally determined pursuant to Section 2.4(b), Buyer shall use commercially reasonable efforts to provide Sellers’ Representative with a draft of all such Tax Returns at least 30 days prior to the due date for filing such Tax Returns, in the case of income Tax Returns, and at least 10 days prior to the due date for filing such Tax Returns, in the case of non-income Tax Returns. Prior to filing any such Tax Return, Buyer shall consider in good faith any reasonable comments with respect to such Tax Return that are submitted by Sellers’ Representative in writing no later than 15 days after delivery by Buyer of any income Tax Return (including, for the avoidance of doubt, Irish corporation tax returns) and no later than five days after delivery by Buyer of any non-income Tax Return. For greater certainty, the Parties agree that all tax deductions with respect to the Seller Expenses (and, for the avoidance of doubt, any bonuses contemplated by Section 8.1(f)), which are deductible under applicable Law on a more likely than not basis will be deducted in the last taxation year of the applicable Group Company ending prior to the Closing. If requested by Sellers’ Representative, Buyer shall cause the applicable Group Company, ZMC Blocker or applicable Management Holdco to make an election pursuant to subsection 256(9) of the Tax Act in respect of its taxation year ending on the acquisition of control by Buyer.

(d) After the Closing, Buyer shall not, unless required pursuant to applicable Law, without the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld, delayed or conditioned), amend, file, refile or otherwise modify, or cause or permit any Group Company, ZMC Blocker or any Management Holdco to amend, refile or otherwise modify, any Tax Return of or relating to any Group Company, ZMC Blocker or any Management Holdco filed prior to the Closing, except to the extent that doing so would not change any computations hereunder or prejudice any of Sellers.

(e) After the Closing, Sellers and Buyer shall (and shall cause their respective Affiliates to): (i) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes and (ii) maintain and preserve until the expiration of the applicable statutes of limitations, and make available to the other Parties as reasonably requested and to any Governmental Entity as reasonably required, all information, records and documents relating to Taxes of the Group Companies, ZMC Blocker and Management Holdcos for any Pre-Closing Tax Period or any Straddle Tax Period, and make employees available to the other Parties as reasonably requested during business hours to supplement or explain such information, records and documents.

(f) Without the consent of the Sellers’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), neither Buyer, nor any of its Affiliates shall (A) make nor cause or permit to be made any Tax election or deemed Tax election under applicable Law that would be effective for any Pre-Closing Tax Period with respect to any Group Company, ZMC Blocker or any Management Holdcos or with respect to the transactions contemplated by this Agreement, or (B) file any Tax Return for a Group Company with respect to a Pre-Closing Tax Period in any jurisdiction if the applicable Group Company did not file a comparable Tax Return involving similar Tax items in such jurisdiction in the immediately preceding Tax period (unless such Group Company commenced operations in such jurisdiction or achieved a taxable nexus for the first time in such jurisdiction during the Straddle Tax Period), (C) initiate or enter into any voluntary disclosure, amnesty or similar filing in respect of Taxes of a Group Company relating to any Pre-Closing Tax Period, or (D) take any action on the Closing Date after the Closing other than in the ordinary course of business and other than as contemplated by this Agreement, in each case, to the extent such action is reasonably expected to cause a downward adjustment to the Purchase Price or give rise to any loss or liability to any Seller (or any of its Affiliates); provided that Buyer shall be permitted to make elections pursuant to Section 338(g) of the Code for non-U.S. entities.

(g) If, at any time after the date hereof, any Group Company is assessed for Taxes under subsection 185.1(1) of the Tax Act (or equivalent provision under any provincial Tax Law) in respect of an “excessive eligible dividend designation” within the meaning of subsection 89(1) of the Tax Act (or equivalent provision under any provincial Tax Law) in respect of any dividend paid on or before the Closing Date, Sellers’ Representative or Buyer, as the case may be, shall cause the relevant Group Company to make the election under subsection 185.1(2) of the Tax Act (or equivalent provision under any provincial tax legislation) in prescribed manner and within the time specified in subsection 185.1(2) (or equivalent provision under any provincial Tax Law), in respect of any such “excessive eligible dividend designation” so as to treat such excess amount as a separate taxable dividend and Sellers hereby concur with the making of the election under subsection 185.1(2) of the Tax Act (or equivalent provision under any provincial Tax Law) to treat such excess amount as a taxable dividend and shall cooperate with the relevant Group Company and take all steps necessary in order to make such election.

(h) If, at any time after the date hereof, any Group Company is assessed for Taxes under subsection 184(2) of the Tax Act (or equivalent provision under any provincial Tax Law) in respect of a dividend paid on or before the Closing Date in respect of which such Group Company made a capital dividend election under subsection 83(2) of the Tax Act (or equivalent provision under any provincial Tax Law), Sellers’ Representative or Buyer, as the case may be, shall cause the relevant Group Company to make the election under subsection 184(3) of the Tax Act (or equivalent provision under any provincial Tax Law) in the prescribed manner and within the time specified in subsection 184(3) (or equivalent provision under any provincial tax legislation) in respect of any such excessive capital dividend election so as to treat such excess amount as a separate taxable dividend and Sellers hereby concur with the making of an election under subsection 184(3) of the Tax Act (or equivalent provision under any provincial Tax Law) to treat such excess amount as a taxable dividend and shall cooperate with the relevant Group Company and take all steps necessary in order to make such election.

(i) For a period of two years following the date of this Agreement, (i) each of the Sellers (other than ZMC Seller) will use commercially reasonable efforts to ensure that none of the parties, if any, set forth opposite such Seller’s name in Schedule 8.12(i) will directly acquire, and (ii) ZMC Seller will use commercially reasonably efforts to ensure that the general partner of ZMC Seller does not directly acquire, any shares of Common Stock of Scholastic Corporation, in each case other than (x) as a result of the death or involuntary wind-up or dissolution, as applicable, of any Person, a distribution from an estate or in connection with an application or proceeding under any Law concerning community of property or any similar regime, or a distribution made by Scholastic Corporation to or for the benefit of its shareholders or (y) any such shares that such Persons may acquire by reason of such shares being acquired (A) in a transaction (including, for greater certainty, an acquisition by Scholastic Corporation) to which Scholastic Corporation (or any of its Affiliates) is a party and pursuant to which the consideration includes shares of Common

Stock of Scholastic Corporation or (B) by an investment fund, index replicating fund, mutual fund or similar investment vehicle over which such Person does not have any control or pursuant to any employment or similar arrangement sponsored by Scholastic Corporation or any of its Affiliates. For the avoidance of doubt, Sellers’ Representative shall not be liable for any breach of this Section 8.12(i) and no Seller shall be liable for any breach of this Section 8.12(i) by any other Seller.

(j) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, each of ZMC Blocker, Management Holdcos and the Company will not, and the Company will not cause the other Group Companies to, take any action or enter into any transaction (other than a transaction contemplated by this Agreement or any Ancillary Document or a transaction undertaken in the ordinary course of business consistent with past practice) that, to the knowledge of ZMC Blocker, Management Holdcos or the Company, as applicable, could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and (d) of the Tax Act otherwise available to Buyer and its successors and assigns in respect of the non-depreciable capital properties owned by the Group Companies as of the date of this Agreement or acquired by such entities prior to the Closing in accordance with the terms of this Agreement, without first consulting with Buyer and, in connection with such consultation, each of ZMC Blocker, Management Holdcos and the Company will use its commercially reasonable efforts to address the reasonable concerns of Buyer in regards to such provisions prior to taking or allowing any Group Company to take such action or enter into such transaction. For the avoidance of doubt, Sellers’ Representative shall not be liable for any breach of this Section 8.12(j) and none of ZMC Blocker, the Management Holdcos or the Company shall be liable for any breach of this Section 8.12(j) by any of the others.

(k) Notwithstanding anything to the contrary in this Agreement, following the Closing and until the expiration of the applicable statute of limitations plus 60 days, each of the Owners and their applicable Management Sellers, on a joint and several basis with respect to each such Owner and its applicable Management Sellers but on a several and not joint basis with respect to other Owners and their respective Management Sellers, will indemnify and hold harmless the Buyer Indemnified Parties from and against, and will pay to the Buyer Indemnified Parties the monetary value of, any and all Losses incurred or suffered by the Buyer Indemnified Parties arising out of or resulting from (a) any and all Taxes imposed on any of the Group Companies, ZMC Blocker and Management Holdcos in connection with the Management Holdco Reorganization, (b) any successor or transferee Liability or other secondary or non-primary Liability for the Taxes of any Person which Liability arises as a result of the Management Holdco Reorganization and (c) any Pre-Closing Taxes with respect to their Management Holdco. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, none of the limitations set forth in Article IX will apply to any claim pursuant to this Section 8.12(k); provided that (i) Section 9.4 shall apply for the purpose of calculating Losses pursuant to this Section 8.12(k) and (ii) no Owner nor their applicable Management Seller shall be required to indemnify the Buyer Indemnified Parties for any Losses in excess such Management Seller’s pro rata share of the Final Purchase Price actually received by such Management Seller in the aggregate. In furtherance of the obligations set out in this Section 8.12(k), each Owner, with respect to their applicable Management Seller and their Management Seller’s successors or assigns pursuant to the Management Holdco Reorganization, hereby irrevocably and unconditionally guarantees to Buyer and each Buyer Indemnified Party the full and timely payment and performance of their respective Management Sellers’ (and their Management Sellers’ respective successors or assigns pursuant to the Management Holdco Reorganization) obligations set out in this Section 8.12(k).

(l) Notwithstanding anything to the contrary in this Agreement, the Parties agree that the failure to file any Tax Return with respect to the entry into, or the consummation of any transaction contemplated by, this Agreement, any agreement to effect the Management Holdco Reorganization or any Ancillary Document shall not constitute a breach of any representation or warranty in respect of Tax matters or a breach of any covenant, in each case, by any Seller, Group Company, ZMC Blocker or Management Holdco; provided, however, that the foregoing shall not in any way limit, condition or otherwise modify the obligations of the Owners pursuant to Section 8.12(k).

Section 8.13 Mutual Release.

(a) Effective as of the Closing, each of Buyer (on behalf of itself and its Affiliates and Subsidiaries (including, as of and following the Closing, the Group Companies, ZMC Blocker and Management Holdcos), the Company, ZMC Blocker, Management Holdcos and each of their respective past, present or future successors, assigns, members, managers, officers, directors, direct and indirect equityholders, partners, employees, Affiliates, agents, attorneys and other Representatives (including their past, present or future officers and directors)) (collectively, the “Buyer Releasors”) hereby releases each Seller and its Affiliates and its and their respective past, present and future successors, assigns, members, managers, officers, directors, direct and indirect equityholders, partners, employees, Affiliates, agents, attorneys and other Representatives (including their past, present or future officers and directors), and each of them (collectively, the “Seller Released Parties”), from any and all claims, actions, suits, causes of action, damages, accounts, liabilities and obligations (including attorneys’ fees) held by any Buyer Releasor, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, and agrees not to bring or threaten to bring or otherwise join in any claim against any of the Seller Released Parties, in each case, relating to, arising out of or in connections with any facts or circumstances which existed on or prior to the Closing Date relating to or arising out of (i) Sellers’ ownership of (or any other Seller Released Parties’ indirect equity interest in) the Group Companies, ZMC Blocker or Management Holdcos (or the operation or control thereof) or (ii) any Seller Released Parties’ respective service as a director, manager or officer of any of the Group Companies, ZMC Blocker or any Management Holdco or any direct or indirect equityholder of any of the Group Companies, ZMC Blocker or any Management Holdco; provided, however, that the foregoing shall not apply to any claim with respect to post-Closing periods which is specifically provided for under this Agreement or any other Ancillary Document.

(b) Effective as of the Closing, each Seller (on behalf of itself and its Affiliates and Subsidiaries and each of their respective past, present or future successors, assigns, members, managers, officers, directors, direct and indirect equityholders, partners, employees, Affiliates, agents, attorneys and other Representatives (including their past, present or future officers and directors)) (collectively, the “Seller Releasors”) hereby releases Buyer, the Company, ZMC Blocker, Management Holdcos and their respective Affiliates and its and their respective past, present and future successors, assigns, members, managers, officers, directors, direct and indirect equityholders, partners, employees, Affiliates, agents, attorneys and other Representatives (including their past, present or future officers and directors), and each of them (collectively, the “Buyer Released Parties”), from any and all claims, actions, suits, causes of action, damages, accounts, liabilities and obligations (including attorneys’ fees) held by any Seller Releasor, whether known or unknown, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, absolute or contingent, direct or derivative, and agrees not to bring or threaten to bring or otherwise join in any claim against any of the Buyer Released Parties, in each case, relating to, arising out of or in connections with any facts or circumstances which existed on or prior to the Closing Date relating to or arising out of (i) Buyer’s ownership of (or any other Buyer Released Parties’ indirect equity interest in) the Group Companies, ZMC Blocker or Management Holdcos (or the operation or control thereof) or (ii) any Buyer Released Parties’ respective service as a director, manager or officer of any of the Group Companies, ZMC Blocker or Management Holdcos or any direct or indirect equityholder of any of the Group Companies, ZMC Blocker or Management Holdcos; provided, however, that the foregoing shall not apply to any claim with respect to post-Closing periods which is specifically provided for under this Agreement or any other Ancillary Document.

Section 8.14 Sellers’ Representative.

(a) Each Seller hereby irrevocably appoints ZMC Seller and Vince Commisso (acting jointly pursuant to Section 8.14(g)) as Sellers’ Representative to act as the agent and on behalf of such Sellers regarding any matter relating to or under this Agreement, the Escrow Agreement or the other Ancillary Documents (collectively, the “SR Agreements”), and Sellers’ Representative shall have full power and authority on each Seller’s behalf concerning, without limitation, (i) making decisions with respect to the determination of Final Purchase Price, Closing Net Working Capital, Closing Cash and Cash Equivalents, Closing Indebtedness, Seller Expenses and other matters under Section 2.4(b); (ii) determining whether the conditions to Closing in Article X have been satisfied and supervising the Closing, including waiving any condition, as determined by Sellers’ Representative, in its sole discretion; (iii) taking any action that may be necessary or desirable, as determined by Sellers’ Representative, in its sole discretion, in connection with the termination of this Agreement in accordance with Article XI or any other SR Agreement; (iv) taking any and all actions that may be necessary or desirable, as determined by Sellers’ Representative, in its sole discretion, in connection with the amendment of this Agreement in accordance with Section 12.1 or any other SR Agreement; (v) accepting notices on behalf of Sellers in accordance with Section 12.4 or any other SR Agreement; (vi) executing and delivering, on behalf of Sellers, any and all notices, documents or certificates to be executed by Sellers, in connection with the SR Agreements and the transactions contemplated thereby; and (vii) granting any consent, waiver or approval on behalf of Sellers under the SR Agreements. As the representative of Sellers under the SR Agreements, Sellers’ Representative shall act as the agent for all Sellers, shall have authority to bind each such Person in accordance with the SR Agreements, and Buyer may conclusively rely on such appointment and authority in all respects (subject to Section 8.14(g)). Buyer may conclusively rely upon, without independent verification or investigation, all decisions made by Sellers’ Representative (subject to Section 8.14(g)) in connection with the SR Agreements in writing and signed by an authorized person of Sellers’ Representative. All decisions and actions by Sellers’ Representative (to the extent authorized by this Agreement, including pursuant to Section 8.14(g)) shall be binding upon all Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

(b) Each Seller acknowledges and agrees that Sellers’ Representative shall retain the Seller Reserve Amount for the purpose of paying any fees, costs and expenses incurred by Sellers’ Representative in connection with the performance of its obligations under this Agreement and each of the documents to be executed in connection with the transactions contemplated hereby. Each Seller further acknowledges and agrees that Sellers’ Representative shall have the right, but not the obligation, exercisable in its sole discretion, to distribute to any Seller at any time such Seller’s pro rata portion of the Seller Reserve Amount upon the delivery by such Seller to Sellers’ Representative (in favor of Sellers’ Representative on behalf of such Seller) of (i) a letter of credit or (ii) a written undertaking, in either case, in support of such Seller’s obligations hereunder and with such form and substance acceptable to Sellers’ Representative, in its sole discretion. Notwithstanding the foregoing, each of Sellers acknowledges and agrees that there can be no assurances that any of the Seller Reserve Amount will be paid or disbursed to Sellers.

(c) Sellers’ Representative shall be entitled to retain counsel and to incur such fees, costs and expenses as Sellers’ Representative deems to be necessary or appropriate in connection with the performance of its obligations under this Agreement and each of the documents to be executed in connection with the transactions contemplated hereby. Sellers’ Representative shall be reimbursed for all such fees, costs and expenses (including reasonable attorneys’ fees, costs and expenses) first from the Seller Reserve Amount and, to the extent that such fees, costs and expenses exceed such amount, then on a pro rata basis from Sellers. Each Seller agrees to indemnify Sellers’ Representative and its partners, members, officers, directors, employees, agents and other representatives for its respective pro rata share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the reasonable fees and expenses of any legal counsel retained by Sellers’ Representative) or disbursements of any kind or nature whatsoever which may at any time be imposed on, or incurred by or asserted against Sellers’ Representative or any of its Affiliates, partners, members, officers, directors, employees, agents and other representatives in any way relating to or arising out of or in connection with the acceptance or administration of Sellers’ Representative’s duties hereunder or under the Escrow Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Seller shall be liable for any of the foregoing to the extent they arise from Sellers’ Representative’s active fraud or willful misconduct as construed under the Laws of the State of Delaware and as determined in a final, non-appealable order of a court of competent jurisdiction. For purposes of Section 8.14 of this Agreement and for the avoidance of doubt, “active fraud” does not include constructive fraud, equitable fraud, promissory fraud or negligent misrepresentation or omission or any form of fraud based on recklessness or negligence.

(d) Each Seller hereby appoints Sellers’ Representative as such Seller’s true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, in such Seller’s name, place and stead, in any and all capacities, in connection with the transactions contemplated by the SR Agreements, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the sale of the Acquired Securities, as fully to all intents and purposes as such Seller might or could do in person.

(e) Sellers’ Representative, in its capacity as Sellers’ Representative, shall have no liability to Buyer for any default under this Agreement by any other Seller. Except for active fraud or willful misconduct on its part as construed under the Laws of the State of Delaware and as determined in a final, non-appealable order of a court of competent jurisdiction, Sellers’ Representative shall have no liability to any other Seller under this Agreement for any action or omission by Sellers’ Representative on behalf of the other Sellers.

(f) Each Seller hereby acknowledges that they have had the opportunity to consult with independent legal counsel, whether or not any such Seller chose to do so, regarding such Seller’s rights and obligations under this Agreement, including for the avoidance of doubt the appointment of the Sellers’ Representative, and that such Seller fully understands the terms of this Agreement and acknowledges that the terms hereof, including for the avoidance of doubt the appointment of Sellers’ Representative, are reasonable and necessary and such terms are valid, binding and enforceable in accordance with their terms.

(g) For the avoidance of doubt and notwithstanding anything herein to the contrary, ZMC Seller and Vince Commisso hereby covenant and agree that all decisions and actions of Sellers’ Representative shall be made jointly and unanimously by both ZMC Seller and Vince Commisso, and the Parties hereby agree that any references in this Agreement to decisions and actions by Sellers’ Representative must require the written consent (email to suffice) or signature of both ZMC Seller and Vince Commisso. ZMC Seller shall be permitted to assign its duties and obligations as Sellers’ Representative hereunder to any Affiliate of ZMC Seller upon written notice to the other Parties, and such Affiliate assignee of ZMC Seller shall (i) replace ZMC Seller in ZMC Seller’s role as Sellers’ Representative hereunder upon such assignment by ZMC Seller and (ii) be bound by the terms and provisions in this Agreement applicable to Sellers’ Representative (and, for the avoidance of doubt, the first sentence of this Section 8.14(g) shall apply to such Affiliate assignee, mutatis mutandis). For the avoidance of doubt, any assignment by ZMC Seller of its duties and obligations as Sellers’ Representative hereunder shall not affect the appointment of Vince Commisso or his obligations (including pursuant to this Section 8.14(g)) as Sellers’ Representative hereunder, and Vince Commisso hereby covenants and agrees that in the event of any such assignment by ZMC Seller, Vince Commisso’s obligations to act jointly and unanimously with ZMC Seller as set forth in the first sentence of this Section 8.14(g) shall apply to such Affiliate assignee of ZMC Seller, mutatis mutandis.

Section 8.15 Representations and Warranties Insurance(i) . Buyer has obtained (at its sole direction and at its sole expense) a buy-side representations and warranties insurance policy (including any excess policies, if any) (“Representations and Warranties Policy”), a true and correct final draft form of which is attached hereto as Exhibit J. It is contemplated that the Representations and Warranties Policy shall be incepted as of the date hereof. Buyer and its Affiliates shall not waive, amend, terminate, modify or otherwise revise (a) the insurer’s waiver of subrogation rights as set forth in such policy, or (b) the definition of “Fraud” as defined in such policy without Sellers’ Representative’s prior written consent; provided, however, that nothing in this Section 8.15 shall be deemed to be a limitation of the insurer’s subrogation right as set forth in such Representations and Warranties Policy (in the form attached hereto as Exhibit J) against the Sellers in the event of Fraud.

Section 8.16 Further Assurances. Subject to the other express provisions of this Agreement, from and after the date of this Agreement (including, for the avoidance of doubt, until one day prior to the Closing Date but also thereafter, subsequently from the date of the Closing), the Parties will cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and the Parties agree (a) to furnish, or cause to be furnished, upon reasonable request to each other such further information, (b) to execute and deliver, or cause to be executed and delivered, to each other such other documents and (c) to do, or cause to be done, such other acts and things, all as the requesting party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

Section 8.17 Wrong Pockets. From and after the Closing, if any Seller or any of their Affiliates receives any mail, packages or other correspondence or communications, or receives any monies or checks or other funds or proceeds which are property of any Group Company, ZMC Blocker or any Management Holdco (including the properties and assets thereof), such Seller shall, and shall cause its applicable Affiliate(s) to, at Buyer’s sole costs and expense, promptly (and in any event within 10 Business Days following receipt thereof) remit such mail, packages, correspondence, communications, monies, receivables, funds or proceeds to Buyer. From and after the Closing, if Buyer or any of its Affiliates (including the Group Companies, ZMC Blocker and Management Holdcos) receives any mail, packages or other correspondence or communications, or receives any monies or checks or other funds or proceeds which are the property of any Seller or any of their Affiliates, Buyer shall, and shall cause its applicable Affiliate(s) to, at such Sellers’ sole cost and expense, promptly (and in any event within 10 Business Days following receipt thereof) remit such mail, packages, correspondence, communications, monies, receivables, funds or proceeds to Sellers’ Representative.

Section 8.18 Termination of Seller and Affiliate Arrangements. Prior to or at the Closing, Sellers, the Company and the Group Companies shall, and shall cause their applicable Affiliates to, take (or cause to be taken) such actions and make (or cause to be made) such payments as may be necessary to terminate, cancel or settle or otherwise eliminate (in a manner reasonably acceptable to Buyer) any intercompany accounts or liabilities or contracts between a Group Company, on the one hand, and any Seller or any of its Affiliates (other than the Group Companies, ZMC Blocker or Management Holdcos), on the other hand, as set forth on Schedule 8.18. For the avoidance of doubt, the foregoing shall (a) include the Courtwood Consulting Agreement and the ZMC Advisory Agreement and (b) exclude this Agreement, any Ancillary Documents, employment-related compensation and benefits, or any such agreement with a Seller or its Affiliate in such Person’s capacity as a director, officer, employee, manager or partner (including any rights to indemnification or exculpation in favor of directors, officers, employees and agents).

Section 8.19 Reserved .

Section 8.20 Other Actions with Respect to the Indonesian Subsidiaries. Prior to the Closing Date, Sellers, the Company and the Group Companies shall, and shall cause their applicable Affiliates to, use commercially reasonable efforts to take (or cause to be taken) such actions necessary to (a) release any blockage or other restrictions applicable to the Indonesian Subsidiaries in the Ministry of Law and Human Rights of the Republic of Indonesia system, whether arising from the Indonesian Subsidiaries’ non-compliance with beneficial ownership registration, notification or otherwise and (b) comply with all applicable investment activity reporting obligations (Laporan Kegiatan Penanaman Modal) including submitting applicable filings in connection therewith for any periods prior to the Closing Date as required by applicable Law.

Section 8.21 Cash at Closing. Sellers shall ensure that the aggregate amount of cash held by or on behalf of the Group Companies at Closing will be no less than the amount set forth on Schedule 8.21, which amount shall constitute Closing Cash and Cash Equivalents and which amount expressly does not constitute Restricted Cash.

Section 8.22 Management Holdco Reorganization.

(a) The Management Sellers shall at their own cost and expense, complete the Management Holdco Reorganization as soon as practicable after the date hereof and in any event no later than five (5) Business Days prior to Closing in accordance with Exhibit L. The Management Sellers shall deliver to Buyer draft copies of all documents to effect the Management Holdco Reorganization and Buyer shall be entitled to review, comment on and request reasonable changes in writing to the documents. The Management Sellers shall consider Buyer’s proposed changes in good faith. The Management Sellers shall deliver to Buyer duly executed copies of all documents effecting and facilitating the Management Holdco Reorganization no later than two (2) Business Days after execution thereof.

(b) The Sellers shall not be entitled to make changes to the Management Holdco Reorganization, the structure of and steps involved in, and the ordering of the steps of, the Management Holdco Reorganization, without the prior written consent of Buyer. Buyer’s consent shall not be unreasonably withheld where the change proposed does not give rise to material costs, liabilities or Losses or otherwise materially adversely impact Buyer or any Group Company. The Management Sellers covenant and agree (severally and not jointly) that on the Closing Date none of the Management Holdcos shall have any liabilities or contingencies (save for any under this Agreement or any Ancillary Document) nor any assets other than the shares of the Company, except for Tax liabilities to which the Management Holdcos may be subject for the period prior to the Closing Date and a corresponding amount of cash to satisfy all such Tax liabilities.

Section 8.23 Restrictive Covenant.

(a) From and after the Closing until the second (2nd) anniversary of the Closing Date (the “Restricted Period”), the Restricted Sellers shall not, and shall direct their respective Affiliates not to, directly or indirectly, (i) acquire, finance, own any interest in, manage, control or operate in any manner any Restricted Target, (ii) engage in any discussions, sharing of information or negotiation for the purpose of, or consummate any, acquisition transaction involving an acquisition of all or substantially all of the equity securities or assets (including by way of acquisition structured as a merger, consolidation or share exchange) of any Restricted Target, in each case other than on behalf of the Group Companies or an Affiliate thereof; provided, that each Restricted Seller and such Restricted Seller’s Affiliates shall not be prohibited from owning up to, in aggregate, 5% of the outstanding stock of Restricted Target that is publicly traded on a national securities exchange or in the over-the-counter market so long as such Restricted Seller and any of its Affiliates have no active participation in the business of such Restricted Target. For purposes of this Section 8.23(a), “Restricted Target” shall mean the Persons set forth on Schedule 8.23 that are contemplated to be a potential target or target project in the acquisition pipeline of the Group Companies as of the date hereof.

(b) During the Restricted Period, no Restricted Seller shall, and shall not direct or knowingly encourage its Affiliates to, and shall direct its Affiliates not to, directly or indirectly, take any action that is designed or intended to have the effect of inducing or attempting to, induce any lessor, licensor, client, supplier, vendor, customer, independent contractor or other material business relation of any Group Company as of the Closing Date to reduce or cease doing business with such Person after the Closing or in any way interfering with the relationship between any Group Company and any of its clients, suppliers, vendors, customers or other material business relations.

(c) Each Restricted Seller expressly acknowledge and agrees that the scope and duration of the restrictions set forth in this Section 8.23 are reasonable in light of the circumstances as they exist on the date hereof, including, but not limited to, its material economic interest in the transactions contemplated by this Agreement and the necessity of this Section 8.23 to protect the goodwill, trade secrets and confidential information of the Group Companies. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 8.23 is invalid or unenforceable as set forth herein, each of Buyer and the applicable Restricted Sellers agree that (i) the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof and (ii) the court making the determination of invalidity or unenforceability shall have the power to reduce or reform the scope or duration of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. Furthermore, the invalidity of a restriction in any particular jurisdiction will not affect the validity or enforcement of the restriction in another jurisdiction where it is otherwise valid.

(d) Each of the Parties acknowledges and agrees that the agreements contained in this Section 8.23 are an integral part of the transactions contemplated hereby and that, without these agreements, the Parties would not enter into this Agreement.

Section 8.24 Dissolution and Liquidation Company Subsidiary. After the date hereof and prior to the Closing, the Company shall, and each Seller hereby agrees to cause the Company to, use commercially reasonable efforts to (i) approve the dissolution of Brown Bag Films (US) LLC, a limited liability company incorporated under the laws of the state of California, and (ii) undertake all necessary or advisable filings before the secretary of the state of California to effect such entity’s liquidation. The Company shall provide Buyer with documentation evidencing such dissolution and liquidation if effectuated prior to the Closing.

Section 8.25 Management Holdco Financial Statements. As soon as reasonably practicable after the date hereof and in any event prior to the Closing Date, the Commisso Sellers and Vince Commisso, with respect to Commisso Holdco, and the Osborne Sellers and Natalie Osborne, with respect to Osborne Holdco, shall deliver to Buyer the Additional Management Holdco Financial Statements in accordance with the terms set forth in Section 6.9(c).

ARTICLE IX SPECIFIED INDEMNITY MATTERS

Section 9.1 Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants or agreements in this Agreement or in any Ancillary Document shall survive the Closing, other than those covenants or agreements of the Parties which by their terms expressly apply to post-Closing periods (i.e., are to be performed in whole or in part after the Closing), which such post-Closing covenants or agreements will survive the Closing to the extent provided in their respective terms. For the avoidance of doubt, if a convent or agreement may be partially performed prior to the Closing and partially performed after the Closing, only the part of the covenant or agreement with respect to post-Closing periods shall survive the Closing (and only to the extent provided in its terms) and any part of the covenant or agreement to be performed at the Closing or prior to the Closing shall terminate upon the consummation of the Closing.

Section 9.2 Specified Indemnity.

(a) Subject to the terms and conditions of this Section 9.2, Sellers shall indemnify and hold harmless Buyer and each of its Affiliates (including, after the Closing, the Group Companies) and its and their respective directors, officers, employees, shareholders, members, partners, successors, assigns, representatives and agents (the “Buyer Indemnified Parties”) against any and all Losses any and each of the Buyer Indemnified Parties suffers, sustains or becomes subject to as a result of, in connection with or arising from the Specified Matters; provided, that, notwithstanding anything herein to the contrary, (x) if the Specified Indemnity Escrow Amount is reduced to the Reduced Specified Indemnity Amount at the Closing in accordance with Section 2.3(b)(vi), then the indemnification obligations hereunder in respect of Specified Matter A shall automatically terminate and be of no further force or effect, (y) if Specified Matter B is settled in full prior to Closing and such settlement includes a full and final release of all liability of the applicable Group Company in respect of Specified Matter B, then the indemnification obligations hereunder in respect of Specified Matter B shall automatically terminate and be of no further force or effect, and (z) if the Specified Indemnity Escrow Amount is reduced to $0 at the Closing in accordance with Section 2.3(b)(vi), then all of the indemnification obligations hereunder shall automatically terminate and be of no further force or effect. The indemnification obligations (if any) set forth in this Section 9.2 shall survive for a period of [**] years from the Closing Date (the “Specified Indemnity Survival Period”); provided, however, that such obligations shall survive until finally determined or adjudicated with respect to any claim for indemnification that has been made in good faith and for which Buyer has delivered written notice to Sellers’ Representative, prior to the expiration of the Specified Indemnity Survival Period, one or more claim notices pursuant to Section 9.3 (the “Outstanding Specified Indemnity Claims”). Notwithstanding the above, nothing in this Article IX shall be deemed to limit in any manner the Buyer Indemnified Parties’ rights under applicable Law in the case of Fraud, whether with respect to the Specified Matters or otherwise.

**	Confidential treatment requested for redacted information.

(b) Without prejudice to Section 9.2(c), any payments required to be made to the Buyer Indemnified Parties with respect to claims under this Article IX shall be paid without duplication and satisfied by Buyer and Sellers’ Representative delivering a joint written instruction to the Escrow Agent instructing the Escrow Agent to disburse to Buyer from the Specified Indemnity Escrow Account such amount required under this Article IX by wire transfer of immediately available funds; provided, that in no event shall the Buyer Indemnified Parties be entitled to receive, in the aggregate, an amount greater than the amounts then remaining in the Specified Indemnity Escrow Account under this Article IX and in no event shall the Buyer Indemnified Parties be entitled to recover more than once for the same Loss. Upon the expiration of the Specified Indemnity Survival Period (as extended with respect to any claim for indemnification that has been made in good faith and for which Buyer has delivered written notice to Sellers’ Representative, prior to the expiration of the Specified Indemnity Survival Period), Buyer and Sellers’ Representative shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to disburse to the Paying Agent (for further distribution to Sellers pro rata in accordance with the Payment Schedule) all of the amounts in the Specified Indemnity Escrow Account minus the amount of any Outstanding Specified Indemnity Claims. As soon as an Outstanding Specified Indemnity Claim is resolved and after such claim is paid from the Specified Indemnity Escrow Account in accordance with such determination, Buyer and Sellers’ Representative shall jointly cause the Escrow Agent to release any and all remaining cash from the Specified Indemnity Escrow Account with respect to such Outstanding Specified Indemnity Claim to the Paying Agent for further distribution to Sellers pro rata in accordance with the Payment Schedule.

(c) Notwithstanding anything herein to the contrary and except in the case of Fraud, the aggregate amount of all Losses for which the Buyer Indemnified Parties shall be entitled to indemnification under this Article IX shall not exceed the amounts then remaining in the Specified Indemnity Escrow Account and, for the avoidance of doubt, Sellers’ indemnification obligations under this Article IX shall be sourced exclusively from the Specified Indemnity Escrow Account, and Sellers (or, for the avoidance of doubt, any other Person) shall not have any further liability in respect of its indemnification obligations under this Article IX once the amounts in the Specified Indemnity Escrow Account have been exhausted.

(d) Any payments made pursuant to this Article IX shall be treated as an adjustment to the Purchase Price by the Parties (including for Tax purposes), unless otherwise required by law.

Section 9.3 Indemnification Procedure.

(a) If any Buyer Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a Party to this Agreement or an Affiliate of a Party to this Agreement against such Buyer Indemnified Party with respect to the Specified Matters or under Section 8.12(k) (a “Third Party Claim”), the Buyer Indemnified Party shall give Sellers’ Representative reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of written notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve or limit Sellers of their indemnification obligations hereunder, except and only to the extent that Sellers are actually and materially prejudiced or forfeit rights or defenses by reason of such failure. Such notice by the Buyer Indemnified Party shall describe the Third Party Claim in reasonable detail (to the extent known), shall include copies of all material written evidence thereof (to the extent then provided to the Buyer Indemnified Party) and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Buyer Indemnified Party. Sellers’ Representative, on behalf of Sellers, shall have the right to participate in, or by giving written notice to the Buyer Indemnified Party, assume the defense of any Third Party Claim at Sellers’ sole cost and expense and by counsel selected in Sellers’ Representative’s sole discretion so long as (i) Sellers’ Representative assumes the defense of such Third Party Claim within 30 calendar days of receipt by Sellers’ Representative of notice of such Third Party Claim, (ii) if Sellers’ Representative assumes the defense of such Third Party Claim, Sellers’ Representative diligently prosecutes such defense, and (iii) with respect to a Third Party Claim related to Taxes, such Third Party Claim relates solely to Taxes in respect of which certain Sellers have an indemnification obligation under Section 8.12(k), and Buyer Indemnified Party shall cooperate in good faith in such defense. In the event that Sellers’ Representative, on behalf of Sellers, assumes the defense of any Third Party Claim, subject to Section 9.3(b) it shall have the right to take such action as it deems reasonably necessary to dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Buyer Indemnified Party and the Buyer Indemnified Party shall have the right, at its sole cost and expense, to participate in the defense of any Third Party Claim with counsel selected by it subject to Sellers’ Representative’s right to control the defense thereof. If Sellers’ Representative chooses not to assume the defense of any Third Party Claim or fails to diligently prosecute the defense of any Third Party Claim for which it has assumed defense, the Buyer Indemnified Party shall assume the defense of such Third Party Claim; provided that Sellers’ Representative shall retain the right to participate in such defense (including with counsel selected by it) at its sole cost and expense. The party controlling such defense shall keep the other party reasonably advised of the status of such Third Party Claim (including promptly providing copies of any correspondence to or from any third party, memos and written opinions of counsel and other material information) and consult with the other party in respect of the defense thereof, and shall consider in good faith any recommendations reasonably made by the other party with respect thereto. The parties shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim. The Buyer Indemnified Parties and Sellers’ Representative shall use commercially reasonable efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges. Notwithstanding anything to the contrary in this Article IX, in no event shall Sellers be responsible for the fees and expenses of more than one counsel for all Buyer Indemnified Parties. The Parties agree that, upon the Closing, the Specified Matters constitute Third Party Claims that have been previously notified to the Sellers and as to which the Sellers have declined their right to assume the defense of either such matter; provided, that the Buyer Indemnified Parties shall not enter into any settlement of the Specified Matters without the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Notwithstanding any other provision of this Agreement, Sellers’ Representative shall not enter into any settlement of any Third Party Claim without the prior written consent of the Buyer Indemnified Party (which consent shall not be unreasonably withheld, conditioned, or delayed) unless the terms of such settlement provide for the unconditional release of the claims that are the subject of such Action in favor of the applicable Buyer Indemnified Parties and do not include any criminal penalties or non-monetary remedies. Subject to Sellers’ Representative’s consent right in respect of the settlement of the Specified Matters set forth in the last sentence of Section 9.3(a), if the Buyer Indemnified Party has assumed the defense of a Third Party Claim pursuant to Section 9.3(a), such Buyer Indemnified Party shall not enter into any settlement of any Third Party Claim without the prior written consent of Sellers’ Representative (which consent shall not be unreasonably withheld, conditioned, or delayed) unless the terms of such settlement provide for the unconditional release of the claims that are the subject of such Action in favor of each Group Company, ZMC Blocker, each Management Holdco, the former direct and indirect equityholders, directors, officers, and employees of each Group Company, ZMC Blocker and each Management Holdco, and each of the foregoing’s respective Affiliates, and do not include any criminal penalties or non-monetary remedies.

(c) Any Action by a Buyer Indemnified Party on account of Losses related to the Specified Matters which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Buyer Indemnified Party giving Sellers’ Representative reasonably prompt written notice thereof, but in any event not later than 30 days after the Buyer Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve Sellers of their indemnification obligations, except and only to the extent that Sellers are actually and materially prejudiced or forfeit rights or defenses by reason of such failure. Such notice by the Buyer Indemnified Party shall describe the Direct Claim in reasonable detail, including a reasonable description of the Direct Claim, and shall include copies of all material written evidence thereof, the amount of Losses that have been sustained by the Buyer Indemnified Party (together with evidence thereof), and the estimated amount, if and to the extent reasonably calculable based on information then known, of the additional Losses that may be sustained by the Buyer Indemnified Party, provided, that the failure to provide such estimated Losses or any inaccuracy in such estimate contained in any notice of Direct Claim shall not abridge or impair the Buyer Indemnified Party’s right to thereafter seek indemnification for such Losses when they become known. Sellers’ Representative shall have 45 days after its receipt of such notice to respond in writing to such Direct Claim. The Buyer Indemnified Party shall allow Sellers’ Representative and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Buyer Indemnified Party shall assist Sellers’ Representative’s investigation by giving such reasonable information and assistance (including access to the Group Company’s or its Affiliates’ premises and personnel during normal business hours and the right to examine and copy any accounts, documents or records related to the Direct Claim) as Sellers’ Representative or any of its professional advisors may reasonably request and provided that such access shall not unreasonably interfere with the Group Company’s or its Affiliates business and operations. If, within such 45-day period after Sellers’ Representative’s receipt of notice of a Direct Claim, Sellers’ Representative delivers to the Buyer Indemnified Party a written response contesting that the Buyer Indemnified Party is entitled to receive the amounts claimed as Losses by the Buyer Indemnified Party in its notice of a Direct Claim, then for the 30 days thereafter, Sellers’ Representative and the Buyer Indemnified Party shall use good faith efforts to resolve such Direct Claim without recourse to litigation. If such Direct Claim is not resolved within 30 days following the delivery by Sellers’ Representative of such contest notice, Sellers’ Representative and the Buyer Indemnified Party shall each be free to pursue such remedies as may be available to them on the terms of and subject to the provisions of this Agreement. If Sellers’ Representative does not respond to a notice of Direct Claim within such 45-day period, Sellers’ Representative shall be deemed to have accepted such claim. Sellers shall satisfy their obligations under Section 9.2 with respect to Losses claimed as a result of a Direct Claim within 15 Business Days following the date upon which a Loss is (x) agreed to by Sellers’ Representative or (y) finally adjudicated to be payable pursuant to this Article IX.

Section 9.4 Calculation of Indemnification Payments. Payments by Sellers pursuant to Section 9.3 in respect of any and all Losses shall be made without duplication and limited to the amount of any Losses that remain after deducting therefrom (i) any insurance proceeds actually received by the Buyer Indemnified Party with respect thereto, (ii) any indemnity, contribution or other similar payment actually received by the Buyer Indemnified Party with respect to such Loss, (iii) any actual reduction in cash Taxes payable by such Buyer Indemnified Party or its Affiliates (including the Group Companies) on account of any Tax deduction, credit or similar amount arising with respect to such Loss that is realized in the taxable year of such Loss or the subsequent taxable year, determined on a “with-and-without” basis, and (iv) any other offsetting amounts actually received by the Buyer Indemnified Party from a third party with respect to such Loss, in each case net of collection costs and marginal insurance premium increases or adjustments (if applicable) (collectively, the “Offsetting Amounts”). If the realization of any such Offsetting Amounts occurs after any amounts have been released to the Buyer Indemnified Parties by the Escrow Agent from the Specified Indemnity Escrow Account, then promptly, but in any event not later than 15 days, after the realization of Offsetting Amounts, the Buyer Indemnified Party shall reimburse Sellers (by wire transfer of immediately available funds to the Paying Agent for further distribution by the Paying Agent to Sellers pro rata in accordance with the Payment Schedule) in an amount equal to the Offsetting Amounts.

Section 9.5 Exclusive Remedy. The Parties agree that, other than a claim for Fraud, from and after the Closing, the sole and exclusive remedies of the Buyer Indemnified Parties for any Losses based upon, arising out of or otherwise in respect of the Specified Matters are the indemnification obligations of Sellers set forth in this Article IX. The provisions of this Section 9.5 shall not, however, prevent or limit a cause of action hereunder to, in each case in accordance with this Agreement, (a) obtain an injunction or injunctions to prevent breaches of this Agreement, (b) enforce specifically the terms and provisions hereof, or (c) obtain other equitable remedies with respect hereto. Notwithstanding the foregoing, any claims of Fraud, with respect to the Specified Matters or otherwise, shall survive until the expiration of the applicable statute of limitations.

ARTICLE X

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 10.1 Conditions to the Obligations of the Parties. The respective obligations of the Parties to consummate the transactions contemplated hereby are subject to the satisfaction (or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists) of the following conditions:

(a) the receipt by the Parties of the Heritage Opinion;

(b) no statute, rule, regulation or Order issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated herein will be in effect and no proceeding will have been commenced by any Governmental Entity or any Person who is not a Party or an Affiliate thereof for the purpose of obtaining any such Order, restraint or prohibition and be pending; provided that the Party alleging that the condition set forth in this Section 10.1(b) has not been satisfied has fully complied with Section 8.8 and Section 8.9.

Section 10.2 Other Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are subject to the satisfaction or, if permitted by applicable Law, waiver by Buyer of the following further conditions:

(a) (x) the representations and warranties of Sellers set forth in Article III, the Company in Article IV, ZMC Blocker in Article V and Management Holdcos in Article VI (other than the Seller Fundamental Representations) (in each case, disregarding all materiality and “Company Material Adverse Effect” qualifiers set forth therein) will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same will continue on the Closing Date to be true and correct as of the specified date and (ii) to the extent that the facts, events and circumstances that cause such representations and warranties to not be true and correct as of such dates have not had and would not reasonably be expected to have a Company Material Adverse Effect, (y) each of the Seller Fundamental Representations (other than the representations and warranties under Section 4.2 (Capitalization), Section 5.2 (Capitalization) and Section 6.2 (Capitalization)) will be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (in each case, disregarding all materiality and “Company Material Adverse Effect” qualifiers set forth therein), except those Seller Fundamental Representations that are made on and as of a specified date, in which case the same will continue on the Closing Date to be true and correct in all material respects as of the specified date, and (z) the representations and warranties under Section 4.2 (Capitalization), Section 5.2 (Capitalization) and Section 6.2 (Capitalization) shall be true and correct as of the Closing Date as though made on and as of the Closing Date except with respect to any de minimis inaccuracies unrelated to Buyer receiving all of the economic equity in the Company, ZMC Blocker and Management Holdcos at Closing, except those representations and warranties under Section 4.2 (Capitalization), Section 5.2 (Capitalization) and Section 6.2 (Capitalization) that are made on and as of a specified date, in which case the same will continue on the Closing Date to be true and correct (except with respect to any de minimis inaccuracies unrelated to Buyer receiving all of the economic equity in the Company, ZMC Blocker and Management Holdcos at Closing) as of the specified date;

(b) since the date of this Agreement, there shall not have occurred facts, events or circumstances that have had or would reasonably be expected to have a Company Material Adverse Effect;

(c) Sellers, Sellers’ Representative, the Company, ZMC Blocker and Management Holdcos will have performed and complied in all material respects with all covenants and agreements which are required by this Agreement to be performed or complied with on or prior to the Closing Date by Sellers, Sellers’ Representative, the Company, ZMC Blocker and Management Holdcos;

(d) The Company will have delivered to Buyer a certificate of an authorized officer of the Company, substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, to the effect that the conditions specified in Section 10.2(a), Section 10.2(b) and Section 10.2(c) have been satisfied;

(e) ZMC Blocker will have delivered to Buyer a certificate of an authorized officer of ZMC Blocker, substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, to the effect that the conditions specified in Section 10.2(a), Section 10.2(b) and Section 10.2(c) have been satisfied;

(f) Each Management Holdco will have delivered to Buyer a certificate of an authorized officer of such Management Holdco, substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, to the effect that the conditions specified in Section 10.2(a), Section 10.2(b) and Section 10.2(c) have been satisfied;

(g) No later than five Business Days prior to the Closing, the Company will deliver to Buyer a substantially final draft of a customary payoff letter (the “Credit Facility Pay-off Letter”) in form and substance reasonably satisfactory to Buyer from the lenders with respect to the Credit Facility, which Credit Facility Pay-off Letter will specify (i) the amount necessary to repay in full all outstanding Indebtedness of the Group Companies under the Credit Facility and fully discharge the obligations of the Group Companies with respect thereto, including any and all interest, fees and other amounts, (“Pay-off Amount”), (ii) wire instructions for payment of such Pay-off Amount, and (iii) that upon payment of the Pay-off Amount, all guarantees and Liens, if any, granted by any Group Company in connection with the Credit Facility shall be released and terminated and that the relevant Group Company and any of its representatives are authorized to file such documents and instruments (including UCC-3 termination statements) as are necessary to evidence such release and discharge the obligations of the Group Companies with respect thereto, including for the avoidance of doubt, executing deeds of release and ancillary documentation thereto where applicable under local Law; and

(h) the Company will have delivered all other documents, agreements and instruments required pursuant to Section 2.3(a).

Section 10.3 Other Conditions to the Obligations of Sellers, Sellers’ Representative, the Company, ZMC Blocker and Management Holdcos. The obligations of Sellers, Sellers’ Representative, the Company, ZMC Blocker and Management Holdcos to consummate the transactions contemplated hereby are subject to the satisfaction or, if permitted by applicable Law, waiver by Sellers’ Representative of the following further conditions:

(a) (x) the representations and warranties of Buyer set forth in Article VII (other than the Buyer Fundamental Representations) (in each case, disregarding all material, materiality or similar qualifiers set forth therein) will be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties are made on and as of a specified date, in which case the same will continue on the

Closing Date to be true and correct as of the specified date and (ii) to the extent that the facts, events and circumstances that cause such representations and warranties to not be true and correct as of such dates have not had and would not reasonably be expected to have a materially adverse effect on Buyer’s ability to perform its obligations under and consummate the transactions set forth in this Agreement and (y) each of the Buyer Fundamental Representations will be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (in each case, disregarding all materiality qualifiers set forth therein), except those Buyer Fundamental Representations that are made on and as of a specified date, in which case the same will continue on the Closing Date to be true and correct in all material respects as of the specified date;

(b) Buyer will have performed and complied in all material respects with all covenants and agreements which are required by this Agreement to be performed or complied with on or prior to the Closing Date by Buyer; and

(c) Buyer will have delivered to Sellers’ Representative a certificate of an authorized officer of Buyer, substantially in the form attached hereto as Exhibit F, dated as of the Closing Date, to the effect that the conditions specified in Section 10.3(a) and Section 10.3(b) have been satisfied.

(d) Buyer will have delivered all other documents, agreements and instruments required pursuant to Section 2.3(b).

Section 10.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by such Party’s failure to use the required level of efforts to cause the Closing to occur, as required by Section 8.8.

ARTICLE XI

TERMINATION; AMENDMENT; WAIVER

Section 11.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Buyer and Sellers’ Representative;

(b) by Buyer, if any of the representations or warranties of Sellers set forth in Article III, the Company set forth in Article IV, ZMC Blocker set forth in Article V or Management Holdcos in Article VI is not true and correct or if Sellers, the Company, ZMC Blocker or Management Holdcos have failed to perform any covenant or agreement on the part of Sellers, the Company, ZMC Blocker or Management Holdcos set forth in this Agreement (including an obligation to consummate the Closing), in each case, such that a condition to Closing set forth in Section 10.2(a) or Section 10.2(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any such covenant or agreement, as applicable, are not cured (if such breach is able to be cured) prior to the earlier of, and following prompt written notice thereof to the Company, (i) the Business Day prior to the Outside Date and (ii) the date that is 15 days after written notice thereof is delivered to the Company; provided, that at the time of delivery of such notice Buyer is not then in breach of this Agreement so as to cause a condition to Closing set forth in either Section 10.3(a) or Section 10.3(b) to fail to be satisfied; provided, further, that it is understood that such 15-day cure period will not apply to any failure by the Company (or Sellers, ZMC Blocker or Management Holdcos) to consummate the Closing as required by Section 2.2;

(c) by Buyer if the Company (including Sellers, ZMC Blocker and Management Holdcos) does not consummate the Closing within five Business Days after the satisfaction (or waiver) of the conditions set forth in Article X (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party); provided, that Buyer provides written notice to the Company that Buyer is ready, willing and able to consummate the Closing and remains ready, willing and able to consummate the Closing through and after the expiration of such five Business Day period;

(d) by the Company, if any of the representations or warranties of Buyer set forth in Article VII is not true and correct or if Buyer has failed to perform any covenant or agreement on the part of Buyer set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 10.3(a) or Section 10.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured (if such breach is able to be cured) prior to the earlier of, and following prompt written notice thereof to Buyer, (i) the Business Day prior to the Outside Date and (ii) the date that is 15 days after written notice thereof is delivered to Buyer; provided, that at the time of delivery of such notice none of the Company, Sellers, ZMC Blocker or Management Holdcos are then in breach of this Agreement so as to cause a condition to Closing set forth in either Section 10.2(a) or Section 10.2(b) to fail to be satisfied; provided, further, that such 15-day cure period will not apply to any failure by Buyer to consummate the Closing as required by Section 2.2;

(e) by the Company, if Buyer does not consummate the Closing within five Business Days after the satisfaction (or waiver) of the conditions set forth in Article X (other than those conditions to be satisfied by the delivery of documents or taking of any other action at the Closing by any Party); provided, that the Company provides written notice to Buyer that the Company, ZMC Blocker, Management Holdcos and Sellers are ready, willing and able to consummate the Closing and remain ready, willing and able to consummate the Closing through and after the expiration of such five Business Day period;

(f) by the Company or Buyer, if the transactions contemplated by this Agreement are not consummated on or prior to September 11, 2024 (the “Outside Date”; provided that the Outside Date shall automatically be extended to November 11, 2024 if the Heritage Opinion is not obtained by September 11, 2024) and the Party seeking to terminate this Agreement pursuant to this Section 11.1(f) is not in breach of any representation, warranty or covenant set forth in this Agreement, which breach causes the conditions set forth in Section 10.2(a), Section 10.2(b), Section 10.2(c), Section 10.3(a), or Section 10.3(b), to fail to be satisfied; provided, that the Party seeking to terminate this Agreement pursuant to this Section 11.1(f) has complied with Section 8.8 and Section 8.9; or

(g) by the Company or Buyer, if any Governmental Entity will have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action will have become final and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 11.1(g) has complied with Section 8.8 and Section 8.9.

The Party desiring to terminate this Agreement pursuant to this Section 11.1 (other than Section 11.1(a)) shall give prompt written notice of such termination to the other Party.

Section 11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 11.1, this entire Agreement will forthwith become void (and there will be no liability or obligation on the part of any Party or any of their respective Representatives or equityholders), except that (a) this Section 11.2, Section 8.3, the last sentence of Section 8.4 and Article XII shall survive such termination and remain valid and binding obligations of the Parties, and (b) provided that no termination of this Agreement shall in any way relieve any Party from any liability or damages (which shall be deemed in such event to be damages of Sellers and which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) to any other Party for Fraud or any willful and intentional breach by such Party of the terms of this Agreement prior to or in connection with such termination. For purposes of this Section 11.2, “willful and intentional breach” shall mean a deliberate act or a deliberate failure to act, which act or failure to act constitutes in and of itself a material breach of this Agreement, regardless of whether breaching was the conscious object of the act or failure to act.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by duly authorized officers of Buyer and Sellers’ Representative. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 12.1 will be void.

Section 12.2 Extension; Waiver. At any time prior to the earlier of the Closing and the Outside Date, the Company may (a) extend the time for the performance of any of the obligations or other acts of Buyer contained herein, (b) waive any inaccuracies in the representations and warranties of Buyer contained herein or in any document, certificate or writing delivered by Buyer pursuant hereto or (c) waive compliance by Buyer with any of the agreements or conditions contained herein. At any time prior to the earlier of the Closing and the Outside Date, Buyer may (i) extend the time for the performance of any of the obligations or other acts of Sellers, Sellers’ Representative, the Company, ZMC Blocker or Management Holdcos contained herein, (ii) waive any inaccuracies in the representations and warranties of Sellers, Sellers’ Representative, the Company, ZMC Blocker or Management Holdcos contained herein or in any document, certificate or writing delivered by Sellers, Sellers’ Representative, the Company, ZMC Blocker or Management Holdcos pursuant hereto or (iii) waive compliance by Sellers, Sellers’ Representative, the Company, ZMC Blocker or Management Holdcos with any of the agreements or conditions contained herein. Any agreement on the part of any Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party. The failure or delay of any Party to assert any of its rights hereunder will not constitute a waiver of such rights.

Section 12.3 Entire Agreement; Assignment. This Agreement (including the Exhibits, Schedules and any side letters hereto), the Ancillary Documents and the Confidentiality Agreement (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and (b) shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any Party with respect to the transactions contemplated hereby or thereby other than those expressly set forth herein or therein or in any document required to be delivered hereunder or thereunder. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of Buyer and Sellers’ Representative, except that (x) Buyer may assign this Agreement without consent to any of its Affiliates (provided that any such assignment shall not relieve Buyer of its obligations hereunder), (y) any individual (non-entity) Seller may assign any of such Seller’s right to payment and collection, effective upon such Seller’s death or incapacity, to such Seller’s successors or legal representatives, and (z) Management Sellers may assign to any transferees of such Management Seller’s Management Holdco Securities as permitted under Section 8.22 of this Agreement in connection with the Management Holdco Reorganization (provided that any such assignment shall not relieve such Seller of its obligations hereunder). Any attempted assignment of this Agreement not in accordance with the terms of this Section 12.3 shall be void. The Parties hereby agree that the Confidentiality Agreement shall continue in full force and effect until the Closing, at which time the Confidentiality Agreement shall automatically terminate. If this Agreement is terminated prior to the Closing, then the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 12.4 Notices. All notices, requests, claims, demands and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by e-mail (and will be deemed to have been duly given upon non-automated confirmation of receipt or if no non-automated confirmation of receipt is received, will be deemed to have been duly given upon the immediate next Business Day), or by registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

To Buyer, or to the Group Companies (after the Closing), ZMC Blocker (after the Closing) or Management Holdcos (after the Closing):

Scholastic Inc.

557 Broadway

New York, NY 10012

Attention: Jeffrey Mathews; Andrew S. Hedden

Email: jeffreymathews@scholastic.com; ahedden@scholastic.com with copies (which will not constitute notice to Buyer) to:

Baker & McKenzie, LLP

452 Fifth Avenue

New York, NY 10018

Attention: Thomas J. Rice; Laura Estrada-Vasquez

Email: thomas.rice@bakermckenzie.com; laura.estrada-

vasquez@bakermckenzie.com

Dentons Canada LLP

77 King Street West

Suite 400

Toronto, Ontario M5K 0A1

Attention: Andrew Bourns

Email: andrew.bourns@dentons.com

To Sellers’ Representative, any Seller, the Group Companies (prior to the Closing), ZMC Blocker (prior to the Closing) or Management Holdcos (prior to the Closing):

ZMC Niagara Investment (Cayman), L.P.

c/o ZMC Management, L.L.C.

110 East 59th Street, 24th Floor

New York, New York 10022

Attention: Andrew Vogel; Jordan Turkewitz; Jason Sporer; Stephanie Kim

E-mail: vogel@zmclp.com; turkewitz@zmclp.com; sporer@zmclp.com;

kim@zmclp.com

Vince Commisso

60 Noah Crescent

Woodbridge, ON L4H 1Z4, Canada

Attention: Vince Commisso

E-mail: vcommisso@rogers.com

with copies (which will not constitute notice to Sellers’ Representative, any Seller, the Group Companies (prior to the Closing), ZMC Blocker (prior to the Closing) or Management Holdcos (prior to the Closing)) to:

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067

Attention: Daniel Clivner; Payom Pirahesh; Luke Ashworth

E-mail: dclivner@sidley.com; ppirahesh@sidley.com; lashworth@sidley.com

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, ON M5H 2S7, Canada

Attention: Jonathan Feldman and Michelle Vigod

E-mail: jonfeldman@goodmans.ca; mvigod@goodmans.ca

McCarthy Tétrault LLP

TD Bank Tower

66 Wellington Street West, Suite 5300

Toronto, ON M5K 1E6, Canada

Attention: Jonathan See and Jeremy Pleasant

E-mail: jsee@mccarthy.ca; jpleasant@mccarthy.ca

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 12.5 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 12.6 Fees and Expenses; Transfer Taxes. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the Party incurring such fees or expenses. Notwithstanding the foregoing or anything to the contrary herein, Buyer will pay for the following fees and expenses (which such fees and expenses, for the avoidance of doubt, shall not constitute Seller Expenses hereunder): (a) all Transfer Taxes that are imposed on any of the Parties by any Governmental Entity in connection with the transactions contemplated hereby, (b) all fees and expenses in connection with the Representations and Warranties Policy, (c) all fees and expenses of the Paying Agent, and (d) the premium of any D&O Tail Policy.

Section 12.7 Construction; Interpretation. The term “this Agreement” means this Securities Purchase Agreement together with the Schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms of this Agreement. The headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (b) masculine gender will also include the feminine and neutral genders, and vice versa; (c) words importing the singular will also include the plural, and vice versa; (d) the words “include,” “includes” or “including” will be deemed to be followed by the words “without limitation”; (e) any reference to any federal, state, provincial, territorial, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise; (f) any reference to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; (g) all references to dollars or $ shall mean Canadian dollars, unless specifically stated otherwise; (h) the term “made available” means, with respect to any document or information, that the same has been made available to Buyer by means of the virtual dataroom established by the Company, ZMC Blocker or Management Holdcos or otherwise delivered, made available or provided to Buyer or its representatives electronically, physically or by other means or on behalf of the Company, ZMC Blocker, Management Holdcos, Sellers, an Affiliate or one or more of the respective representatives of each; (i) whenever this Agreement refers to a number of days, such number shall refer to calendar days, unless such reference is specifically to “Business Days”; and (j) whenever the word “or” is used in this Agreement, it shall not be deemed exclusive (i.e., unless context requires otherwise “or” will be interpreted to mean “and/or” rather than “either/or”). Each of the Parties acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 12.8 Exhibits and Schedules. All exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement. Any item disclosed in any Schedule referenced by a particular Section in this Agreement will be deemed to have been disclosed with respect to every other Section in this Agreement if the relevance of such disclosure to such other Section is reasonably apparent. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any Schedule is not intended to imply that such amounts, or higher or lower amounts or the items so included or other items, are or are not material, and no Party will use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy as to whether any obligation, items or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

Section 12.9 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 8.10, Section 8.13 and Section 12.12 (with respect to the Persons referenced therein) and the Parties expressly acknowledge and agree that Scholastic Inc. shall be entitled to enforce and raise any equivalent rights as Buyer has or would have against the Sellers under this Agreement as third party beneficiary.

Section 12.10 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement will remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.

Section 12.11 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed”, “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the other Ancillary Documents shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign). The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable Law, including, without limitation, any state Law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 12.12 No Recourse. Notwithstanding anything herein to the contrary, each Party agrees, on behalf of itself and its Related Persons, that all claims or proceedings (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any other Ancillary Document, or the transactions contemplated hereunder or thereby; (b) the negotiation, execution or performance of any Ancillary Document (including any representation or warranty made in connection with or as an inducement to any Ancillary Document); (c) any breach or violation of this Agreement or any other Ancillary Document; and (d) any failure of any of the transactions contemplated hereunder or thereunder to be consummated, in each case, may be made only against (and are those solely of), in this case of this Agreement, the Persons that are expressly identified as parties to this Agreement, and in the case of the other Ancillary Documents, the applicable parties thereto, and in accordance with, and subject to the terms and conditions of such Ancillary Documents. Notwithstanding anything in this Agreement or any of the other Ancillary Documents to the contrary, each Party agrees, on behalf of itself and its Related Parties, that no recourse under this Agreement or any of the other Ancillary Documents or any of the transactions contemplated hereunder or thereunder will be sought or had against any other Person, including any Related Party, and no other Person, including any Related Party, will have any personal liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), it being expressly agreed and acknowledged that no personal liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (a) through (d), in each case, except for claims that the Company, ZMC Blocker, Management Holdcos, Sellers or Buyer, as applicable, may assert: (i) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement; or (ii) against Sellers or Buyer, as applicable, solely in accordance with, and pursuant to the terms and conditions of, this Agreement.

Section 12.13 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE OUT OF, OR WITH RESPECT TO, THIS AGREEMENT OR THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE

IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS OF THIS SECTION 12.13. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 12.14 Jurisdiction and Venue. Each Party irrevocably and unconditionally agrees that any Action arising out of or relating to this Agreement and the rights and obligations arising under this Agreement, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising under this Agreement brought by another Party or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. Each Party irrevocably submits with regard to any Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each Party irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 12.14, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Law, any claim that (A) the Action in such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts. Each Party also agrees that any final, non-appealable judgment against a Party in connection with any Action shall be conclusive and binding on such Party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Each Party agrees that service of summons and complaint or any other process that might be served in any Action may be made on such Party by sending or delivering a copy of the process to the Party to be served at the address of the Party and in the manner provided for the giving of notices in Section 12.14. Nothing in this Section 12.14, however, will affect the right of any Party to serve legal process in any other manner permitted by law. Each Party agrees that a final, non-appealable judgment in any Action so brought will be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

Section 12.15 Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated hereby) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that, prior to the valid termination of this Agreement pursuant to Section 10.1, the Parties will be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case without posting a bond or undertaking, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity, other than on the basis that such remedy is not expressly available pursuant to the terms of this Agreement. The Parties further agree that (i) by seeking the remedies provided for in this Section 12.15, a Party shall not in any respect waive its right to seek at any time any other form of relief that may be available to a Party under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 12.15 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 12.15 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 12.15 prior or as a condition to exercising any termination right under Article XI (and pursuing monetary damages after such termination), nor shall the commencement of any legal proceeding pursuant to this Section 12.15 or anything set forth in this Section 12.15 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article XI or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 12.16 Waiver of Conflicts. It is acknowledged by the Parties that the Group Companies (including the Company), ZMC Blocker, Sellers and Sellers’ Representative and each of their respective Affiliates have retained Sidley Austin LLP (“Sidley”) and Goodmans LLP (“Goodmans”) to act as their counsel in connection with the transactions contemplated hereby and that Sidley and Goodmans have not acted as counsel for any other party in connection with the transactions contemplated hereby. Buyer, each Group Company (including the Company), ZMC Blocker and each Management Holdco hereby agree that, in the event that a dispute arises after the Closing between Buyer, any Group Company (including the Company), ZMC Blocker, or any Management Holdco, on the one hand, and any Seller or Sellers’ Representative, on the other hand, Sidley and Goodmans may represent any or all Sellers or Sellers’ Representative in such dispute even though the interests of such Seller(s) or Sellers’ Representative may be directly adverse to Buyer, any Group Company (including the Company), ZMC Blocker, any Management Holdco or any of their respective Subsidiaries, and even though Sidley and Goodmans formerly may have represented any Group Company (including the Company), ZMC Blocker or any of their Subsidiaries in a matter substantially related to such dispute. Buyer further agrees that, in connection with any future dispute between Buyer, any Group Company (including the Company), ZMC Blocker, any Management Holdco or any of their respective Affiliates, on the one hand, and any of Sellers or Sellers’ Representative or their respective Affiliates, on the other hand, with respect to the transactions contemplated by this Agreement, as to all communications among Sidley, Goodmans, any Seller, Sellers’ Representative, the Company (prior to the Closing), ZMC Blocker (prior to the Closing), any Management Holdco (prior to the Closing) or any of its or their respective Subsidiaries (with respect to the Company’s, ZMC Blocker’s or any Management

Holdco’s respective Subsidiaries, prior to the Closing) and any direct or indirect equityholder of any of the foregoing that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to the applicable Seller, equityholder or Sellers’ Representative, as the case may be, and may be controlled by such Seller, such equityholder or Sellers’ Representative, as the case may be, and shall not pass to or be claimed by Buyer, the Company (following the Closing), ZMC Blocker (following the Closing), any Management Holdco (following the Closing) or any of their respective Subsidiaries (with respect to the Company’s, ZMC Blocker’s or any Management Holdco’s respective Subsidiaries, following the Closing). For the avoidance of doubt, in the event that a dispute arises between Buyer, any Group Company (including the Company), ZMC Blocker, any Management Holdco or any of their respective Subsidiaries and a third party other than in connection with this Agreement after the Closing, the applicable Group Company, ZMC Blocker, applicable Management Holdco or any of their respective Subsidiaries may assert the attorney-client privilege to prevent disclosure.

Section 12.17 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Section 12.18 Termination of Existing Shareholders Agreement and Side Letters. Each Seller, the Company, ZMC Blocker and each Management Holdco hereby acknowledges and agrees that the Existing Shareholders Agreement shall automatically terminate without any further action by any Person and be of no further force or effect concurrently with the Closing. Each Seller, each Group Company, ZMC Blocker and each Management Holdco hereby acknowledges and agrees that any side letters between any Seller, on the one hand, and any Group Company, ZMC Blocker or any Management Holdco, on the other hand, shall automatically terminate without any further action by any Person and be of no further force or effect concurrently with the Closing.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties has caused this Securities Purchase Agreement to be duly executed on its behalf as of the day and year first above written.

COMPANY:

NIAGARA INVESTMENTS, LTD.

By:	/s/ Vince Commisso
Name: Vince Commisso
Title: President

[Signature Page to Securities Purchase Agreement]

ZMC BLOCKER:

ZMC NIAGARA INVESTMENT (CANADA),
LTD.

By:	/s/ Andrew Vogel
Name: Andrew Vogel
Title: Director

[Signature Page to Securities Purchase Agreement]

SELLERS’ REPRESENTATIVE:

ZMC NIAGARA INVESTMENT (CAYMAN),
L.P.
By its general partner
ZMC Partners II (Cayman), L.P.
By its general partner
ZMC Partners II (Cayman GP), Ltd.

By:	/s/ Andrew Vogel
Name: Andrew Vogel
Title: Director

VINCE COMMISSO

By:	/s/ Vince Commisso
Name: Vince Commisso

[Signature Page to Securities Purchase Agreement]

ZMC SELLER:

ZMC NIAGARA INVESTMENT (CAYMAN),
L.P.
By its general partner
ZMC Partners II (Cayman), L.P.
By its general partner
ZMC Partners II (Cayman GP), Ltd.

By:	/s/ Andrew Vogel
Name: Andrew Vogel
Title: Director

[Signature Page to Securities Purchase Agreement]

MANAGEMENT HOLDCOS:

FANSEA INVESTMENTS LTD.

By:	/s/ Vince Commisso
Name: Vince Commisso
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

2424886 ONTARIO LIMITED

By:	/s/ Steven Jarosz
Name: Steven Jarosz
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

TZIA LIMITED

By:	/s/ Natalie Osborne
Name:	Natalie Osborne
Title:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

MANAGEMENT SELLERS:

UXL INVESTMENT MANAGEMENT
CORPORATION

By:	/s/ Vince Commisso
Name:	Vince Commisso
Title:	Authorized Signatory

COMMISSO TRUST

By:	/s/ Vince Commisso
Name:	Vince Commisso
Title:	Authorized Signatory

VINCE COMMISSO, solely in respect of his obligations under Section 8.12(k)

By:	/s/ Vince Commisso
Name: Vince Commisso

[Signature Page to Securities Purchase Agreement]

MOON SHADOW INC.

By:	/s/ Steven Jarosz
Name:	Steven Jarosz
Title:	Authorized Signatory

JAROSZ TRUST

By:	/s/ Steven Jarosz
Name:	Steven Jarosz
Title:	Authorized Signatory

STEVEN JAROSZ, solely in respect of his obligations under Section 8.12(k)

By:	/s/ Steven Jarosz
Name:	Steven Jarosz

[Signature Page to Securities Purchase Agreement]

NATALIE OSBORNE

By:	/s/ Natalie Osborne
Name: Natalie Osborne

OSBORNE 2012 FAMILY TRUST

By:	/s/ Natalie Osborne
Name: Natalie Osborne
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

NIAGARA SELLERS:

SB MEDIA HOLDINGS UC

By:	/s/ Cathal Gaffney
Name: Cathal Gaffney
Title: Director

[Signature Page to Securities Purchase Agreement]

NEIL COURT

By:	/s/ Neil Court
Name: Neil Court

[Signature Page to Securities Purchase Agreement]

LOUISE CORNALLY

By:	/s/ Louise Cornally
Name: Louise Cornally

[Signature Page to Securities Purchase Agreement]

GILLIAN HIGGINS

By:	/s/ Gillian Higgins
Name: Gillian Higgins

[Signature Page to Securities Purchase Agreement]

ACADIA WOODS PARTNERS LLC

By:	/s/ Jeff Samberg
Name: Jeff Samberg
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

ANGELA SANTOMERO

By:	/s/ Angela Santomero
Name: Angela Santomero

[Signature Page to Securities Purchase Agreement]

JOSHUA POKEMPNER

By:	/s/ Joshua Pokempner
Name: Joshua Pokempner

[Signature Page to Securities Purchase Agreement]

FANG WANG

By:	/s/ Fang Wang
Name: Fang Wang

[Signature Page to Securities Purchase Agreement]

DANIEL HARJANTO SETYAWAN

By:	/s/ Daniel Harjanto Setyawan
Name: Daniel Harjanto Setyawan

[Signature Page to Securities Purchase Agreement]

BUYER:

1000815816 ONTARIO INC.

By:	/s/ Jeffrey Mathews
Name: Jeffrey Mathews
Title: Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A – Part I

Niagara Sellers and Company Securities

Niagara Seller Name	Number of Company Securities Owned

SB Media Holdings UC	[**] Class C Non-Voting Shares

Neil Court	[**] Class A Voting Shares; [**] Class A Non-Voting Shares; [**] Class C Non-Voting Shares

Louise Cornally	[**] Class C Non-Voting Shares

Gillian Higgins	[**] Class C Non-Voting Shares

Acadia Woods Partners LLC	[**] Class D Non-Voting Shares

Angela Santomero	[**] Class D Non-Voting Shares

Joshua Pokempner	[**] Class D Non-Voting Shares

Fang Wang	[**] Class D Non-Voting shares

Daniel Harjanto Setyawan	[**] Class D Non-Voting Shares

**	Confidential treatment requested for redacted information

EXHIBIT A – Part II

ZMC Seller and ZMC Blocker Securities

ZMC Seller Name	Number of ZMC Blocker Securities Owned

ZMC Niagara Investment (Cayman), L.P.	[**] Common shares

**	Confidential treatment requested for redacted information

EXHIBIT A – Part III

Management Sellers and Management Holdco Securities

Person	Management Holdco Securities

UXL Investment Management Corporation	[**] Class A special shares of Fansea Investments Ltd.

Commisso Trust	[**] common shares of Fansea Investments Ltd.

Natalie Osborne	[**] Class A special shares of Tzia Limited
[**] Class B special shares of Tzia Limited

Osborne 2012 Family Trust	[**] common shares of Tzia Limited

Moon Shadow Inc.	[**] Class A special shares of 2424886 Ontario Limited

Jarosz Trust	[**] common shares of 2424886 Ontario Limited

**	Confidential treatment requested for redacted information

EXHIBIT B – Part I

Form of Escrow Agreement

(Attached.)

EXHIBIT B – Part II

Form of Paying Agent Agreement

(Attached.)

EXHIBIT C

Working Capital Calculation

The Working Capital Calculation set out below as at August 31, 2023 has been included for illustrative purposes only. The line items included represent the only line items to be included in Closing Net Working Capital; however, the amounts contained within the line items shall not form part of the calculation of Closing Net Working Capital and remain subject to the terms and provisions of the Agreement, including Exhibit G and Section 2.4(d) therein. In addition, Closing Net Working Capital shall be prepared in the same form and format as set out in the Working Capital Calculation.

(Working Capital Calculation attached.)

EXHIBIT D

[Reserved]

EXHIBIT E

Form of Shareholders’ Agreement

(Attached.)

EXHIBIT F

Form of Closing Certificate

(Attached.)

EXHIBIT G

Specific Policies

1.	Capitalized terms used but not defined in this Exhibit G shall have the meanings ascribed to such terms in the Agreement.

2.

The Estimated Closing Statement, the Closing Statement and the determinations and calculations contained therein (the “Calculations”) shall be prepared as if the Closing Date occurs at a financial year end and in accordance with those specific procedures that would be adopted at a financial year-end, including detailed analysis of accruals and cut-off procedures. No item shall be excluded from the Calculations solely on the grounds of materiality.

3.	The Calculations will be based on facts and circumstances as they exist as of immediately prior to the Closing or the Adjustment Time (as applicable).

4.	The Calculations will not include any purchase accounting adjustments arising out of the consummation of the transactions contemplated in the Agreement.

5.

The provisions of this Exhibit G shall be interpreted so as to avoid double counting (whether positive or negative) of any amount to be included in the Estimated Closing Statement calculation prepared by Sellers or the Closing Statement prepared by Buyer.

6.

Subject to any other Specific Policy, in calculating Closing Net Working Capital, there shall be no change in the classification: a) to a current asset of any particular asset that has not been characterized as a current asset in Exhibit C of the Agreement, or b) to a long-term liability of any particular liability that has not been characterized as a long-term liability in Exhibit C of the Agreement (in each case, other than any such changes resulting solely from the passage of time).

7.	Intercompany balances between the Group Companies and between any of the Group Companies, on the one hand, and ZMC Blocker, on the other hand, shall be reconciled and eliminated.

8.

Any amounts receivable from the Sellers or their Affiliates shall be excluded from the Calculations. Any amounts owed to the Sellers or their Affiliates shall be considered a liability in either Closing Net Working Capital or Closing Indebtedness.

9.

The Calculations will be prepared in Canadian dollars. Assets and liabilities denominated in a currency other than Canadian dollars shall be converted into Canadian dollars at the exchange rate applicable to such other currency as published by Bloomberg on the Business Day immediately prior to the Closing Date.

10.

For the avoidance of doubt, to the extent any new account codes are created between August 31, 2023 and Closing, the amounts included therein will be allocated to an account code existing as of August 31, 2023 which is closest in nature and classification to the new account code.

11.	For the avoidance of doubt, the Calculations shall exclude:

(1)	Restricted Cash

(2)	Assets or contra liabilities associated with Indebtedness, including unamortized debt issuance costs

(3)	Any long-term portion of Investments in TV and Distribution Rights

(4)	All assets associated with Portfolio Entertainment Inc. and its related entities whether current or non-current in nature

(5)	Any unpaid severance obligations

(6)	Any accrued or earned, but unpaid, bonus obligations

EXHIBIT H

[Reserved]

EXHIBIT I

Form of Release of SAR Recipients

(Attached.)

EXHIBIT J

Representations and Warranties Policy

(Attached.)

EXHIBIT K

Neil Court Payment Direction Letter

(Attached.)

EXHIBIT L

Management Holdco Reorganization

(Attached.)